EXECUTION COPY AGREEMENT AND PLAN OF MERGER by and among INDEPENDENCE CONTRACT DRILLING, INC., PATRIOT SARATOGA MERGER SUB, LLC, SIDEWINDER DRILLING LLC, and MSD Credit Opportunity Master Fund, L.P., in its capacity as Members’ Representative, Dated as of July 18, 2018 DB1/ 97944280.20

TABLE OF CONTENTS Page Article I DEFINITIONS AND INTERPRETATIONS ........................................................ 2 1.1 Definitions........................................................................................................ 2 1.2 Interpretations .................................................................................................. 2 Article II THE MERGER; CLOSING; CONVERSION ....................................................... 3 2.1 The Merger....................................................................................................... 3 2.2 Closing ............................................................................................................. 3 2.3 Effect of the Merger ......................................................................................... 4 2.4 Organizational Documents of the Surviving Company ................................... 4 2.5 Managers and Officers of the Surviving Company ......................................... 4 2.6 Directors and Officers of the Parent ................................................................ 4 2.7 Conversion ....................................................................................................... 5 Article III EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE COMPANY AND MERGER SUB ........................................................ 5 3.1 Conversion of Company Units......................................................................... 5 Article IV THE MERGER CONSIDERATION ..................................................................... 5 4.1 Payments .......................................................................................................... 5 4.2 Other Deliveries and Actions at Closing ......................................................... 7 4.3 Invoices ............................................................................................................ 7 4.4 Consideration Letter......................................................................................... 8 Article V REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY............................................................................................................ 8 5.1 Organization; Qualification ............................................................................. 8 5.2 Authority; Enforceability ................................................................................. 8 5.3 Non-Contravention .......................................................................................... 9 5.4 Consents and Approvals .................................................................................. 9 5.5 Capitalization ................................................................................................... 9 5.6 Company Subsidiaries ................................................................................... 10 5.7 Compliance with Law .................................................................................... 10 5.8 Real Property ................................................................................................. 10 5.9 Tangible Personal Property ............................................................................ 12 i DB1/ 97944280.20

5.10 Financial Statements; Accountants ................................................................ 12 5.11 Absence of Certain Changes .......................................................................... 13 5.12 Environmental Matters................................................................................... 13 5.13 Material Contracts .......................................................................................... 14 5.14 Legal Proceedings; Orders ............................................................................. 16 5.15 Permits ........................................................................................................... 17 5.16 Taxes .............................................................................................................. 17 5.17 Employee Benefits ......................................................................................... 18 5.18 Labor Matters ................................................................................................. 20 5.19 Certain Transactions and Interests; Absence of Owed Fees .......................... 21 5.20 Insurance Coverage ........................................................................................ 22 5.21 Intellectual Property ....................................................................................... 22 5.22 Absence of Certain Claims ............................................................................ 24 5.23 Brokers’ Fee ................................................................................................... 24 5.24 Information Supplied ..................................................................................... 24 Article VI REPRESENTATIONS AND WARRANTIES OF THE PARENT AND MERGER SUB .................................................................................................... 24 6.1 Organization; Qualification ........................................................................... 25 6.2 Authority; Enforceability ............................................................................... 25 6.3 Non-Contravention ........................................................................................ 25 6.4 Consents and Approvals ................................................................................ 26 6.5 Capitalization ................................................................................................. 26 6.6 Parent Subsidiaries ......................................................................................... 27 6.7 Compliance with Law .................................................................................... 27 6.8 Real Property ................................................................................................. 27 6.9 Tangible Personal Property ............................................................................ 28 6.10 Parent SEC Reports........................................................................................ 29 6.11 Financial Statements ...................................................................................... 30 6.12 Absence of Certain Changes .......................................................................... 31 6.13 Environmental Matters................................................................................... 31 6.14 Parent Material Contracts .............................................................................. 32 6.15 Legal Proceedings; Orders ............................................................................. 32 6.16 Permits ........................................................................................................... 33 ii DB1/ 97944280.20

6.17	Taxes	33
6.18	Parent Employee Benefits	34
6.19	Labor Matters	36
6.20	Insurance Coverage	37
6.21	Intellectual Property	37
6.22	Business Conduct of Merger Sub	39
6.23	Brokers' Fee	39
6.24	Information Supplied	39
6.25	Opinion	39
6.26	New Term Loan Commitment Letter	40
Article VII	COVENANTS OF THE PARTIES	40
7.1	Conduct of the Company's Business	40
7.2	Conduct of the Parent's Business	43
7.3	Notice of Certain Events	47
7.4	Access to Information	47
7.5	Governmental Approvals	48
7.6	Further Assurances	49
7.7	Public Statements	49
7.8	Confidentiality	50
7.9	Employee Matters	50
7.10	No Solicitation by Company	51
7.11	No Solicitation by Parent	52
7.12	Company Organizational Document Provisions Regarding Indemnification	53
7.13	D&O Insurance	54
7.14	Tax Matters	54
7.15	Interim Financial Statements	55
7.16	Proxy Statement	56
7.17	Parent Special Meeting	57
7.18	Listing	59
7.19	Termination of Affiliate Transaction Contracts	59
7.20	Rule 16b-3	59
7.21	Financing	59

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7.22 Mechanical Rigs............................................................................................. 62 7.23 Transaction Litigation .................................................................................... 63 7.24 Capitalization Update..................................................................................... 63 Article VIII CONDITIONS TO CLOSING ............................................................................ 63 8.1 Conditions to Obligations of Each Party ....................................................... 63 8.2 Conditions to Obligations of the Parent and Merger Sub .............................. 64 8.3 Conditions to Obligations of the Company ................................................... 65 Article IX TERMINATION .................................................................................................. 65 9.1 Termination Rights ........................................................................................ 65 9.2 Effect of Termination ..................................................................................... 67 9.3 Expenses; Termination Fees .......................................................................... 67 Article X [RESERVED] ...................................................................................................... 70 Article XI CONSENT TO JURISDICTION ......................................................................... 70 11.1 Sole and Exclusive Method for Resolution of Disputes ................................ 70 11.2 Negotiation Between Executives ................................................................... 70 11.3 Consent to Jurisdiction ................................................................................... 71 11.4 Waiver of Jury Trial ....................................................................................... 72 11.5 Specific Performance ..................................................................................... 72 Article XII GENERAL PROVISIONS .................................................................................. 72 12.1 Nonsurvival of Representations and Warranties............................................ 72 12.2 Amendment and Modification ....................................................................... 72 12.3 Waiver of Compliance; Consents .................................................................. 73 12.4 Notices ........................................................................................................... 73 12.5 Assignment .................................................................................................... 74 12.6 Third Party Beneficiaries ............................................................................... 74 12.7 Governing Law .............................................................................................. 75 12.8 Entire Agreement ........................................................................................... 75 12.9 Severability .................................................................................................... 75 12.10 Representation by Counsel ............................................................................ 75 12.11 Disclosure Letters .......................................................................................... 75 12.12 PDF; Counterparts ......................................................................................... 76 12.13 Financing Sources .......................................................................................... 76 Article XIII THE MEMBERS’ REPRESENTATIVE ............................................................ 76 iv DB1/ 97944280.20

13.1 Members’ Representative .............................................................................. 76 v DB1/ 97944280.20

Exhibit A DEFINITIONS vi DB1/ 97944280.20

AGREEMENT AND PLAN OF MERGER AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of July 18, 2018 (the “Execution Date”), by and among Independence Contract Drilling, Inc., a Delaware corporation (the “Parent”), Patriot Saratoga Merger Sub LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of the Parent (“Merger Sub”), Sidewinder, LLC, a Delaware limited liability company (the “Company”), and MSD Credit Opportunity Master Fund, L.P., a Delaware limited partnership, in its capacity as representative of the Members (the “Members’ Representative”). Each of the parties to this Agreement is sometimes referred to individually in this Agreement as a “Party” and all of the parties to this Agreement are sometimes collectively referred to in this Agreement as the “Parties”. R E C I T A L S WHEREAS, the Board of Managers of the Company (the “Company Board”), by written consent, has: (a) determined that this Agreement and the transactions contemplated hereby, including the merger of Merger Sub with and into the Company (the “Merger”), are fair to, and in the best interests of, the Members; (b) approved and declared advisable this Agreement, the Conversion Agreement and the Transactions, including the Merger and the Conversion; (c) directed that this Agreement be submitted to the Members for adoption and that the Note Conversion Agreement and issuance of additional Class A Units in the Conversion be submitted to the Members for approval; and (d) recommended that the Members approve and adopt this Agreement, and approve the Note Conversion Agreement and the Transactions, including the Merger and the Conversion; WHEREAS, the Board of Directors of the Parent (the “Parent Board”), at a meeting duly called and held by unanimous vote, has: (a) determined that this Agreement and the Transactions are fair to, and in the best interests of, the Parent and the Parent’s stockholders; (b) approved and declared advisable this Agreement and the Transactions; (c) directed that the issuance of the Specified Parent Common Stock be submitted to the Parent’s stockholders for approval; and (d) recommended that the Parent’s stockholders approve the issuance of the Specified Parent Common Stock; WHEREAS, Parent, as sole member and the member-manager of Merger Sub, by written consent, has: (a) determined that this Agreement and the Transactions, including the Merger, are fair to, and in the best interests of, Merger Sub’s sole member; and (b) adopted and approved this Agreement and the Merger upon the terms and subject to the conditions set forth in this Agreement; WHEREAS, as a material inducement and a condition to Parent’s and Merger Sub’s willingness to enter into this Agreement, concurrently with the execution and delivery of this Agreement, certain Members of the Company and Company Noteholders have entered into a Stockholders’ Agreement with Parent, with certain terms to be effective contingent upon the consummation of the Merger (the “Stockholders’ Agreement”); 1 DB1/ 97944280.20

WHEREAS, as a material inducement and a condition to Parent’s, Merger Sub’s and the Company’s willingness to enter into this Agreement, concurrently with the execution and delivery of this Agreement, the Members holding all of the Series A Common Units of the Company and all of the Company Noteholders have entered into the Contribution, Exchange and Restructuring Agreement with the Company (the “Note Conversion Agreement”); WHEREAS, as a material inducement and a condition to the Company’s willingness to enter into this Agreement, concurrently with the execution and delivery of this Agreement, certain officers and directors who are stockholders of the Parent have entered into a Voting and Support Agreement with the Company (the “Parent Voting Agreement”); and WHEREAS, (i) the MSD Representative (as defined in the Company LLC Agreement) and (ii) the Members holding all of the Series A Common Units (including each Person that will hold Series A Common Units immediately prior to Closing pursuant to the Note Conversion Agreement) has executed a written consent adopting and approving this Agreement and the Merger upon the terms and subject to the conditions set forth in this Agreement, and approving the Note Conversion Agreement and the Conversion; NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained in this Agreement, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parent, Merger Sub and the Company agree as follows: ARTICLE I DEFINITIONS AND INTERPRETATIONS 1.1 Definitions. Capitalized terms used in this Agreement but not defined in the body of this Agreement shall have the meanings ascribed to them in Exhibit A. Capitalized terms defined in the body of this Agreement are listed in Exhibit A with reference to the location of the definitions of such terms in the body of this Agreement. 1.2 Interpretations. In this Agreement, unless a clear contrary intention appears: (a) the singular includes the plural and vice versa; (b) reference to a Person includes such Person’s successors and assigns but, in the case of a Party, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity; (c) reference to any gender includes the other gender; (d) references to any Exhibit, Schedule, Section, Article, Annex, subsection and other subdivision refer to the corresponding Exhibits, Schedules, Sections, Articles, Annexes, subsections and other subdivisions of this Agreement unless expressly provided otherwise; (e) references in any Section or Article or definition to any clause means such clause of such Section, Article or definition; (f) “hereunder,” “hereof,” “hereto” and words of similar import are references to this Agreement as a whole and not to any particular provision of this Agreement; (g) the word “or” is not exclusive, and the word “including” (in its various forms) means “including without limitation”; (h) each accounting term not otherwise defined in this Agreement has the meaning commonly applied to it in accordance with GAAP; (i) references to “days” are to calendar days; (j) when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in 2 DB1/ 97944280.20 calculating such period shall be excluded, and if the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day; (k) all references to money refer to the lawful currency of the United States; (l) references in this Agreement to any document, instrument or agreement (including this Agreement) (i) includes and incorporates all Exhibits, Schedules and other attachments thereto, (ii) includes all documents, instruments or agreements issued or executed in replacement thereof and (iii) means such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified or supplemented from time to time in accordance with its terms and in effect at any given time; and (m) a particular Law means such Law, as amended, modified, supplemented or succeeded from time to time. The Table of Contents and the Article and Section titles and headings in this Agreement are inserted for convenience of reference only and are not intended to be a part of, or to affect the meaning or interpretation of, this Agreement. The Parties have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. ARTICLE II THE MERGER; CLOSING; CONVERSION 2.1 The Merger. Upon the terms and subject to the conditions of this Agreement, at the Effective Time, Merger Sub will be merged with and into the Company in accordance with the provisions of the DLLCA. As a result of the Merger, the separate existence of Merger Sub shall cease and the Company shall continue its existence under the laws of the State of Delaware as the surviving limited liability company (in such capacity, the Company is referred to herein as the “Surviving Company”). Immediately prior to the Effective Time, the Parent shall own all of the membership interests and other equity, if any, in Merger Sub and shall be the sole member of Merger Sub, and Merger Sub shall be treated as a disregarded entity for U.S. federal income Tax purposes. 2.2 Closing. (a) The closing of the Merger (the “Closing”), shall take place at 10:00 a.m., Central time, on a date that is three Business Days following the satisfaction or (to the extent permitted by applicable Law) waiver in accordance with this Agreement of all of the conditions set forth in Article VIII (other than any such conditions which by their nature cannot be satisfied until the Closing Date, which shall be required to be so satisfied or (to the extent permitted by applicable Law) waived in accordance with this Agreement on the Closing Date) at the offices of Sidley Austin LLP in Houston, Texas, or such other place as the Parent and the Company may agree in writing. For purposes of this Agreement “Closing Date” shall mean the date on which the Closing occurs. (b) As soon as practicable on the Closing Date but after the Closing, Parent and the Company will cause a certificate of merger prepared and executed in accordance with the relevant provisions of the DLLCA (the “Delaware Certificate of Merger”) to be filed with the Office of the Secretary of State of the State of Delaware. The Merger shall become effective upon the acceptance of the filing of the Delaware Certificate of Merger with the Office of the 3 DB1/ 97944280.20

Secretary of State of the State of Delaware, or at such later time as shall be agreed upon in writing by the Parent and the Company and specified in the Delaware Certificate of Merger (the “Effective Time”). 2.3 Effect of the Merger. At the Effective Time, the Merger shall have the effects set forth in this Agreement and the applicable provisions of the DLLCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all of the property, rights, privileges, powers and franchises of each of the Company and Merger Sub shall vest in the Surviving Company, and all debts, liabilities, obligations, restrictions, disabilities and duties of each of the Company and Merger Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Company. Immediately after the Effective Time, the Parent shall own all of the membership interests and other equity, if any, in the Surviving Company and shall be the sole member of the Surviving Company, and the Surviving Company shall be treated as a disregarded entity for U.S. federal income Tax purposes. 2.4 Organizational Documents of the Surviving Company. At the Effective Time, the certificate of formation and the limited liability company agreement of the Surviving Company shall be amended and restated to be in the form of the certificate of formation and the limited liability company agreement of Merger Sub as of the date of this Agreement until such certificate of formation and the limited liability company agreement are thereafter amended and restated, subject to Section 7.12(a), in accordance with their respective terms and applicable Law, except that the name of the Surviving Company shall be ICD Operating LLC. 2.5 Managers and Officers of the Surviving Company. The Parties shall take all necessary action such that from and after the Effective Time, the managers (if any) and officers of Merger Sub immediately prior to the Effective Time shall be the managers (if any) and officers of the Surviving Company, and such managers (if any) and officers shall serve until their successors have been duly elected or appointed and qualified or until their death, resignation or removal in accordance with the Organizational Documents of the Surviving Company. 2.6 Directors and Officers of the Parent. The Parties shall take all necessary action such that immediately after the Effective Time, there shall be seven directors of Parent, as follows: (a) four directors who shall be designated by Parent and identified in writing to the Company; (b) each of Adam Piekarski and Jay Minmier (each of whom has been designated by the Members’ Representative); and (c) one director shall be the individual that is the Chief Executive Officer of the Parent immediately following the Effective Time, and such directors shall serve until their successors have been duly elected or appointed and qualified or until their death, resignation, removal or replacement in accordance with the Stockholder’s Agreement and the Organizational Documents of the Parent. The Parties shall also take all necessary action so that the Chief Executive Officer of Parent immediately after the Closing shall be Anthony Gallegos and that the Chairman of the Board and other officers of the Parent immediately after the Closing shall include the individuals agreed upon by Company and Parent prior to the Closing; provided, that if any such individual is unable to hold any such office (whether due to death, disability or otherwise), the Company and Parent shall work in good faith to mutually agree upon a replacement. 4 DB1/ 97944280.20

2.7 Conversion. Immediately prior to the Closing, the Company shall consummate the Conversion in accordance with the Note Conversion Agreement. As a result of the Conversion, all of the Company Debt under the Company Note Agreements, other than the Company Noteholder Remaining Debt Amount as of the Closing Date, shall be converted into Series A Common Units of the Company prior to the Closing. ARTICLE III EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE COMPANY AND MERGER SUB 3.1 Conversion of Company Units. At the Effective Time, by virtue of the Merger and without any action on the part of any Party: (a) Each membership interest of Merger Sub issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be converted into 100% of the membership interests of the Surviving Company, so that, after the Effective Time, the Parent shall be the holder of all of the issued and outstanding membership interests of the Surviving Company. (b) Each holder of outstanding Series A Common Units of the Company (the “Series A Company Units”) immediately prior to the Effective Time shall have its Series A Company Units converted into the right to receive (without interest) (i) the number of shares of Specified Parent Common Stock set forth opposite such Member’s name in the Consideration Letter (as may be updated or amended pursuant to the terms thereof) and (ii) such Member’s share of any Mechanical Rig Net Proceeds, payable in accordance with this Agreement and the Note Conversion Agreement to the extent such proceeds have not either been used to repay Company Indebtedness or been paid as a dividend to the Members prior to Closing (collectively, the “Merger Consideration”). All such Series A Company Units shall thereafter cease to be outstanding and shall automatically be canceled, extinguished and retired and shall cease to exist. (c) Each Company Unit held in the treasury of the Company immediately prior to the Effective Time and each Series C Common Unit of the Company (the “Series C Company Units” and, together with the Series A Company Units, the “Company Units”) shall cease to be outstanding and shall be automatically be canceled and retired without any conversion thereof, and no payment or distribution shall be made with respect thereto. ARTICLE IV THE MERGER CONSIDERATION 4.1 Payments. (a) Closing Payments and Issuances. At the Closing, the Parent shall pay or cause to be paid, or shall deposit or cause to be deposited, as the case may be, the following amounts by wire transfers of immediately available funds, pursuant to wire transfer instructions confirmed by the applicable payment recipient in writing (or as otherwise provided below) (together, the “Closing Payments and Issuances”): 5 DB1/ 97944280.20

(i) The Parent shall issue or cause to be issued, as applicable, to each holder of Company Units, the number of shares of Parent Common Stock set forth opposite such holder’s name in the Consideration Letter; (ii) The Parent shall pay or cause to be paid to (A) the Company Noteholders identified on the Consideration Letter the applicable portion of the Company Noteholder Remaining Debt Amount, (B) the applicable lenders under the Company Credit Facility, all Indebtedness outstanding under the Company Credit Facility pursuant to the delivery instructions provided in the applicable Payoff Letter and (C) the applicable holders of Parent Indebtedness, all Indebtedness outstanding under the Parent Credit Facility pursuant to the delivery instructions provided in the applicable Payoff Letter; and (iii) The Parent shall pay or cause to be paid to (A) the applicable payees set forth in the applicable Invoices and (B) any other Person to whom Transaction Expenses are owed (including by the Parent), the Transaction Expenses pursuant to the delivery instructions provided in the applicable Invoices or otherwise in writing by such Person. (b) No Fractional Shares of Parent Common Stock. No certificates or scrip or shares representing fractional shares of Parent Common Stock shall be issued and such fractional share interests will not entitle the owner thereof to vote or to have any rights of a holder of Parent Common Stock. (c) No Liability for Abandoned Property. Any other provision of this Agreement notwithstanding, none of the Parent, Merger Sub or the Surviving Company shall be liable to any Member for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property, escheat or similar Law. (d) Withholding Taxes. Notwithstanding anything in this Agreement to the contrary, the Parent, Merger Sub and the Surviving Company shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement, including from any shares of Specified Parent Common Stock or other Merger Consideration payable pursuant hereto, any amount required to be deducted and withheld with respect to the making of such payment under applicable Tax Laws; provided, however, that (i) if the Parent receives prior to the Closing Date from a Person that will be a Member holding Series A Common Units as of immediately prior to the Effective Time (A) a properly completed and duly executed certificate of non-foreign status in the form specified in Treasury Regulations § 1.1445-2(b)(2) and (B) a properly completed and duly executed certificate of non-foreign status or an IRS Form W-9 that, in either case, satisfies the requirements set forth in Section 6.01 of IRS Notice 2018-29, then (ii) Parent agrees that, in reliance on the certificates and/or forms described in the preceding clause (i), none of Parent, Merger Sub, or the Surviving Company shall withhold from such Person any amounts from the consideration payable to such Person under this Agreement pursuant to Section 1445 of the Code or Section 1446(f) of the Code. If the applicable withholding agent determines that deduction or withholding is required pursuant to this Section 4.1(d), it shall give reasonable prior notice of any amount to be deducted or withheld to the Person in respect of which such deduction or withholding would be made. The Parties shall reasonably cooperate with each other, as and to the extent reasonably requested by the other Party, to minimize or eliminate to the extent permissible under applicable Laws the amount of any such deduction or 6 DB1/ 97944280.20 withholding. To the extent that any amounts are so deducted or withheld, such amounts shall be paid to the applicable Governmental Body on behalf of the Person from whom deducted or withheld and, to the extent so paid, such deducted or withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was made. (e) No Liability after Issuance of Merger Consideration and Payments to Members’ Representative and Certain Other Payments. Any other provision of this Agreement notwithstanding, following the issuance of the Merger Consideration to the Members, and any other amount payable to the Members’ Representative by the Parent for the account of and on behalf of the Members, and the payment by the Parent of (i) the Company Noteholder Remaining Debt Amount to the applicable Company Noteholders, (ii) the Transaction Expenses and (iii) any Mechanical Rig Net Proceeds to the Members’ Representative, in each case, in accordance with this Agreement, none of the Parent, Merger Sub and the Surviving Company shall be liable to any Member for the portion of such amount (if any) payable by the Members’ Representative to such Member hereunder. 4.2 Other Deliveries and Actions at Closing. (a) At the Closing, the Parent and Merger Sub shall deliver, pay or issue, as the case may be, the following in accordance with the applicable provisions of this Agreement: (i) the written resignations of any members of the Parent Board other than the directors of Parent designated in accordance with Section 2.6; (ii) the certificate contemplated by Section 8.3(d); and (iii) the Payoff Letter related to the Parent Credit Facility, no less than three Business Days prior to the Closing Date. (b) At the Closing, the Company and the Members’ Representative shall deliver to the Parent: (i) the written resignations of the members of the Company Board, as may be requested by the Parent prior to the Closing and in form and substance reasonably satisfactory to the Parent; (ii) the certificate contemplated by Section 8.2(c); and (iii) the Payoff Letter related to the Company Credit Facility, no less than three Business Days prior to the Closing Date. (c) Pursuant to Section 2.2(b), the Company and the Parent shall cause the Delaware Certificate of Merger to be properly executed and filed with the Secretary of State of the State of Delaware. 4.3 Invoices. At least five Business Days prior to the Closing Date, the Company and shall prepare and deliver to the Parent, and the Parent shall prepare and deliver to the Company, 7 DB1/ 97944280.20 a schedule or copies of such Party’s invoices or good faith reasonable estimates from each of the applicable service providers for the outstanding Transaction Expenses as of the Closing Date (the “Invoices”). 4.4 Consideration Letter. The Company shall deliver the Consideration Letter to the Parent at least two Business Days prior to the expected Closing Date. ARTICLE V REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY Except as set forth on the Company Disclosure Letter, the Company represents and warrants to the Parent and Merger Sub as of the date hereof and as of the Closing Date (except for those representations and warranties made as of a specific date, which shall be made only as of such date), as follows: 5.1 Organization; Qualification. The Company is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware and has all requisite limited liability company power and authority to own, lease and operate its properties, and to carry on its business as it is now being conducted, and is duly qualified, registered or licensed to do business as a foreign entity and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so duly qualified, registered or licensed and in good standing does not constitute, individually or in the aggregate, a Company Material Adverse Effect. The Company has provided or made available to the Parent true, complete and correct copies of the Organizational Documents of the Company. 5.2 Authority; Enforceability. (a) The Company has the requisite power and authority to execute and deliver the Transaction Documents to which it is, or will be, a party, and to perform its obligations hereunder and thereunder and to consummate the Transactions. The execution, delivery and performance by the Company of the Transaction Documents to which the Company is, or will be, a party, and the consummation by the Company of the Transactions, have been duly and validly authorized by the Company, and no other corporate proceedings on the part of the Company or equityholder action is necessary to authorize the Transaction Documents to which it is, or will be, a party or to consummate the Transactions contemplated by the Transaction Documents to which it is, or will be, a party. (b) The Transaction Documents to which the Company is, or will be, a party have been (or will be, when executed and delivered at the Closing) duly and validly executed and delivered by the Company, and, assuming the due authorization, execution, delivery and performance by the other parties thereto, each Transaction Document to which the Company is, or will be a party, constitutes (or will constitute, when executed and delivered at the Closing) the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms and conditions, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, 8 DB1/ 97944280.20 and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) (collectively, “Enforceability Exceptions”). 5.3 Non-Contravention. Except as set forth on Section 5.3 of the Company Disclosure Letter, the execution, delivery and performance of the Transaction Documents to which it is, or will be, a party, and the consummation by the Company of the Transactions does not and will not: (a) conflict with or result in any breach of or violate (with or without the giving of notice, or the passage of time or both) any provision of the Organizational Documents of the Company; (b) conflict with or result in any breach of or violate or constitute a default (or an event that with the giving of notice or the passage of time or both would give rise to a default) under, or give rise to any right of termination, cancellation, modification, amendment, revocation, suspension or acceleration (with or without the giving of notice, or the passage of time or both) under, materially impair the rights of the Company or any of the assets of the Company under, or give rise to any preferential purchase right, right of first refusal, right of first offer or similar right under, any of the terms, conditions or provisions of any Contract to which the Company is a party or by which any property or asset of the Company is bound or affected; (c) assuming receipt of the Consents contemplated by Section 5.4, conflict with or violate any Law to which the Company is subject or by which any of the Company’s properties or assets is bound; (d) constitute (with or without the giving of notice or the passage of time or both) an event which would result in the creation of any Lien (other than Permitted Liens) on any asset of the Company; or (e) assuming receipt of the Consents contemplated by Section 5.4, contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Permit that is held by the Company, or that otherwise relates to the business of, or any of the assets owned or used by, the Company; except, with respect to each of clauses (b), (c), (d), and (e) for such defaults, violations or rights of termination, cancellation, amendment, or acceleration, or Liens, as would not constitute, individually or in the aggregate, a Company Material Adverse Effect. 5.4 Consents and Approvals. No Consent of any Governmental Body is necessary for the consummation by the Company of the Transactions contemplated by the Transaction Documents to which it is a party, except (a) applicable requirements under the HSR Act, (b) the filing of the Certificate of Merger (c) applicable requirements, if any, under the Exchange Act, the Securities Act and state securities “blue sky” Laws or (d) any such Consent the failure of which to make or obtain does not, individually or in the aggregate, constitute a Company Material Adverse Effect. 5.5 Capitalization. (a) Section 5.5(a) of the Company Disclosure Letter sets forth a correct and complete description of the following as of the date hereof: (i) all of the issued and outstanding Company Units, (ii) any options (whether compensatory or non-compensatory) convertible or exchangeable into or exercisable for units of the Company and (iii) the record owners of the Company Units. As of the date hereof, there are no other outstanding equity interests of the Company other than the Company Units. Such Company Units (x) are duly authorized, validly issued, fully paid (to the extent required under the Company Restated LLC Agreement) and non- 9 DB1/ 97944280.20

assessable, (y) were not issued in violation of any preemptive rights, rights of first refusal or other similar rights of any Person and (z) have been issued in compliance with applicable federal and state securities Laws. (b) As of immediately prior to the Closing, all Series A Company Units shall be duly authorized, validly issued, fully paid (to the extent required under the Company Restated LLC Agreement) and non-assessable, shall not be issued in violation of any preemptive rights, rights of first refusal or other similar rights of any Person and shall have been issued in compliance with applicable federal and state securities Laws. (c) Except pursuant to the Note Conversion Agreement and as set forth on Section 5.5(c) of the Company Disclosure Letter, there are no preemptive rights or other outstanding rights, options (whether compensatory or non-compensatory), warrants, conversion rights, stock appreciation rights, restricted stock units, phantom stock, any other equity-based compensation, redemption rights, repurchase rights, agreements, arrangements, calls, subscription agreements, commitments or rights of any kind that obligate the Company to issue or sell any equity interests or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any equity interests in the Company, and no securities or obligations evidencing such rights are authorized, issued or outstanding. (d) Except as set forth on Section 5.5(d) of the Company Disclosure Letter, there are not any stockholder agreements, voting trusts or other agreements to which the Company is a party or by which it is bound relating to the voting of any shares of Company Common Stock. (e) The Company does not have any outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or that are convertible or exercisable into or exchangeable for securities having the right to vote) with the holders of equity interests in the Company on any matter. (f) The parties referred to in Section 3.1(b) are all of the parties that will be entitled to receipt of the Merger Consideration. 5.6 Company Subsidiaries. The Company has no Subsidiaries and the Company does not own (beneficially or of record), directly or indirectly, any equity interests of any other Person. 5.7 Compliance with Law. Except for Environmental Laws, Laws requiring the obtaining or maintenance of a Permit and Tax matters, which are the subject of Section 5.12, Section 5.15 and Section 5.16, respectively, or as set forth on Section 5.7 of the Company Disclosure Letter, the Company is, and for the four years preceding the Execution Date has been in compliance with all applicable Laws, except for any such non-compliance as has not and would not, individually or in the aggregate, constitute a Company Material Adverse Effect. 5.8 Real Property. 10 DB1/ 97944280.20

(a) Section 5.8(a) of the Company Disclosure Letter sets forth a correct and complete list, including the street address, of all real property which the Company owns (such property, the “Company Owned Real Property”) and all leases and subleases granting a right to use or occupy any leased real property (collectively, the “Leases”) (such property, the “Company Leased Real Property” and together with the Company Owned Real Property, collectively, the “Company Real Property”). Except as set forth on Section 5.8(a) of the Company Disclosure Letter or as would not be material to the Company, the Company or its applicable Subsidiary has (i) good, valid and indefeasible fee simple title to the Company Owned Real Property and (ii) legal, valid and subsisting leasehold interests in the Company Leased Real Property, in each case free and clear of all Liens (except for Permitted Liens). There is no action pending or, to the Knowledge of the Company, threatened, that if adversely determined would interfere, in any material respect, with the quiet enjoyment by the Company of any such leasehold. Except for the Permitted Liens, or as set forth on Section 5.8(a) of the Company Disclosure Letter, no third party has any rights to occupy or otherwise use any material portion of the Company Owned Real Property. Except as set forth on Section 5.8(a) of the Company Disclosure Letter, the Company has not subleased any material portion of the Company Leased Real Property to a third party. The Company Real Property is all the real property used or held for use by the Company in connection with the operation of the Business and constitutes all of the real property needed for the conduct of the Business of the Company as currently conducted in all material respects. (b) Other than as would not be material to the Company, with respect to each item of Company Owned Real Property, (i) there are no Proceedings pending or, to the Knowledge of the Company, threatened against the Company challenging the Company’s or any such Subsidiary’s title to the Company Owned Real Property, and (ii) there are no pending or, to the Knowledge of the Company, threatened, condemnation or eminent domain proceedings that affect any Company Owned Real Property, and the Company has not received notice of the same. (c) To the Knowledge of the Company, (i) each parcel or item of Company Real Property has rights of ingress and egress and utility services for the operation of the business currently conducted on such parcel or item of Company Real Property other than as would not be material to the Company; and (ii) the Company is in material compliance with any and all Laws applicable to or affecting such Company Real Property. (d) The Company has delivered to the Parent copies of each deed for each parcel of Company Owned Real Property vesting title to such parcel of Company Owned Real Property in the Company or a Subsidiary and all title insurance policies, all underlying current title documents and surveys relating to the Company Owned Real Property, to the extent such deeds, policies, documents and surveys are in the possession of the Company. (e) The Company has delivered to the Parent true, correct and complete copies of all Leases for the Company Leased Real Property. Subject to the Enforceability Exceptions, each of the Leases is a valid and binding agreement of the Company or its applicable Subsidiary, and is in full force and effect, and neither the Company, its applicable Subsidiary, nor any other party thereto, is in material default or breach in any material respect under the terms of any such Lease. 11 DB1/ 97944280.20

5.9 Tangible Personal Property. Except as set forth on Section 5.9 of the Company Disclosure Letter, and other than as does not constitute, individually or in the aggregate, a Company Material Adverse Effect, the Company has good, marketable and valid title to (or a valid leasehold interest in) the Company Tangible Personal Property currently owned or used by the Company in the Business, and such title or leasehold interests are free and clear of Liens, except Permitted Liens. Other than as does not constitute, individually or in the aggregate, a Company Material Adverse Effect, all Company Tangible Personal Property is in good operating condition and repair, subject to normal wear and maintenance, and is usable in the ordinary course of business. 5.10 Financial Statements; Accountants. (a) Attached hereto as Section 5.10(a) of the Company Disclosure Letter are true and complete copies of the following financial statements (i) audited balance sheets of the Company as of December 31, 2017, December 31, 2016 and December 31, 2015, and the related statements of operations, members’ equity (or stockholders’ equity, as applicable) and cash flows for the years then ended (collectively, the “Company Audited Financial Statements”), (ii) the unaudited balance sheet of the Company as of March 31, 2018 and the related statements of operations for such three-month period (the “Company Unaudited Financial Statements” and together with the Company Audited Financial Statements, the “Company Financial Statements”), together with together with an unqualified auditor’s opinion with respect to the Company Audited Financial Statements from RSM US LLP (with respect to the years ended December 31, 2017 and December 31, 2016) and from Ernst & Young LLP (with respect to the year ended December 31, 2015). (b) The Company Audited Financial Statements have been prepared in accordance with GAAP applied on a consistent basis based on past practices during the period involved and fairly present in all material respects the financial position and operating results, equity and cash flows of the Company as of, and for the periods ended on, the respective dates thereof. Except as set forth on Section 5.10(b) of the Company Disclosure Letter, the Company Unaudited Financial Statements have been prepared in accordance with GAAP applied on a consistent basis based on past practices during the period involved and fairly present in all material respects the financial position and operating results, equity and income of the Company as of, and for the periods ended on, the respective dates thereof. No financial statements of any Person other than the Company are required by GAAP to be included in the Company Audited Financial Statements or the Company Unaudited Financial Statements. (c) The Company does not have any obligation or liability of any type (whether accrued, absolute, contingent or otherwise) other than those (i) fully reflected in, reserved against or otherwise described in the Company Financial Statements or the notes thereto, (ii) incurred since March 31, 2018 in the ordinary course of business, (iii) which do not constitute, individually or in the aggregate, a Company Material Adverse Effect or (iv) as set forth on Section 5.10(c) of the Company Disclosure Letter. (d) The Company has no material Indebtedness other than as set forth on Section 5.10(d) of the Company Disclosure Letter. 12 DB1/ 97944280.20

(e) To the Knowledge of the Company, no officer, director, employee or accountant of the Company has received any written complaint, allegation, assertion or claim that the Company has engaged in improper, illegal or fraudulent accounting or auditing practices. (f) To the Knowledge of the Company, each of the Company’s auditors was, during the period covered by the Company Financial Statements on which they reported, an independent certified public accounting firm with respect to the Company under Rule 101 of the American Institute of Certified Public Accountants Code of Professional Conduct. 5.11 Absence of Certain Changes. Except as expressly contemplated by this Agreement or any other Transaction Document, (a) during the period beginning on December 31, 2017 and ending as of the Execution Date, the Business of the Company has been conducted in the ordinary course of business consistent with past practice, (b) since December 31, 2017, there have not occurred any changes, events, circumstances, occurrences, effects or developments that constitute, individually or in the aggregate, a Company Material Adverse Effect and (c) except as set forth on Section 5.11(c) of the Company Disclosure Letter, during the period beginning on March 31, 2018 and ending on the Execution Date, no action has been taken by the Company that, if taken after the Execution Date without the written consent of the Parent, would constitute a breach of Section 7.1(b) (other than clause (ii)). During the period beginning on December 31, 2017 and ending on the Execution Date, there has not occurred any damage (ordinary wear and tear excepted), destruction or casualty loss resulting in damages exceeding $500,000 (to the extent not covered by insurance or customer indemnity or reimbursement) with respect to any individual asset owned or operated by the Company. 5.12 Environmental Matters. (a) Except as to matters set forth on Section 5.12 of the Company Disclosure Letter or as would not reasonably be expected to result in a Company Material Adverse Effect: (i) the Company is and, for the two years preceding the Execution Date, has been in compliance with all Environmental Laws; (ii) the Company possesses all Environmental Permits for the operations of the Business as they are currently conducted, and the Company is in compliance with the terms of such Environmental Permits; (iii) the Company and its properties and operations are not subject to any pending or, to the Knowledge of the Company, threatened Proceeding arising under any Environmental Law, nor has the Company received any notice, order or complaint from any Governmental Body or Person alleging any Environmental Claim, or violation of or liability arising under any Environmental Law that would reasonably be expected to result, individually or in the aggregate, in Environmental Costs and Liabilities; and (iv) for the two years preceding the Execution Date, to the Company’s Knowledge, (A) there has been no unauthorized Release of Hazardous Substances by the Company or a Subsidiary required to be reported to any Governmental Body, investigated or remediated under any Environmental Law (i) on, at, under, to, or from any of the Real Property (for purposes of this Section 5.12, “Real Property” shall mean that real property owned, 13 DB1/ 97944280.20 operated, leased or partially or wholly occupied by the Company as of the Closing Date), (ii) on, at, under, to or from any property formerly owned, operated, leased or occupied by the Company and for which the Company reasonably would be expected to bear liability, (iii) from or in connection with the Company’s operations or (iv) on, at, under, to, or from locations offsite of the Real Property to which the Company has shipped Hazardous Substances for treatment, storage, handling or disposal and (B) the Company has not caused or contributed to a Release of Hazardous Substances at, on, adjacent to, under or from property subject to Contract service by the Company, in each case of (A) or (B), in a manner that would reasonably be expected to result, individually or in the aggregate, in any Environmental Costs and Liabilities. (b) The Company has furnished or made available for review in a virtual data room provided by Lightserve Corporation (the “Data Room”) all material written materials within the possession of the Company regarding known material non-compliance by the Company with, Environmental Permits issued under, or material liability by the Company under, Environmental Laws and Environmental Costs and Liabilities associated therewith, including but not limited to all material (i) Environmental Permits; and (ii) Phase I and Phase II environmental site assessment reports (collectively referred to as the “Company Environmental Information”). (c) Notwithstanding any other provisions to this Agreement to the contrary, Section 5.12 contains the sole and exclusive representations and warranties of the Company with respect to matters arising under Environmental Law, including with respect to Hazardous Substances, Environmental Claims, Environmental Costs and Liabilities, Environmental Permits, Environmental Remedial Action and any other matter relating to compliance with, or liabilities under, Environmental Laws. 5.13 Material Contracts. (a) Section 5.13 of the Company Disclosure Letter sets forth, as of the Execution Date, a complete and accurate list of any Contract that the Company is a party to or bound by that: (i) relates to (A) the purchase of materials, supplies, goods, services, real property or other assets or (B) the construction of capital assets and that, (1) provides for (x) payments by the Company in excess of $500,000, calculated on an annualized basis or (y) aggregate payments by the Company in excess of $1,000,000, calculated on an annualized basis, and (2) cannot be terminated by the Company on 90 days or less notice without payment by the Company of any material penalty or fee; (ii) is an agreement for the furnishing of services by the Company to any of its customers that involves a binding commitment by such customer with aggregate payments to the Company in excess of $500,000, calculated on an annualized basis; (iii) contains any (A) provision or covenant, which after the Closing will apply to the Business, restricting the Company or any of its Affiliates from engaging in any lawful business activity or competing with any Person, other than customary non-solicitation 14 DB1/ 97944280.20 agreements contained in confidentiality agreements or (B) minimum commitment, exclusivity or “most favored nation” provisions; (iv) is a lease or sublease of Company Tangible Personal Property involving, or expected to involve, aggregate payments by the Company in excess of $100,000 in any calendar year, excluding a lease or sublease that can be terminated by the Company on 30 days or less notice without payment by the Company of any material penalty or fee; (v) is an indenture, mortgage, promissory note, loan agreement, guaranty or other Contract or relates to the creation, incurrence, assumption, or guarantee of any Indebtedness for borrowed money by the Company, or evidences a Capitalized Lease, in each case, in excess of $100,000; (vi) that grants any third Person an option or other preferential right to purchase, sell, lease, encumber or transfer any right, title or interest in and to any material property of the Company; (vii) (A) relating to the acquisition, issuance, voting, registration, sale, or transfer of any securities, (B) providing any Person with any preemptive right, right of participation, right of maintenance, or any similar right with respect to any securities, or (C) providing the Company with any right of first refusal with respect to, or right to repurchase or redeem, any securities; (viii) providing for indemnification of any officer or director of the Company; (ix) relates to any commodity or interest rate swap, cap or collar agreements, or other similar hedging or derivative transactions; (x) is in respect of the formation of any partnership or joint venture or otherwise relates to the joint ownership or operation of the assets owned by the Company; (xi) any Contracts between the Company, on the one hand, and any Affiliate of the Company or any of the Members, on the other hand; (xii) is an acquisition, merger or similar Contract or other Contract relating to the acquisition or disposition of substantially of the equity interests or material assets of any Person pursuant to which (A) the Company has any on-going liability, earn-out, deferred or contingent payment or potential liability to the counterparty in excess of $100,000 (other than Contracts in respect of the purchase of assets in the ordinary course of business that, individually and in the aggregate, are not material) or (B) the Company has any potential continuing indemnification obligations in excess of $500,000; (xiii) relates to the licensing, distribution, development, purchase or sale of Owned Intellectual Property or material Company Licensed Intellectual Property, including, without limitation, material inbound and outbound license agreements, material technology consulting agreements, material coexistence agreements, material settlement agreements, material consent agreements and material nonassertion agreements (excluding (A) unmodified 15 DB1/ 97944280.20

“off-the-shelf” software licensed to the Company on generally standard terms or conditions involving consideration of less than $50,000, including purchase orders and (B) non-exclusive licenses of Owned Intellectual Property granted in the ordinary course of business); (xiv) is an employment agreement, or an agreement pursuant to which any director or employee of the Company is entitled to payments or severance upon a change of control of the Company; (xv) is a security agreement, pledge, mortgage, deed of trust or other agreement granting a Lien on any owned material property or assets of the Company; (xvi) any outstanding powers of attorney empowering any Person to act on behalf of the Company relating to banking, financial or material business matters; (xvii) that would be required to be filed by the Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act if such item were applicable to the Company; and (xviii) any other Contract, if a breach or termination of such Contract could constitute a Company Material Adverse Effect. (b) Other than as would not, individually or in the aggregate, be material to the Company, each Contract required to be disclosed pursuant to Section 5.13(a) (collectively, the “Material Contracts”) is a valid and binding obligation of the Company, and is in full force and effect and enforceable in accordance with its terms against the Company and, to the Knowledge of the Company, the other parties thereto; provided, however, that the Company makes no representation or warranty, express or implied, as to the enforceability of any (i) non- competition or other restrictive covenant or (ii) indemnification obligation, in each case, set forth in the Material Contracts. The Company has provided or made available to the Parent a true and complete copy of each Material Contract. (c) Neither the Company nor, to the Knowledge of the Company, any other party to any Material Contract is in default or breach in any material respect under the terms of any Material Contract and no event has occurred that with the giving of notice or the passage of time or both would constitute a breach or default in any material respect by the Company or, to the Knowledge of the Company, any other party to any Material Contract, or would permit termination, modification or acceleration under any Material Contract. (d) As of the date hereof, the Company has not received any written notice to terminate, cease performance of or amend in a manner materially adverse to the Company, any Material Contract. 5.14 Legal Proceedings; Orders. Other than with respect to Proceedings (a) arising under Environmental Laws, which are the subject of Section 5.12, (b) relating to Tax matters, which are the subject of Section 5.16, and (c) relating to Employee Benefits Plans, which are the subject of Section 5.17, except as set forth on Section 5.14 of the Company Disclosure Letter, there are no (i) Proceedings pending or, to the Knowledge of the Company, threatened against the Company or (ii) judgments, decrees, injunctions, rulings or orders of any Governmental 16 DB1/ 97944280.20

Body outstanding against the Company, in each case, that constitutes, individually or in the aggregate, a Company Material Adverse Effect. 5.15 Permits. Other than with respect to Environmental Permits which are the subject of Section 5.12, Section 5.15 of the Company Disclosure Letter sets forth all material Permits held by the Company as of the date hereof (the “Company Scheduled Permits”), which are all of the material Permits necessary for the Company to conduct the Business as currently conducted. All Company Scheduled Permits are valid and in full force and effect in all material respects. The Company has been and is currently in compliance in all material respects with all Company Scheduled Permits, and the Company has not received any written notice of any current violations of any Company Scheduled Permits. The Company has not received any written notice with respect to the suspension, cancellation or termination of any Company Scheduled Permits or the assessment of any fines or penalties relating thereto, and to the Knowledge of the Company, no suspension, cancellation or termination of any Company Scheduled Permits or the assessment of any fines or penalties relating thereto is threatened or imminent, other than as would not be material to the Company, individually or in the aggregate. 5.16 Taxes. Except as set forth on Section 5.16 of the Company Disclosure Letter: (a) All Tax Returns required to be filed (taking into account extensions of time for filing) by or with respect to the Company have been timely filed and all such Tax Returns are complete and correct in all respects. All Taxes that are due and payable by the Company have been paid in full. (b) There is no outstanding claim, deficiency or assessment against the Company for any Taxes that has been asserted in writing by any Governmental Body, and no written claim has been made, within the preceding four years, by a Governmental Body in a jurisdiction where the Company does not file Tax returns or pay Taxes that it is obligated to file Tax Returns or pay Taxes in such jurisdiction. There is no pending audit, examination or other Proceeding (and the Company has not received notice in writing of any proposed or threatened audit, examination or other Proceeding) relating to the assessment or collection of any Taxes due from the Company. (c) All Taxes required to be withheld, collected or deposited by or with respect to the Company have been timely withheld, collected or deposited as the case may be, and to the extent required, have been paid to the relevant taxing authority. (d) There are no outstanding agreements or waivers extending the time for the assessment or payment of any Taxes of the Company. (e) There are no Liens (other than Permitted Liens) on any of the assets of the Company that arose in connection with any failure (or alleged failure) to pay any Tax. (f) The Company has not participated, or is currently participating, in any “listed transaction,” as defined in Treasury Regulations § 1.6011-4(b)(2). (g) The Company has not previously been a member of a U.S. affiliated group electing to file a consolidated Tax Return. 17 DB1/ 97944280.20

(h) The Company is not a party to any Tax allocation, sharing or indemnity Contract or arrangement (not including, for the avoidance of doubt (i) an agreement or arrangement solely among the members of a group the common parent of which is the Company, or (ii) any Tax sharing or indemnification provisions contained in any agreement entered into in the ordinary course of business and not primarily relating to Tax (e.g., leases, credit agreements or other commercial agreements)). The Company does not have any liability for Taxes of any Person (other than the Company) under Treasury Regulations § 1.1502-6 (or any similar provision of state, local or foreign Law) or as a transferee or successor. (i) The Company is, and has been since its formation, properly classified for United States federal income tax purposes as an entity disregarded as separate from its owner or as a partnership within the meaning of Treasury Regulations § 301.7701-3 and as defined in Section 761(a) of the Code. (j) Notwithstanding any other provision in this Agreement, the representations and warranties in this Section 5.16 and Section 5.17 are the only representations and warranties in this Agreement with respect to the Tax matters of the Company or any Affiliate of the Company. For the avoidance of doubt, all references to the “Company” in this Section 5.16 (other than Section 5.16(i)) include any predecessor of the Company, including Sidewinder Drilling, Inc. 5.17 Employee Benefits. (a) Section 5.17(a) of the Company Disclosure Letter provides a complete and accurate list as of the date of this Agreement of each material Company Employee Benefit Plan which is sponsored, maintained, or contributed to, or is required to be contributed to, by the Company, or has been sponsored, maintained, or contributed to, or with respect to which the Company has or could have any liability or obligation (whether on an actual or contingent basis), by the Company (a “Company Benefit Program”). For purposes of this Agreement, the term “Company Employee Benefit Plan” means: (i) any “employee benefit plan,” as such term is defined in Section 3(3) of ERISA; and (ii) any employment, consulting, separation, retention, profit-sharing, savings, stock option, stock appreciation right, phantom stock, equity compensation, collective bargaining agreement, change-in-control, bonus, incentive compensation, equity purchase right, salary continuation, severance pay, deferred compensation, supplemental income, vacation, paid- time off, sick leave, disability, death benefit, group welfare insurance, hospitalization, medical, dental, life, Code Section 125 “cafeteria” or “flexible” benefit, educational assistance or fringe benefit plan, program, policy, practice, agreement or arrangement and each other compensation or benefit plan, policy, agreement, arrangement, program, practice or understanding, whether written or unwritten, which is not described in Section 5.17(a)(i). (b) True, correct and complete copies of each Company Benefit Program, related trusts, insurance or group annuity contracts and each other funding or financing 18 DB1/ 97944280.20 arrangement relating to any Company Benefit Program, including all amendments thereto, have been furnished to the Parent. There has also been furnished to the Parent, with respect to each Company Benefit Program for which such report and description is required to be filed, the most recent report on Form 5500 with related disclosure schedules, audited financial statements and actuarial reports and the current summary plan description. Additionally, the most recent determination letter (or opinion letter, if applicable) from the Internal Revenue Service for each Company Benefit Program intended to be qualified under Section 401(a) of the Code has been furnished (or, if no such letter has been received for such a plan and the applicable filing period is not still open, the outstanding determination letter application for the plan has been furnished). (c) Except as would not constitute a Company Material Adverse Effect, each Company Benefit Program has been and currently is administered in compliance in all respects with its terms, the applicable provisions of ERISA, the Code and all other applicable Laws. (d) Except as would not constitute a Company Material Adverse Effect, there are no Proceedings pending (other than routine claims for benefits) or, to the Knowledge of the Company, threatened in writing against, or with respect to, any Company Benefit Program or its assets, and, to the Knowledge of the Company, no set of circumstances exists which may reasonably be expected to give rise to a Proceeding, against any Company Benefit Program, any fiduciaries thereof with respect to their duties to the Company Benefit Program or the assets of any of the trusts under any Company Benefit Program which could reasonably be expected to result in any material liability of the Company. (e) Except as would not constitute a Company Material Adverse Effect, neither the Company nor any of its ERISA Affiliates sponsors, contributes to or is required to contribute to or has sponsored, maintained or contributed to, or has been required to contribute to, or has any liability or obligation (whether on an actual or contingent basis) with respect to, any of the following: (A) any plan subject to Title IV of ERISA or Section 302 of ERISA or Section 412, 430 or 4971 of the Code; any plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA; or (C) any “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA (a “Multiemployer Plan”). (f) Except as would not constitute a Company Material Adverse Effect, the Company does not have any post-termination or post-retirement liability for life, health, medical or other welfare benefits to former employees or beneficiaries or dependents thereof, except for health continuation coverage as required by Section 4980B of the Code or Part 6 of Title I of ERISA and at no expense to the Company. (g) Each Company Benefit Program that is an employee welfare benefit plan under Section 3(1) of ERISA either (A) is funded through an insurance company contract and is not a “welfare benefit fund” within the meaning of Section 419 of the Code or (B) is unfunded. (h) The Company has made all material payments and contributions to each Company Benefit Program on a timely basis as required by the terms of each such Company Benefit Program (and any insurance contract funding such plan) and any applicable Law and, to 19 DB1/ 97944280.20 the extent any payment or contribution is not required to be made or paid on or before the date hereof, it has been fully reflected on the Financial Statements. (i) To the Knowledge of the Company, neither the Company, nor any other person, including any fiduciary, has engaged in any non-exempt “prohibited transaction” (as defined in Section 4975 of the Code or Section 406 of ERISA), which could subject any of the Company Benefit Programs or their related trusts, the Company, or any person that the Company has an obligation to indemnify, to any material tax or penalty imposed under Section 4975 of the Code or Section 502 of ERISA. (j) Each Company Benefit Program that is intended to be qualified under Section 401(a) of the Code (“Qualified Plan”) has received a favorable determination letter (or opinion letter, if applicable) that has not been revoked, and to the Knowledge of the Company, there are no existing circumstances and no events have occurred that could reasonably be expected to adversely affect the qualified status of any Qualified Plan or its related trust. (k) Except as set forth on Section 5.17(k) of the Company Disclosure Letter, neither the execution of this Agreement, equityholder approval of this Agreement, nor the consummation of the Transactions (whether alone or in connection with any subsequent event(s)), will result in, or cause, (i) any increase in the amount or value of, any payment or benefit to any employee, officer or director of the Company, including any severance pay or change of control bonus pay, (ii) any limitation on the right of the Company to amend, merge, or terminate any Company Benefit Program, (iii) accelerated vesting, funding (through a grantor trust or otherwise), delivery or time of payment to any employee, officer or director of the Company of any payment or benefit, or (iv) any increase in the amount payable or result in any other obligation pursuant to any Company Benefit Programs. No amount or benefit paid or payable by the Company or that otherwise has been, or could be, received in connection with or relating to the Closing or any prior action (alone or in conjunction with any other event, and whether in cash, in property, in the form of benefits or vesting in cash or property), or any portion thereof, is an “excess parachute payment” within the meaning of Section 280G of the Code, and no deduction of any amount paid or payable has been disallowed or is subject to disallowance under Section 280G of the Code. 5.18 Labor Matters. (a) The Company has provided to the Parent a true and correct schedule as of the date of this Agreement setting forth the name of each individual who is employed by the Company (excluding rig crew personnel) and, with respect to each such individual, his or her job title. Section 5.18(a) of the Company Disclosure Letter lists any employment, consulting, bonus, incentive, severance, retention, change in control, or other agreement applicable to each such individual. (b) (i) The Company is not and has never been a party to, or bound by, any collective bargaining agreement or any other Contract with any labor union, trade union, works council, or other representative of employees, and no such agreements are being negotiated; (ii) no labor organization or group of employees of the Company has provided notice to the Company of a pending demand for recognition or certification, and there are no representation or 20 DB1/ 97944280.20 certification proceedings or petitions seeking a representation or certification proceeding presently pending or, to the Knowledge of the Company, threatened to be brought or filed, with the National Labor Relations Board or any other labor relations tribunal or authority; (iii) there are no pending or, to the Knowledge of the Company, threatened union organizing activities with respect to the Company and no such activities have occurred within the past four years; and (iv) there is no labor strike, work stoppage, slowdown, lockout, material arbitration, material unfair labor practice charge or material grievance, or other material labor dispute pending or, to the Knowledge of the Company, threatened against or involving the Company, and no such dispute has occurred within the past four years. (c) Except as set forth on Section 5.18(c) of the Company Disclosure Letter, the Company and is, and for at least the past four years has been, in compliance in all material respects with all Laws with respect to the employment or engagement of employees (including the FLSA and all such Laws regarding wages and hours, classification of employees and contractors, collective bargaining, labor relations, anti-discrimination, anti-retaliation, recordkeeping, employee leave, Tax withholding and reporting, immigration and safety). Except as would not constitute a Company Material Adverse Effect, all individuals employed by the Company are authorized to work in the United States under all federal and applicable state immigration Laws and no Person has made, or to the Knowledge of the Company, threatened to make, any Claim that such individuals are not authorized to work in the United States. (d) Except as would not constitute a Company Material Adverse Effect, each independent contractor who provides, or provided, services to the Company is, and has been, properly classified as an “independent contractor” under all applicable Laws and each Company Benefit Program. (e) Except as would not constitute a Company Material Adverse Effect, except as set forth on Section 5.18(e) of the Company Disclosure Letter, there are no, and in the past 12 months there have been no, actions, claims, or Proceedings pending or, to the Knowledge of the Company, threatened in writing by or before any Governmental Body relating to labor or employment practices, or any alleged non-compliance with labor or employment Laws. 5.19 Certain Transactions and Interests; Absence of Owed Fees. (a) Except (1) as set forth on Section 5.19 of the Company Disclosure Letter, (2) as contemplated by the Note Conversion Agreement and (3) for compensation paid or payable by the Company to employees of the Company in accordance with the terms of a Benefit Program or in the ordinary course of business, (i) there are, and since December 31, 2016 there have been, no loans, leases or other Contracts, payments or other transactions between (1) the Company, on the one hand, or (2) any of the Members or other Affiliate of the Members, on the other hand (each, an “Affiliate Transaction”), (ii) no Members or any other Affiliate of the Company has any interest in any assets of the Company (other than in the case of a Member, solely with respect to its ownership interest in the Company), (iii) except as set forth in the Organizational Documents, the Company has no liabilities or obligations to any Member or any other Affiliate of any Member, (iv) no Member, on the one hand, and the Company, on the other hand, has provided any guarantee to any Person in respect of any obligation of any Member, the Company, as applicable, (v) no Member or any of its Affiliates has any liabilities or obligations 21 DB1/ 97944280.20 to the Company, and (vi) there are no Affiliate Transactions entered into prior to December 31, 2016 pursuant to which the Company has any obligations to any current or prior Affiliates. (b) Other than as may arise under the Transaction Documents or as set forth on Section 5.19 of the Company Disclosure Letter, after giving effect to this Agreement and the consummation of the Transactions, there shall exist no relationship between (i) MSD or any of its Affiliates on the one hand and (ii) the Company, on the other hand, pursuant to which the Company has any current or ongoing obligation, including any obligation to pay any fees or other amounts (accrued, contingent or prospective) for services rendered or expenses related thereto. 5.20 Insurance Coverage. Set forth in Section 5.20 of the Company Disclosure Letter is a list of all material fire, liability, pollution, errors and omissions, directors and officers, and other insurance policies and all fidelity bonds, security bonds and other financial assurance (collectively, the “Policies”) applicable to or currently held by the Company, setting forth, in respect of each Policy, the name, number, carrier, term, type of coverage, deductibles and coverage limits. Except as is or would not be material to the Company, since December 31, 2016, (a) no event has occurred, including, without limitation, the failure by the Company to give any notice or information or the Company giving any inaccurate or erroneous notice or information, which would reasonably be expected, individually or in the aggregate, to limit or impair, the rights of the Company under any such Policy, (b) all such Policies are valid and are in full force and effect, (c) all premiums with respect to such Policies covering all periods up to and including the date of the Closing have been or will be paid in full, (d) no written notice of cancellation or termination has been received with respect to any such Policy or other form of insurance and the Company is in compliance with the terms of the Policies to which it is a party and (e) there is no material claim pending under any such Policy as to which coverage has been questioned, denied or disputed by any insurer and all claims and reportable incidents under any Policy have been reported. 5.21 Intellectual Property. (a) Section 5.21(a) of the Company Disclosure Letter contains a complete and accurate list of all registered Company Owned Intellectual Property (“Company Registered IP”). (b) To the Knowledge of the Company, except as would not constitute a Company Material Adverse Effect, (i) all material Company Registered IP currently used in the Business of the Company is valid, subsisting and enforceable and (ii) no such Company Registered IP has been abandoned, canceled or adjudicated invalid (excepting any expirations in the ordinary course of business), or is subject to any outstanding order, judgment or decree restricting its use or adversely affecting or reflecting the Company’s rights thereto. (c) The Company owns all right, title and interest in and to, or otherwise possess valid licenses or other rights to use, all material Intellectual Property Rights necessary for the operation of the Business as presently conducted, free and clear of all Liens (other than Permitted Liens) and exclusive licenses granted to third parties. The consummation of the 22 DB1/ 97944280.20

Transactions will not alter or impair the ownership or right of the Company to use any such Intellectual Property Rights or any component thereof. (d) To the Knowledge of the Company, the Company Owned Intellectual Property currently used to conduct the Business of the Company and the conduct of the Business of the Company do not infringe upon, misappropriate, dilute or otherwise violate any Intellectual Property Rights of any third party. There are no unresolved pending or, to the Knowledge of the Company, threatened actions or claims that allege that the Company has infringed, misappropriated, diluted or otherwise violated the Intellectual Property Rights of any third party, or that any of the Company Owned Intellectual Property is invalid, unenforceable, unpatentable, unregisterable, cancelable, not owned or not owned exclusively by the Company and the Company has not received any notice alleging that it has violated or, by conducting its Business and operations, could violate any third Intellectual Property Rights. To the Knowledge of the Company, no third party is infringing, misappropriating or otherwise diluting or violating rights in any Company Owned Intellectual Property. (e) No Company Owned Intellectual Property is subject to any outstanding court order or decree against the Company. (f) The Company’s IT Systems are adequate in all material respects for the current requirements of and use in the Business of the Company, including in terms of functionality, capacity and performance. To the Knowledge of the Company, the Company has not for the two years preceding the Execution Date experienced a failure, virus, bug, breakdown of, material substandard performance or breach of any part of the Company’s IT Systems which has caused material disruption or interruption to its use by the Company or resulted in any unauthorized disclosure of or access to any data owned, collected or controlled by the Company. The Company has taken commercially reasonable steps to provide for the backup and recovery of data and information, have commercially reasonable disaster recovery plans, procedures and facilities, and, as applicable, have taken commercially reasonable steps to implement such plans and procedures. Except as set forth on Section 5.21(f) of the Company Disclosure Letter, to the Knowledge of the Company, the Company’s IT Systems do not contain any “back door,” “time bomb,” “Trojan horse,” “worm,” “drop dead device,” “virus” (as these terms are commonly used in the computer software industry) or other software routines or hardware components intentionally designed to permit (i) unauthorized access to a computer or network, (ii) unauthorized disablement or erasure of software, hardware or data or (iii) any other similar type of unauthorized activities. The Company has taken commercially reasonable technical, administrative, and physical measures to protect the integrity and security of the computer systems and the data stored thereon from unauthorized use, access, or modification by third parties. (g) The software used by the Company in its products does not contain, and is not distributed with, any software that is licensed pursuant to an “open source” or other third party license agreement that, as such software is used by the Company, requires the disclosure or licensing of any Company Owned Intellectual Property. (h) To the Knowledge of the Company, the use of the Company Data by the Company in connection with the Business does not infringe or violate the rights of any person or 23 DB1/ 97944280.20 otherwise violate any Law. To the Knowledge of the Company, the Company has collected, stored and processed personal information from distributors, resellers, partners or customers in accordance with applicable data protection and privacy Laws and such personal information can be used by the Parent after the Closing in the manner presently used and in a manner consistent with the past practices of the Company. The Company does not transmit any personal or non- public Company Data of its distributors, resellers, partners or end users across country borders and all such Company Data is processed by the Company exclusively in Company Data centers located in the same country as the Company Data owner. The Company does not provide and has not been legally required to provide any notice to Data owners in connection with any unauthorized access, use or disclosure of personally-identifiable Company Data. 5.22 Absence of Certain Claims. No Company Recapitalization Agreement has been amended or modified since its applicable date and there are no pending or unresolved claims that have been made in writing to the Company, or to the Knowledge of the Company, any threatened material claims or existing material breaches by any party under any Company Recapitalization Agreement. There are no material purchase price adjustments, earn-outs or other contingent payments under any of the Company Recapitalization Agreements that have not been settled in full. 5.23 Brokers’ Fee. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company. 5.24 Information Supplied. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in Parent’s proxy statement on Schedule 14A relating to the meeting of the Parent’s stockholders to be held in connection with the Merger (the “Proxy Statement”) will, at the date the Proxy Statement is mailed to the stockholders of Parent or at the time of the meeting of the stockholders of the Parent to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. No representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information regarding Parent or Merger Sub incorporated by reference in the Proxy Statement or supplied by Parent or Merger Sub specifically for inclusion in the Proxy Statement. ARTICLE VI REPRESENTATIONS AND WARRANTIES OF THE PARENT AND MERGER SUB Except as set forth (i) in any Parent SEC Report filed by the Parent with the SEC and publicly available on or after January 1, 2018 and prior to the date hereof (excluding any disclosures in any risk factors section, in any section related to forward-looking statements and other disclosures that are predictive or forward-looking in nature), to the extent that the relevance of the information as an exception to (or disclosure for purposes of) a particular representation is reasonably apparent on the face of such disclosure, or (ii) the Parent Disclosure Letter, the Parent and Merger Sub, jointly and severally, represent and warrant to the Company and Members, as 24 DB1/ 97944280.20 of the date hereof and as of the Closing Date (except for those representations and warranties made as of a specific date, which shall be made only as of such date), as follows: 6.1 Organization; Qualification. Each of the Parent and Merger Sub is a legal entity duly incorporated or formed, as applicable, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate or other entity power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, and is duly qualified, registered or licensed to do business as a foreign entity and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of its business makes such qualification necessary, except where the failure to be so duly qualified, registered or licensed and in good standing does not constitute a Parent Material Adverse Effect. The Parent directly owns all of the issued and outstanding capital stock of Merger Sub, free and clear of all Liens. A true, correct and complete copy of the certificate of incorporation and bylaws, or certificate of formation and limited liability company agreement (or other similar organizational documents) of the Parent and Merger Sub, as in effect on the date of this Agreement, has been provided or made available to the Company and the Members’ Representative. 6.2 Authority; Enforceability. (a) Each of the Parent and Merger Sub has the requisite corporate and other entity power and authority to execute and deliver the Transaction Documents to which it is, or will be, a party, and to consummate the Transactions, subject only to approval of the issuance of the shares Parent Common Stock pursuant to the Merger Agreement by the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote, provided that the total votes cast constitute a majority of all shares of Parent Common Stock entitled to vote (the “Required Parent Vote”). The execution, delivery and performance by each of the Parent and Merger Sub of the Transaction Documents to which it is, or will be, a party, and the consummation by the Parent and Merger Sub of the Transactions, have been duly and validly authorized by the Parent Board and by Parent acting in its capacity as the sole member of Merger Sub. No other corporate proceedings on the part of the Parent and Merger Sub are necessary to authorize the Transaction Documents to which the Parent and Merger Sub is, or will be, a party or to consummate the Transactions contemplated by the Transaction Documents to which the Parent or Merger Sub is, or will be, a party, other than the Required Parent Vote. (b) The Transaction Documents to which each of the Parent and Merger Sub is, or will be, a party have been (or will be, when executed and delivered at the Closing) duly and validly executed and delivered by each of the Parent and Merger Sub, and, assuming the due authorization, execution, delivery and performance by the other parties thereto, each Transaction Document to which each of the Parent and Merger Sub is, or will be, a party constitutes (or will constitute, when executed and delivered at the Closing) the legal, valid and binding agreement of the Parent and Merger Sub, enforceable against each of the Parent and Merger Sub in accordance with its terms, subject to Enforceability Exceptions. 6.3 Non-Contravention. The execution, delivery and performance of the Transaction Documents to which each of the Parent and Merger Sub is, or will be, a party and 25 DB1/ 97944280.20 the consummation by the Parent and Merger Sub of the Transactions does not and will not: (a) conflict with or result in any breach of or violate (with or without the giving of notice, or the passage of time or both) any provision of the Organizational Documents of the Parent or Merger Sub; (b) conflict with or result in any breach of or violate or constitute a default (or an event that with the giving of notice or the passage of time or both would give rise to a default) under, or give rise to any right of termination, cancellation, modification, amendment, revocation, suspension, or acceleration (with or without the giving of notice, or the passage of time or both) under, materially impair the rights of the Parent or Merger Sub or any of the assets of the Parent or Merger Sub under, or give rise to any preferential purchase right, right of first refusal, right of first offer or similar right under, any of the terms, conditions or provisions of any Contract to which the Parent or Merger Sub is a party or by which any property or asset of the Parent or Merger Sub is bound or affected; (c) assuming receipt of the Consents contemplated by Section 6.4, conflict with or violate any Law to which the Parent or Merger Sub is subject or by which any of the Parent’s or Merger Sub’s properties or assets is bound; (d) constitute (with or without the giving of notice or the passage of time or both) an event which would result in the creation of any Lien (other than Permitted Liens) on any asset of the Parent or Merger Sub; or (e) assuming receipt of the Consents contemplated by Section 6.4, contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Permit that is held by the Parent or Merger Sub, or that otherwise relates to the business of, or any of the assets owned or used by, the Parent or Merger Sub; except, with respect to each of clauses (b), (c), (d), and (e) for such defaults or rights of termination, cancellation, amendment, or acceleration or violations, or Liens, as would not constitute, individually or in the aggregate, a Parent Material Adverse Effect. 6.4 Consents and Approvals. No Consent of any Governmental Body is necessary for the consummation by Parent or Merger Sub of the Transactions contemplated by the Transaction Documents to which it is a party, except (a) applicable requirements under the HSR Act, (b) the filing of the Certificate of Merger (c) applicable requirements, if any, under the Exchange Act, the Securities Act and state securities “blue sky” Laws or (d) any such Consent the failure of which to make or obtain does not, individually or in the aggregate, constitute a Parent Material Adverse Effect. 6.5 Capitalization. (a) The authorized capital stock of the Parent as of the date of this Agreement consists of 100,000,000 shares of Parent Common Stock and 10,000,000 shares of preferred stock, par value $0.01 (the “Parent Preferred Stock”). As of the date hereof, 38,252,765 shares of Parent Common Stock are outstanding and 38,597,447 shares of Parent Common Stock are issued, and no shares of Parent Preferred Stock are issued and outstanding. As of the date hereof, there are (i) a total of 1,016,855 shares of Parent Common Stock reserved and available for issuance as equity awards under the Parent’s existing 2012 Omnibus Long-Term Incentive Plan (as amended, the “LTIP”) (subject to adjustment according to the terms of the LTIP), (ii) 830,399 shares of Parent Common Stock issuable upon the vesting of outstanding time-based restricted stock units and up to 756,542 shares of Parent Common Stock issuable upon vesting and maximum amount of performance-based restricted stock units issued under the LTIP (including unearned performance-based awards), and (iii) 682,950 shares of Parent Common Stock issuable upon the exercise of outstanding stock options issued under the LTIP. 26 DB1/ 97944280.20

(b) The issued and outstanding shares of Parent Common Stock as of the date hereof are duly authorized, validly issued, fully paid and non-assessable. (c) The shares of Specified Parent Common Stock will be, when issued, duly authorized, validly issued, fully paid and nonassessable and free of all Liens of any nature and restrictions imposed by or through Parent, and not subject to, or issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL or the Parent’s Organizational Documents. For the avoidance of doubt, such shares of Specified Common Stock will be, when issued, (i) characterized as “restricted securities” under state and federal securities Laws and may not be sold, transferred, offered for sale, pledged, hypothecated, or otherwise disposed of, except pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act, and in compliance with applicable state and federal securities Laws and (ii) subject to the Stockholders’ Agreement. (d) Except for the Parent Voting Agreement, there are not any stockholders’ agreements, voting trusts or other agreements to which Parent or Merger Sub is a party or to which either is bound relating to the voting of any shares of Parent Common Stock or Merger Sub Common Stock. (e) Each of Parent and Merger Sub does not have any outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or that are convertible into or exchangeable for securities having the right to vote) with the holders of equity interests in the Parent or Merger Sub on any matter. 6.6 Parent Subsidiaries. Other than Merger Sub, Parent has no Subsidiaries and does not own (beneficially or of record), directly or indirectly, any equity interests of any other Person. Merger Sub is a wholly owned Subsidiary of Parent. 6.7 Compliance with Law. Except for Environmental Laws, Laws requiring the obtaining or maintenance of a Permit and Tax matters, which are the subject of Section 6.13, Section 6.16 and Section 6.17, respectively, or as set forth on Section 6.7 of the Parent Disclosure Letter, the Parent is, and for the four years preceding the Execution Date has been in compliance with all applicable Laws, except for any such non-compliance as has not and would not, individually or in the aggregate, constitute a Parent Material Adverse Effect. 6.8 Real Property. (a) Section 6.8(a) of the Parent Disclosure Letter sets forth a correct and complete list, including the street address, of all real property which the Parent owns (such property, the “Parent Owned Real Property”) and all Leases (such property, the “Parent Leased Real Property” and together with the Parent Owned Real Property, collectively, the “Parent Real Property”). Except as set forth on Section 6.8(a) of the Parent Disclosure Letter or as would not be material to the Parent, the Parent or its applicable Subsidiary has (i) good, valid and indefeasible fee simple title to the Parent Owned Real Property and (ii) legal, valid and subsisting leasehold interests in the Parent Leased Real Property, in each case free and clear of all Liens (except for Permitted Liens). There is no action pending or, to the Knowledge of the 27 DB1/ 97944280.20

Parent, threatened, that if adversely determined would interfere, in any material respect, with the quiet enjoyment by the Parent of any such leasehold. Except for the Permitted Liens, or as set forth on Section 6.8(a) of the Parent Disclosure Letter, no third party has any rights to occupy or otherwise use any material portion of the Parent Owned Real Property. Except as set forth on Section 6.8(a) of the Parent Disclosure Letter, the Parent has not subleased any material portion of the Parent Leased Real Property to a third party. The Parent Real Property is all the real property used or held for use by the Parent in connection with the operation of the Business and constitutes all of the real property needed for the conduct of the Business of Parent as currently conducted in all material respects. (b) Other than as would not be material to Parent, with respect to each item of Parent Owned Real Property, (i) there are no Proceedings pending or, to the Knowledge of the Parent, threatened in writing against the Parent challenging Parent’s or any such Subsidiary’s title to the Parent Owned Real Property, and (ii) there are no pending or, to the Knowledge of the Parent, threatened, condemnation or eminent domain proceedings that affect any Parent Owned Real Property, and the Parent has not received notice of the same. (c) To the Knowledge of the Parent, (i) each parcel or item of Parent Real Property has rights of ingress and egress and utility services for the operation of the business currently conducted on such parcel or item of Parent Real Property other than as would not be material to the Parent; and (ii) the Parent is in material compliance with any and all Laws applicable to or affecting such Parent Real Property. (d) The Parent has delivered to the Company copies of each deed for each parcel of Parent Owned Real Property vesting title to such parcel of Parent Owned Real Property in the Parent or a Subsidiary and all title insurance policies, all underlying current title documents and surveys relating to the Parent Owned Real Property, to the extent such deeds, policies, documents and surveys are in the possession of the Parent. (e) The Parent has delivered to the Parent true, correct and complete copies of all Leases for the Parent Leased Real Property. Subject to the Enforceability Exceptions, each of the Leases is a valid and binding agreement of the Parent or its applicable Subsidiary, and is in full force and effect, and neither the Parent, its applicable Subsidiary, nor any other party thereto, is in material default or breach in any material respect under the terms of any such Lease. 6.9 Tangible Personal Property. Except as set forth on Section 6.9 of the Parent Disclosure Letter, and other than as does not constitute, individually or in the aggregate, a Parent Material Adverse Effect, the Parent has good, marketable and valid title to (or a valid leasehold interest in) the Parent Tangible Personal Property currently owned or used by the Parent in the Business, and such title or leasehold interests are free and clear of Liens, except Permitted Liens. Other than as does not constitute, individually or in the aggregate, a Parent Material Adverse Effect, all Parent Tangible Personal Property is in good operating condition and repair, subject to normal wear and maintenance, and is usable in the ordinary course of business. 28 DB1/ 97944280.20

6.10 Parent SEC Reports. (a) The Parent has filed or otherwise furnished all forms, reports, registration statements and other documents (including all exhibits and other information incorporated therein, amendments and supplements thereto) required to be filed or furnished by it with the SEC since January 1, 2015. (b) Each of the Parent’s forms, reports, registration statements and other documents filed or furnished by the Parent with the SEC since January 1, 2015 (such forms, reports, registration statements and other documents, whether or not available through EDGAR, are collectively referred to herein as the “Parent SEC Reports”) and the Certifications (i) as of the date of the filing thereof, complied as to form with the requirements of the Securities Act the Exchange Act, and the Sarbanes-Oxley Act of 2002, as the case may be, and (ii) as of its filing date (or, if amended or superseded by a subsequent filing prior to the date of this Agreement, on the date of such filing) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Since January 1, 2015 and as of the Execution Date, no executive officer of Parent has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act of 2002. As of the Execution Date, there are no material outstanding or unresolved comments in comment letters received from the SEC or its staff, and, to the Knowledge of the Parent, none of the Parent SEC Reports is the subject of ongoing SEC review. (c) The Parent has not, in the three months preceding the date hereof, received written notice from the NYSE that Parent is not in compliance with the listing or maintenance requirements of the NYSE. Since January 1, 2015, the Parent is, and has been, in compliance with the applicable listing and corporate governance rules and regulations of the NYSE applicable to it. (d) The Parent has implemented and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act), and such controls and procedures are reasonably designed to ensure that (i) all information required to be disclosed by the Parent in the reports that it files under the Exchange Act is recorded, processed, summarized, and reported within the time periods specified in the SEC’s rules and forms and (ii) all such information is accumulated and communicated to the Parent’s management, including its chief executive officer and chief financial officer, as appropriate, to allow timely decisions regarding required disclosure. (e) The Parent has implemented and maintained a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) reasonably designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. (f) Since January 1, 2015, (i) there have not been any changes in the Parent’s internal controls over financial reporting that are reasonably likely to materially affect the Parent’s internal controls over financial reporting; (ii) the Parent has disclosed, based on the 29 DB1/ 97944280.20 most recent evaluation of its chief executive officer and its chief financial officer prior to the date of this Agreement, to the Parent’s outside auditors and the audit committee of the Parent’s board of directors any “significant deficiency” or “material weakness” in the design or operation of the Parent’s internal controls over financial reporting, which are reasonably likely to adversely affect in any material respect the Parent’s ability to record, process, summarize, and report financial information; and (iii) none of the Parent, the Parent’s outside auditors or the audit committee of the Parent Board has received any oral or written notification of any Fraud, whether or not material, that involves management or other employees of the Parent who have a significant role in the Parent’s internal controls over financial reporting. The terms “significant deficiencies” and “material weaknesses” have the meanings assigned to such terms in Rule 13a-15(f) of the Exchange Act. (g) Parent is an “emerging growth company” within the meaning of Rule 12b- 2 under the Exchange Act. 6.11 Financial Statements. (a) Each of the financial statements (including, in each case, any notes thereto) contained or incorporated by reference in the Parent SEC Reports complied with the rules and regulations of the SEC and applicable accounting requirements as of the date of the filing of such reports, was prepared from, and is in accordance with, the books and records of the Parent, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in such financial statements or the notes thereto), and fairly presents in all material respects the financial condition and the results of operations, changes in stockholders’ equity, and cash flow of the Parent as of the respective dates of and for the periods referred to in such financial statements (taking into account the notes thereto), subject, in the case of interim financial statements, to (i) the omission of notes to the extent permitted by Regulation S-X and (ii) normal, recurring year-end adjustments. (b) The Parent is not a party to, and has no commitment to become a party to, (i) any joint venture, off-balance sheet partnership or any similar Contract (including any Contract relating to any transaction or relationship between or among the Parent, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K promulgated by the SEC)), and including similar collaboration, participation or off-set arrangements or obligations, where the result, purpose or effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Parent in the Parent SEC Reports or the Parent’s financial statements, or (ii) any Contract relating to any transaction or relationship with, or ownership or other economic interest in, any variable interest entity. (c) To the Knowledge of the Parent, no officer, director, employee or accountant of the Parent has received any written complaint, allegation, assertion or claim that the Parent has engaged in improper, illegal or fraudulent accounting or auditing practices. (d) To the Knowledge of the Parent, each of the Parent’s auditors was, during the period covered by the Parent Financial Statements on which they reported, an independent 30 DB1/ 97944280.20 certified public accounting firm with respect to the Parent under Rule 101 of the American Institute of Certified Public Accountants Code of Professional Conduct. 6.12 Absence of Certain Changes. Except as expressly contemplated by this Agreement, (a) during the period beginning on December 31, 2017 and ending as of the Execution Date, the Business of the Parent has been conducted in the ordinary course of business consistent with past practice, (b) since December 31, 2017, there have not occurred any changes, events, circumstances, occurrences, effects or developments that constitute, individually or in the aggregate, a Parent Material Adverse Effect and (c) during the period beginning on March 31, 2018 and ending on the Execution Date, no action has been taken by the Parent that, if taken after the Execution Date without the written consent of the Parent, would constitute a breach of Section 7.2(b) (other than clause (ii)). During the period beginning on December 31, 2017 and ending on the Execution Date, there has not occurred any damage (ordinary wear and tear excepted), destruction or casualty loss resulting in damages exceeding $500,000 (to the extent not covered by insurance or customer indemnity or reimbursement) with respect to any individual asset owned or operated by the Parent. 6.13 Environmental Matters. (a) Except as to matters set forth on Section 6.13 of the Parent Disclosure Letter or as would not reasonably be expected to result in a Material Adverse Effect: (i) the Parent is and, for the two years preceding the Execution Date, has been in compliance with all Environmental Laws; (ii) the Parent possesses all Environmental Permits for the operations of the Business as they are currently conducted, and the Parent is in compliance with the terms of such Environmental Permits; (iii) the Parent and its properties and operations are not subject to any pending or, to the Knowledge of the Parent, threatened Proceeding arising under any Environmental Law, nor has the Parent received any notice, order or complaint from any Governmental Body or Person alleging any Environmental Claim, or violation of or liability arising under any Environmental Law that would reasonably be expected to result, individually or in the aggregate, in Environmental Costs and Liabilities; and (iv) for the two years preceding the Execution Date, to Parent’s Knowledge, (A) there has been no unauthorized Release of Hazardous Substances by the Parent required to be reported to any Governmental Body or investigated or remediated under any Environmental Law (i) on, at, under, to, or from any of the Real Property (for purposes of this Section 6.13, “Real Property” shall mean that real property owned, operated, leased or partially or wholly occupied by the Parent as of the Closing Date), (ii) on, at, under, to or from any property formerly owned, operated, leased or occupied by the Parent and for which the Parent reasonably would be expected to bear liability, (iii) from or in connection with the Parent’s operations or (iv) on, at, under, to, or from locations offsite of the Real Property to which the Parent has shipped Hazardous Substances for treatment, storage, handling or disposal and (B) the Parent has not caused or contributed to a Release of Hazardous Substances at, on, adjacent to, 31 DB1/ 97944280.20 under or from property subject to Contract service by the Parent, in each case of (A) or (B), in a manner that would reasonably be expected to result, individually or in the aggregate, in any Environmental Costs and Liabilities; (b) The Parent has furnished or made available for review in the Data Room all material written materials within the possession of the Parent regarding known material non- compliance by the Parent with, Environmental Permits issued under, or material liability by the Parent under, Environmental Laws and Environmental Costs and Liabilities associated therewith, including but not limited to all material (i) Environmental Permits; and (ii) Phase I and Phase II environmental site assessment reports (collectively referred to as the “Parent Environmental Information”). (c) Notwithstanding any other provisions to this Agreement to the contrary, this Section 6.13 contains the sole and exclusive representations and warranties of the Parent with respect to matters arising under Environmental Law, including with respect to Hazardous Substances, Environmental Claims, Environmental Costs and Liabilities, Environmental Permits, Environmental Remedial Action and any other matter relating to compliance with, or liabilities under, Environmental Laws. 6.14 Parent Material Contracts. (a) Section 6.14 of the Parent Disclosure Letter sets forth, as of the Execution Date, a complete and accurate list of each Contract that would be required to be disclosed by Parent based on the definitions of Material Contracts pursuant to Section 5.13(a) substituting Parent for the Company (collectively, the “Parent Material Contracts”). Other than as would not, individually or in the aggregate, be material to Parent and subject to the Enforceability Exceptions, each Parent Material Contract is a valid and binding obligation of the Parent, and is in full force and effect and enforceable in accordance with its terms against the Parent and, to the Knowledge of the Parent, the other parties thereto; provided, however, that the Parent makes no representation or warranty, express or implied, as to the enforceability of any (i) non-competition or other restrictive covenant or (ii) indemnification obligation, in each case, set forth in the Parent Material Contracts. The Parent has provided or made available to the Company a true and complete copy of each Material Contract. (b) Neither the Parent nor, to the Knowledge of the Parent, any other party to any Parent Material Contract is in default or breach in any material respect under the terms of any Parent Material Contract and no event has occurred that with the giving of notice or the passage of time or both would constitute a breach or default by the Parent or, to the Knowledge of the Parent, any other party to any Parent Material Contract, or would permit termination, modification or acceleration under any Parent Material Contract. (c) As of the date hereof, the Parent has not received any written notice to terminate, cease performance of or amend in a manner materially adverse to the Parent, any Parent Material Contract. 6.15 Legal Proceedings; Orders. Other than with respect to Proceedings (a) arising under Environmental Laws, which are the subject of Section 6.13, (b) relating to Tax matters, 32 DB1/ 97944280.20 which are the subject of Section 6.17, and (c) relating to Employee Benefits Plans, which are the subject of Section 6.18, there are no (a) Proceedings pending or, to the Knowledge of the Parent or Merger Sub, threatened against the Parent or Merger Sub, or (b) judgments, decrees, injunctions, rulings or orders of any Governmental Body outstanding against the Parent, in each case, that constitutes, individually or in the aggregate, a Parent Material Adverse Effect. 6.16 Permits. Other than with respect to Environmental Permits which are the subject of Section 6.13, Section 6.16 of the Parent Disclosure Letter sets forth all material Permits held by the Parent as of the date hereof (the “Parent Scheduled Permits”), which are all of the material Permits necessary for the Parent to conduct the Business as currently conducted. All Parent Scheduled Permits are valid and in full force and effect in all material respects. The Parent has been and is currently in compliance in all material respects with all Parent Scheduled Permits, and the Parent has not received any written notice of any current violations of any Parent Scheduled Permits. The Parent has not received any written notice with respect to the suspension, cancellation or termination of any Parent Scheduled Permits or the assessment of any fines or penalties relating thereto, and to the Knowledge of the Parent, no suspension, cancellation or termination of any Parent Scheduled Permits or the assessment of any fines or penalties relating thereto is threatened or imminent, other than as would not be material to Parent. 6.17 Taxes. Except as set forth on Section 6.17 of the Parent Disclosure Letter: (a) All Tax Returns required to be filed (taking into account extensions of time for filing) by or with respect to the Parent have been timely filed and all such Tax Returns are complete and correct in all respects. All Taxes that are due and payable by the Parent have been paid in full. (b) There is no outstanding claim, deficiency or assessment against the Parent for any Taxes that has been asserted in writing by any Governmental Body, and no written claim has been made, within the preceding four years, by a Governmental Body in a jurisdiction where the Parent does not file Tax returns or pay Taxes that it is obligated to file Tax Returns or pay Taxes in such jurisdiction. There is no pending audit, examination or other Proceeding (and the Parent not received notice in writing of any proposed or threatened audit, examination or other Proceeding) relating to the assessment or collection of any Taxes due from the Parent. (c) All Taxes required to be withheld, collected or deposited by or with respect to the Parent have been timely withheld, collected or deposited as the case may be, and to the extent required, have been paid to the relevant taxing authority. (d) There are no outstanding agreements or waivers extending the time for the assessment or payment of any Taxes of the Parent. (e) There are no Liens (other than Permitted Liens) on any of the assets of the Parent that arose in connection with any failure (or alleged failure) to pay any Tax. (f) The Parent has not participated, or is currently participating, in any “listed transaction,” as defined in Treasury Regulations § 1.6011-4(b)(2). 33 DB1/ 97944280.20

(g) The Parent has not previously been a member of a U.S. affiliated group electing to file a consolidated Tax Return, other than a group of which Parent is or was the common parent. (h) The Parent is not a party to any Tax allocation, sharing or indemnity Contract or arrangement (not including, for the avoidance of doubt (i) an agreement or arrangement solely among the members of a group the common parent of which is the Parent, or (ii) any Tax sharing or indemnification provisions contained in any agreement entered into in the ordinary course of business and not primarily relating to Tax (e.g., leases, credit agreements or other commercial agreements)). The Parent does not have any liability for Taxes of any Person under Treasury Regulations § 1.1502-6 (or any similar provision of state, local or foreign Law) or as a transferee or successor. Notwithstanding any other provision in this Agreement, the representations and warranties in this Section 6.17 and in Section 6.18 are the only representations and warranties in this Agreement with respect to the Tax matters of the Parent. 6.18 Parent Employee Benefits. (a) Section 6.18(a) of the Parent Disclosure Letter provides a complete and accurate list as of the date of this Agreement of each material Parent Employee Benefit Plan which is sponsored, maintained, or contributed to, or is required to be contributed to, by the Parent, or has been sponsored, maintained, or contributed to, or with respect to which the Parent has or could have any liability or obligation (whether on an actual or contingent basis), by the Parent (a “Parent Benefit Program”). For purposes of this Agreement, the term “Parent Employee Benefit Plan” means: (i) any “employee benefit plan,” as such term is defined in Section 3(3) of ERISA. (ii) any employment, consulting, separation, retention, profit-sharing, savings, stock option, stock appreciation right, phantom stock, equity compensation, collective bargaining agreement, change-in-control, bonus, incentive compensation, equity purchase right, salary continuation, severance pay, deferred compensation, supplemental income, vacation, paid- time off, sick leave, disability, death benefit, group welfare insurance, hospitalization, medical, dental, life, Code Section 125 “cafeteria” or “flexible” benefit, educational assistance or fringe benefit plan, program, policy, practice, agreement or arrangement and each other compensation or benefit plan, policy, agreement, arrangement, program, practice or understanding, whether written or unwritten, which is not described in Section 6.18(a)(i). (b) True, correct and complete copies of each Parent Benefit Program, related trusts, insurance or group annuity contracts and each other funding or financing arrangement relating to any Parent Benefit Program, including all amendments thereto, have been furnished to the Company. There has also been furnished to the Company, with respect to each Parent Benefit Program for which such report and description is required to be filed, the most recent report on Form 5500 with related disclosure schedules, audited financial statements and actuarial reports and the current summary plan description. Additionally, the most recent determination 34 DB1/ 97944280.20 letter (or opinion letter, if applicable) from the Internal Revenue Service for each Parent Benefit Program intended to be qualified under Section 401(a) of the Code has been furnished (or, if no such letter has been received for such a plan and the applicable filing period is not still open, the outstanding determination letter application for the plan has been furnished). (c) Except as would not constitute a Parent Material Adverse Effect, each Parent Benefit Program has been and currently is administered in compliance in all respects with its terms, the applicable provisions of ERISA, the Code and all other applicable Laws. (d) Except as would not constitute a Parent Material Adverse Effect, there are no Proceedings pending (other than routine claims for benefits) or, to the Knowledge of the Parent, threatened in writing against, or with respect to, any Parent Benefit Program or its assets, and, to the Knowledge of the Parent, no set of circumstances exists which may reasonably be expected to give rise to a Proceeding, against any Parent Benefit Program, any fiduciaries thereof with respect to their duties to the Parent Benefit Program or the assets of any of the trusts under any Parent Benefit Program which could reasonably be expected to result in any material liability of the Parent. (e) Except as would not constitute a Parent Material Adverse Effect, neither the Parent nor any of its ERISA Affiliates sponsors, contributes to or is required to contribute to or has sponsored, maintained or contributed to, or has been required to contribute to, or has any liability or obligation (whether on an actual or contingent basis) with respect to, any of the following: (A) any plan subject to Title IV of ERISA or Section 302 of ERISA or Section 412, 430 or 4971 of the Code; any plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA; or (C) any Multiemployer Plan. (f) Except as would not constitute a Parent Material Adverse Effect, the Parent does not have any post-termination or post-retirement liability for life, health, medical or other welfare benefits to former employees or beneficiaries or dependents thereof, except for health continuation coverage as required by Section 4980B of the Code or Part 6 of Title I of ERISA and at no expense to the Parent. (g) Each Parent Benefit Program that is an employee welfare benefit plan under Section 3(1) of ERISA either (A) is funded through an insurance company contract and is not a “welfare benefit fund” within the meaning of Section 419 of the Code or (B) is unfunded. (h) The Parent has made all material payments and contributions to each Parent Benefit Program on a timely basis as required by the terms of each such Parent Benefit Program (and any insurance contract funding such plan) and any applicable Law and, to the extent any payment or contribution is not required to be made or paid on or before the date hereof, it has been fully reflected on the Financial Statements. (i) To the Knowledge of the Parent, neither the Parent, nor any other person, including any fiduciary, has engaged in any non-exempt “prohibited transaction” (as defined in Section 4975 of the Code or Section 406 of ERISA), which could subject any of the Parent Benefit Programs or their related trusts, the Parent, or any person that the Parent has an 35 DB1/ 97944280.20 obligation to indemnify, to any material tax or penalty imposed under Section 4975 of the Code or Section 502 of ERISA. (j) Each Parent Benefit Program that is a Qualified Plan has received a favorable determination letter (or opinion letter, if applicable) that has not been revoked, and to the Knowledge of the Parent, there are no existing circumstances and no events have occurred that could reasonably be expected to adversely affect the qualified status of any Qualified Plan or its related trust. (k) Except as set forth on Section 6.18(k) of the Parent Disclosure Letter, neither the execution of this Agreement, equityholder approval of this Agreement, nor the consummation of the Transactions (whether alone or in connection with any subsequent event(s)), will result in, or cause, (i) any increase in the amount or value of, any payment or benefit to any employee, officer or director of the Parent, including any severance pay or change of control bonus pay, (ii) any limitation on the right of the Parent to amend, merge, or terminate any Parent Benefit Program, (iii) accelerated vesting, funding (through a grantor trust or otherwise), delivery or time of payment to any employee, officer or director of the Parent of any payment or benefit, or (iv) any increase in the amount payable or result in any other obligation pursuant to any Parent Benefit Programs. No amount or benefit paid or payable by the Parent or that could otherwise be received on account of the Closing (whether in cash, in property, in the form of benefits or vesting in cash or property) in connection with the consummation of the Transactions (either solely as a result thereof or as a result of such transactions in conjunction with any other event), or any portion thereof, will be an “excess parachute payment” within the meaning of Section 280G of the Code. 6.19 Labor Matters. (a) The Parent has provided to the Company a true and correct schedule as of the date of this Agreement setting forth the name of each individual who is employeed by the Parent (excluding rig crew personnel) and, with respect to each such individual, his or her job title. Section 6.19(a) of the Parent Disclosure Letter lists any employment, consulting, bonus, incentive, severance, retention, change in control, or other agreement applicable to each such individual. (b) (i) The Parent is not and has never been a party to, or bound by, any collective bargaining agreement or any other Contract with any labor union, trade union, works council, or other representative of employees, and no such agreements are being negotiated; (ii) no labor organization or group of employees of the Parent has provided notice to the Parent of a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation or certification proceeding presently pending or, to the Knowledge of the Parent, threatened to be brought or filed, with the National Labor Relations Board or any other labor relations tribunal or authority; (iii) there are no pending or, to the Knowledge of the Parent, threatened union organizing activities with respect to the Parent and no such activities have occurred within the past four years; and (iv) there is no labor strike, work stoppage, slowdown, lockout, material arbitration, material unfair labor practice charge or material grievance, or other material labor dispute pending or, to the Knowledge of the Parent, 36 DB1/ 97944280.20

threatened against or involving the Parent, and no such dispute has occurred within the past four years. (c) Except as set forth on Section 6.19(c) of the Parent Disclosure Letter, the Parent and is, and for at least the past four years has been, in compliance in all material respects with all Laws with respect to the employment or engagement of employees (including the FLSA and all such Laws regarding wages and hours, classification of employees and contractors, collective bargaining, labor relations, anti-discrimination, anti-retaliation, recordkeeping, employee leave, Tax withholding and reporting, immigration and safety). Except as would not constitute a Parent Material Adverse Effect, all individuals employed by the Parent are authorized to work in the United States under all federal and applicable state immigration Laws and no Person has made, or to the Knowledge of the Parent, threatened to make, any Claim that such individuals are not authorized to work in the United States. (d) Except as would not constitute a Parent Material Adverse Effect, each independent contractor who provides, or provided, services to the Parent is, and has been, properly classified as an “independent contractor” under all applicable Laws and each Parent Benefit Program. (e) Except as would not constitute a Parent Material Adverse Effect, except as set forth on Section 6.19(e) of the Parent Disclosure Letter, there are no, and in the past 12 months there have been no, actions, claims, or Proceedings pending or, to the Knowledge of the Parent, threatened in writing by or before any Governmental Body relating to labor or employment practices, or any alleged non-compliance with labor or employment Laws. 6.20 Insurance Coverage. Set forth in Section 6.20 of the Parent Disclosure Letter is a list of all Policies applicable to or currently held by the Parent, setting forth, in respect of each Policy, the name, number, carrier, term, type of coverage, deductibles and coverage limits. Except as is or would not be material to Parent, since December 31, 2016, (a) no event has occurred, including, without limitation, the failure by the Parent to give any notice or information or the Parent giving any inaccurate or erroneous notice or information, which would reasonably be expected to limit or impair the rights of the Parent under any such Policy, (b) all such Policies are valid and are in full force and effect, (c) all premiums with respect to such Policies covering all periods up to and including the date of the Closing have been or will be paid in full, (e) no written notice of cancellation or termination has been received with respect to any such Policy or other form of insurance and the Parent is in compliance with the terms of the Policies to which it is a party and (f) there is no material claim pending under any such Policy as to which coverage has been questioned, denied or disputed by any insurer and all claims and reportable incidents under any Policy have been reported. 6.21 Intellectual Property. (a) Section 6.21(a) of the Parent Disclosure Letter contains a complete and accurate list of all registered Parent Owned Intellectual Property (“Parent Registered IP”). (b) To the Knowledge of the Parent, except as would not constitute a Parent Material Adverse Effect, (i) all material Parent Registered IP currently used in the Business of 37 DB1/ 97944280.20 the Parent is valid, subsisting and enforceable and (ii) no such Parent Registered IP has been abandoned, canceled or adjudicated invalid (excepting any expirations in the ordinary course of business), or is subject to any outstanding order, judgment or decree restricting its use or adversely affecting or reflecting the Parent’s rights thereto. (c) The Parent owns all right, title and interest in and to, or otherwise possess valid licenses or other rights to use, all material Intellectual Property Rights necessary for the operation of the business of Parent as presently conducted, free and clear of all Liens (other than Permitted Liens) and exclusive licenses granted to third parties. The consummation of the Transactions will not alter or impair the ownership or right of the Parent to use any such Intellectual Property Rights or any component thereof. (d) To the Knowledge of the Parent, the Parent Owned Intellectual Property currently used to conduct the Business of the Parent and the conduct of the Business of the Parent do not infringe upon, misappropriate, dilute or otherwise violate any Intellectual Property Rights of any third party. There are no unresolved pending or, to the Knowledge of the Parent, threatened actions or claims that allege that the Parent has infringed, misappropriated, diluted or otherwise violated the Intellectual Property Rights of any third party, or that any of the Parent Owned Intellectual Property is invalid, unenforceable, unpatentable, unregisterable, cancelable, not owned or not owned exclusively by the Parent and the Parent has not received any notice alleging that it has violated or, by conducting its business and operations, could violate any third Intellectual Property Rights. To the Knowledge of the Parent, no third party is infringing, misappropriating or otherwise diluting or violating rights in any Parent Owned Intellectual Property. (e) No Parent Owned Intellectual Property is subject to any outstanding court order or decree against the Parent. (f) The Parent’s IT Systems are adequate in all material respects for the current requirements of and use in the Business of the Parent, including in terms of functionality, capacity and performance. To the Knowledge of Parent, the Parent has not for the two years preceding the Execution Date experienced a failure, virus, bug, breakdown of, material substandard performance or breach of any part of the Parent’s IT Systems which has caused material disruption or interruption to its use by the Parent or resulted in any unauthorized disclosure of or access to any data owned, collected or controlled by the Parent. The Parent has taken commercially reasonable steps to provide for the backup and recovery of data and information, have commercially reasonable disaster recovery plans, procedures and facilities, and, as applicable, have taken commercially reasonable steps to implement such plans and procedures. Except as set forth on Section 6.21(f) of the Parent Disclosure Letter, to the Knowledge of the Parent, the Parent’s IT Systems do not contain any “back door,” “time bomb,” “Trojan horse,” “worm,” “drop dead device,” “virus” (as these terms are commonly used in the computer software industry) or other software routines or hardware components intentionally designed to permit (i) unauthorized access to a computer or network, (ii) unauthorized disablement or erasure of software, hardware or data or (iii) any other similar type of unauthorized activities. The Parent has taken commercially reasonable technical, administrative, and physical measures to protect the integrity and security of the computer systems and the data stored thereon from unauthorized use, access, or modification by third parties. 38 DB1/ 97944280.20

(g) The software used by the Parent in its products does not contain, and is not distributed with, any software that is licensed pursuant to an “open source” or other third party license agreement that, as such software is used by the Parent, requires the disclosure or licensing of any Parent Owned Intellectual Property. (h) To the Knowledge of the Parent, the use of the Parent Data by the Parent in connection with the Business does not infringe or violate the rights of any person or otherwise violate any Law. To the Knowledge of the Parent, the Parent has collected, stored and processed personal information from distributors, resellers, partners or customers in accordance with applicable data protection and privacy Laws and such personal information can be used by the Parent after the Closing in the manner presently used and in a manner consistent with the past practices of the Parent. The Parent does not transmit any personal or non-public Parent Data of its distributors, resellers, partners or end users across country borders and all such Parent Data is processed by the Parent exclusively in Parent Data centers located in the same country as the Parent Data owner. The Parent does not provide and has not been legally required to provide any notice to Parent Data owners in connection with any unauthorized access, use or disclosure of personally-identifiable Parent Data. 6.22 Business Conduct of Merger Sub. Merger Sub was formed on July 9, 2018. Since its inception, Merger Sub has not engaged in any activity, other than such actions in connection with (a) its organization and (b) the preparation, negotiation and execution of this Agreement and the Transactions. Merger Sub has no operations, has not generated any revenues and has no liabilities other than those incurred in connection with the foregoing and in association with the Merger as provided in this Agreement. 6.23 Brokers’ Fee. Except for fees payable by Parent to Evercore LLC, there is no broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Parent or Merger Sub with respect to which the Members or the Company shall be liable. 6.24 Information Supplied. The Proxy Statement will not, at the date the Proxy Statement is mailed to the stockholders of Parent or at the time of the meeting of the stockholders of the Parent to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The portions of the Proxy Statement supplied by the Parent will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. No representation or warranty is made by the Parent with respect to statements made or incorporated by reference therein based on information regarding the Company incorporated by reference in the Proxy Statement or supplied by the Company specifically for inclusion in the Proxy Statement. 6.25 Opinion. The Parent Board has received the opinion of Evercore LLC to the effect that, as of the date of such opinion and based upon and subject to the assumptions made, qualifications and limitations on the review undertaken and other matters considered, the Merger Consideration to be paid or made by the Parent pursuant to this Agreement as consideration for 39 DB1/ 97944280.20 the Company Units was fair from a financial point of view to Parent, and, as of the date of this Agreement, such opinion has not been withdrawn, revoked or modified. 6.26 New Term Loan Commitment Letter. (a) As of the date of this Agreement, Parent has received the executed New Term Loan Commitment Letter from the financial institutions party thereto, pursuant to which such financial institutions have committed, subject to the terms and conditions set forth therein, to provide to Parent the Financing. A true and complete copy of the New Term Loan Commitment Letter, which has been redacted in the manner required by the terms thereof to remove the amounts, percentages and basis points of compensation set forth therein, has been made available to the Company. (b) Parent has fully paid, or caused to be paid, any and all commitment fees or other fees required by such New Term Loan Commitment Letters to be paid on or before the date of this Agreement. The New Term Loan Commitment Letter is a legal, valid and binding obligation of Parent, enforceable against Parent and, to the knowledge of Parent, each other party thereto, in each case, in accordance with its terms except as may be limited by the Enforceability Exceptions. As of the date of this Agreement, each New Term Loan Commitment Letter is in full force and effect, has not been amended, modified, withdrawn, terminated or rescinded in any respect, and no event has occurred which (with or without notice, lapse of time or both) would reasonably be expected to constitute a breach thereunder on the part of Parent. No amendment or modification to, or withdrawal, termination or rescission of, any New Term Loan Commitment Letter is contemplated other than amendment or modifications permitted by Section 7.21. Assuming the satisfaction of the conditions to Closing set forth in this Agreement (including Section 8.1(d)), the aggregate proceeds contemplated by the New Term Loan Commitment Letter, together with available cash of Parent, will be sufficient for Parent to complete the transactions contemplated by this Agreement and to satisfy all of the obligations of Parent and Merger Sub under this Agreement, including to pay the Closing payments as set forth in Section 4.1. Parent has not incurred any obligation, commitment, restriction or liability of any kind, and is not contemplating or aware of any obligation, commitment, restriction or liability of any kind, in either case which would reasonably be expected to impair or adversely affect such resources. As of the date of this Agreement, there are no side letters or other Contracts, arrangements or understandings related to the funding or investing, as applicable, of obligations under this Agreement that could reasonably be expected to (i) prevent or substantially delay the availability of the full amount such funds contemplated by the New Term Loan Commitment Letter at the Closing or (ii) affect the enforceability of the New Term Loan Commitment Letter. ARTICLE VII COVENANTS OF THE PARTIES 7.1 Conduct of the Company’s Business. (a) From the Execution Date through the Closing, except (i) as set forth on Section 7.1(b) of the Company Disclosure Letter, (ii) as expressly permitted or required by this Agreement, (iii) as required by applicable Law or (iv) as otherwise approved with the prior written consent of the Parent (which consent shall not be unreasonably withheld, conditioned or 40 DB1/ 97944280.20 delayed), the Company shall use commercially reasonable best efforts to conduct the Business in the ordinary course of business including by using commercially reasonable best efforts to: (A) preserve substantially intact the business organization of the Company; and (B) maintain its existing relations with key suppliers, customers, employees and other Persons having key business relationships with the Company. (b) Except as otherwise expressly permitted by this Agreement, as set forth on Section 7.1(b) of the Company Disclosure Letter, or with the prior written consent of the Parent, from the Execution Date through the Closing, the Company shall not: (i) (A) declare, set aside, or pay any dividends on, or make any other distributions (whether in cash, stock, or property) in respect of, any of its equity or voting interests, except for any dividend of the Mechanical Rig Net Proceeds, (B) split, combine, or reclassify any of its equity or voting interests, or issue any other securities in respect of, in lieu of, or in substitution for its equity or voting interests, except for transactions by a wholly-owned Subsidiary of the Company, (C) purchase, redeem, or otherwise acquire any securities of the Company or any securities convertible into or exchangeable for such securities or any options, warrants, calls, or rights to acquire any such shares or other securities (including any Indebtedness issued pursuant to any Company Note Agreements, other than the Conversion pursuant to the Conversion Agreement) or (D) pay any cash interest payments under any Indebtedness issued pursuant to any Company Note Agreements (which shall not be deemed to include any payment of the Mechanical Rig Net Proceeds or any interest payable in kind under any Company Note Agreements); (ii) offer, issue, deliver, grant, sell, pledge, or otherwise encumber any shares of its equity or voting interests or any securities convertible into, or exchangeable for, or any options, warrants, calls, or rights to acquire or receive, any such interests, or securities or any stock appreciation rights, phantom stock awards, or any other similar rights that are linked in any way to the value of the Company or any part thereof; (iii) acquire by merger or consolidation, or by purchasing all or a substantial portion of the assets of, or by purchasing all or a substantial equity or voting interest in, or by any other manner, all or a substantial portion of any business or any entity or division thereof of any Person; (iv) acquire any equity interest in any Person or any assets or a license therefor, other than acquisitions of assets that are used or held for use in the ordinary course of business or in order to maintain the material Company Tangible Personal Property in good working order; or pursuant to existing Contracts as of the date of this Agreement that have been provided to the Parent prior to the date hereof; (v) amend the Organizational Documents of the Company; (vi) make or commit to make any capital expenditure or series of related capital expenditures (A) other than budgeted capital expenditures set forth on Section 7.1(b) of the Company Disclosure Letter or (B) less than $5,000,000 in the aggregate, 41 DB1/ 97944280.20 except for capital expenditures to repair damage resulting from insured casualty events where there is a reasonable basis for a claim of insurance or made in response to an emergency; (vii) sell or otherwise dispose of any of its properties or assets, other than (A) the sales and dispositions of inventory and products in the ordinary course of business and (B) sales or other dispositions of the Mechanical Rigs; (viii) (A) make or rescind any material election relating to Taxes (including any election for any joint venture, partnership, limited liability company or other investment where the Company has the authority to make such binding election, but excluding any election that is made periodically and consistent with past practice), (B) settle or compromise any material Proceeding relating to Taxes, or (C) change in any material respect any of its methods of reporting income or deductions for income Tax purposes from those employed in the preparation of its income Tax Returns that have been filed for prior taxable years, in each case other than as required by a Governmental Authority pursuant to an audit of the Company relating to the Tax matters; (ix) make any material change to the Company’s financial or accounting methods, policies, principles, elections or procedures, except as required by applicable Law or changes in GAAP; (x) except with respect to any Rig Contract, or in the ordinary course of business, (A) enter into or terminate any Contract that would constitute a Material Contract, or (B) amend any Material Contracts in a manner that would be adverse in the aggregate to the Company and, in each case, cost the Company more than any incremental $250,000 in any calendar year (provided, that, prior notice of any proposed amendment to a Material Contract will be provided in writing to the Parent); (xi) except as required by applicable Laws or the existing terms of the Company Benefit Programs: (A) increase the salary, wages or any other compensation of any officer, employee, director or independent contractor, other than for non-officers in the ordinary course of business consistent with past practice; (B) pay, grant, or award or promise to pay, grant, or award, any bonus or incentive compensation to any officer, employee, director or independent contractor, other than in the ordinary course of business consistent with past practice; (C) materially increase the coverage or benefits available to any current or former employee, officer, director or independent contractor, including any severance pay, vacation pay, deferred compensation, bonus or other incentive compensation plan, other than in the ordinary course of business consistent with past practice; (D) enter into any employment, deferred compensation, severance, retention, change in control, bonus, consulting, non-competition or similar agreement (or materially amend any such agreement) involving any officer, employee, director or independent contractor, other than with non-officers in the ordinary course of business; (E) grant any severance or termination pay to any current or former officer, employee, director or independent contractor, other than in the ordinary course of business and consistent with any Company Benefit Programs; (F) establish, adopt, enter into, materially amend or terminate any Company Benefit Program, other than amendments required to comply with applicable Laws; (G) grant any equity or equity-based awards; or (H) hire any individual who would become an individual who is employed by the Company as of the Closing Date, unless 42 DB1/ 97944280.20 necessary to replace an employee of Company whose employment has terminated as permitted herein (so long as such hiring is on compensation and other terms no more favorable than those of the employee who has been replaced), other than the hiring of any non-officers in the ordinary course of business; (xii) other than (A) up to an aggregate of $20,000,000 of Indebtedness (including letters of credit) under the Company Credit Facility and (B) Indebtedness that is converted into Series A Company Units of the Company prior to the Closing pursuant to the Conversion, incur any Indebtedness or sell any debt securities or options, warrants, calls, or other rights to acquire any debt securities of the Company; (xiii) mortgage, pledge or subject to any Lien any of the material assets or properties of the Company, other than Liens for Taxes not yet due and payable or that are being contested in good faith, or incur any material liability as a guarantor or otherwise in respect of any Indebtedness; (xiv) make any (A) loans, advances or extension of credit other than to customers or suppliers, travel and similar advances to employees, in each case in the ordinary course of business or (B) capital contributions to, or investments in, any other Person, in each case other than the Company or any direct or indirect wholly-owned Subsidiary of the Company; (xv) other than with respect to any ordinary course customer disputes, (A) settle or compromise any claim, liability or Proceeding for a cost exceeding $500,000 (net of any available insurance recovery); provided, however, that the Company shall not settle or compromise any Proceeding if such settlement or compromise (1) involves a material conduct remedy or material injunctive or similar relief, (2) involves an admission of criminal wrongdoing by the Company or (3) has a restrictive impact on the business of the Company in any material respect, or (B) waive or release any material claim or Proceeding brought by the Company against another Person, other than in the ordinary course of business consistent with past practice; (xvi) adopt a plan or agreement of complete or partial liquidation, dissolution, restructuring, recapitalization, merger, consolidation or other reorganization other than in connection with the Transactions; (xvii) enter into any Affiliate Transaction; (xviii) terminate or amend the coverage of any policies of title, liability, fire, workers’ compensation, property or any other form of insurance covering the assets or operations of the Company, except where such terminated coverage is replaced by comparable coverage (provided that such termination does not result in a material gap in coverage of the assets or operations of the Company); or (xix) authorize, agree or commit to take any of the actions described above. 7.2 Conduct of the Parent’s Business. 43 DB1/ 97944280.20

(a) From the Execution Date through the Closing, except (i) as expressly permitted or required by this Agreement, (ii) as required by applicable Law or (iii) as otherwise approved with the prior written consent of the Company (which consent will not be unreasonably withheld or delayed), the Parent shall, and shall cause Merger Sub to, use commercially reasonable best efforts to conduct their businesses in the ordinary course of business, including by using commercially reasonable best efforts to (A) preserve substantially intact their current business organizations; (B) maintain their existing relations with key suppliers, customers, employees and other Persons having key business relationships with the Parent; and (C) file all forms, reports, registration statements and other documents required to be filed by it with the SEC. (b) Except as otherwise expressly permitted by this Agreement, as set forth on Section 7.2(b) of the Parent Disclosure Letter, or with the prior written consent of the Company, from the Execution Date through the Closing, the Parent shall not, and shall cause Merger Sub not to: (i) (A) declare, set aside, or pay any dividends on, or make any other distributions (whether in cash, stock, or property) in respect of, any of its equity or voting interests, except for transactions solely among the Parent and its wholly owned Subsidiaries or among the Parent’s wholly owned Subsidiaries, (B) split, combine, or reclassify any of its equity or voting interests, or issue any other securities in respect of, in lieu of, or in substitution for shares of its capital stock or other equity or voting interests, except for transactions by a wholly- owned Subsidiary of the Parent, or (C) purchase, redeem, or otherwise acquire any securities of the Parent or Merger Sub or any securities convertible into or exchangeable for such securities or any options, warrants, calls, or rights to acquire any such shares or other securities; (ii) offer, issue, deliver, grant, sell, pledge, or otherwise encumber any shares of its equity or voting interests or any securities convertible into, or exchangeable for, or any options, warrants, calls, or rights to acquire or receive, any such interests, or securities or any stock appreciation rights, phantom stock awards, or any other similar rights that are linked in any way to the price of the Parent Common Stock or the value of the Parent or any part thereof; (iii) acquire by merger or consolidation, or by purchasing all or a substantial portion of the assets of, or by purchasing all or a substantial equity or voting interest in, or by any other manner, all or a substantial portion of any business or any entity or division thereof of any Person; (iv) acquire any equity interest in any Person or any assets or a license therefor, other than acquisitions of assets that are used or held for use in the ordinary course of business or in order to maintain the material Parent Tangible Personal Property in good working order; or pursuant to existing Contracts as of the date of this Agreement that have been provided to the Company prior to the date hereof; (v) amend the Organizational Documents of the Parent or Merger Sub, other than the Parent Charter Amendment made at or after Closing; 44 DB1/ 97944280.20

(vi) make or commit to make any capital expenditure or series of related capital expenditures (A) other than budgeted capital expenditures set forth on Section 7.2(b) of the Parent Disclosure Letter or (B) less than $5,000,000 in the aggregate, except for capital expenditures to repair damage resulting from insured casualty events where there is a reasonable basis for a claim of insurance or made in response to an emergency; (vii) sell or otherwise dispose of any of its properties or assets, other than the sales and dispositions of inventory and products in the ordinary course of business; (viii) (A) make or rescind any material election relating to Taxes (including any election for any joint venture, partnership, limited liability company or other investment where the Parent has the authority to make such binding election, but excluding any election that is made periodically and consistent with past practice), (B) settle or compromise any material Proceeding relating to Taxes, or (C) change in any material respect any of its methods of reporting income or deductions for income Tax purposes from those employed in the preparation of its income Tax Returns that have been filed for prior taxable years, in each case other than as required by a Governmental Authority pursuant to an audit of Parent relating to Tax matters; (ix) make any material change to the Parent’s or its Subsidiaries’ financial or accounting methods, policies, principles, elections or procedures, except as required by applicable Law or changes in GAAP; (x) (A) except with respect to any Rig Contract or in the ordinary course of business, enter into or terminate any Contract that would constitute a Material Contract, or (B) amend any Material Contracts in a manner that would be adverse in the aggregate to the Parent or Merger Sub and, in each case, cost the Parent or Merger Sub more than an incremental $250,000 in any calendar year (provided, that, prior notice of any proposed amendment to a Material Contract will be provided in writing to the Company); (xi) except as required by applicable Laws or the existing terms of the Parent Benefit Programs: (A) increase the salary, wages or any other compensation of any officer, employee, director or independent contractor, other than for non-officers in the ordinary course of business consistent with past practice; (B) pay, grant, or award or promise to pay, grant, or award, any bonus or incentive compensation to any officer, employee, director or independent contractor, other than in the ordinary course of business consistent with past practice; (C) materially increase the coverage or benefits available to any current or former employee, officer, director or independent contractor, including any severance pay, vacation pay, deferred compensation, bonus or other incentive compensation plan, other than in the ordinary course of business consistent with past practice; (D) enter into any employment, deferred compensation, severance, retention, change in control, bonus, consulting, non-competition or similar agreement (or materially amend any such agreement) involving any officer, employee, director or independent contractor, other than with non-officers in the ordinary course of business; (E) grant any severance or termination pay to any current or former officer, employee, director or independent contractor, other than in the ordinary course of business and consistent with any Parent Benefit Program; (F) establish, adopt, enter into, materially amend or terminate any Parent Benefit Program, other than amendments required to comply with applicable Laws; 45 DB1/ 97944280.20

(G) grant any equity or equity-based awards; or (H) hire any individual who would become an individual who is employed by the Parent as of the Closing Date, unless necessary to replace an employee of Parent whose employment has terminated as permitted herein (so long as such hiring is on compensation and other terms no more favorable than those of the employee who has been replaced), other than the hiring of any non-officers in the ordinary course of business; (xii) other than (A) up to an aggregate of $85,000,000 of Indebtedness under the Parent Credit Facility (or, at Closing, up to any amount of permitted Indebtedness under the Parent New Credit Agreement and Indebtedness under the Parent New Term Loan Agreement) or up to $5,000,000 in the aggregate of other Indebtedness, incur any Indebtedness or sell any debt securities or options, warrants, calls, or other rights to acquire any debt securities of the Parent or Merger Sub; (xiii) mortgage, pledge or subject to any Lien any of the material assets or properties of the Parent, other than Liens for Taxes not yet due and payable or that are being contested in good faith, or incur any material liability as a guarantor or otherwise in respect of any Indebtedness; (xiv) make any (A) loans, advances or extension of credit other than to customers or suppliers, travel and similar advances to employees, in each case in the ordinary course of business or (B) capital contributions to, or investments in, any other Person, in each case other than the Parent or any direct or indirect wholly-owned Subsidiary of the Parent; (xv) other than with respect to any ordinary course customer disputes, (A) settle or compromise any claim, liability or Proceeding for a cost exceeding $500,000 (after net of any available insurance recovery actually received); provided, however, that neither the Parent nor Merger Sub shall settle or compromise any Proceeding if such settlement or compromise (1) involves a material conduct remedy or material injunctive or similar relief, (2) involves an admission of criminal wrongdoing by the Parent or Merger Sub or (3) has a restrictive impact on the business of the Parent or Merger Sub in any material respect, or (B) waive or release any material claim or Proceeding brought by the Parent or Merger Sub against another Person, other than in the ordinary course of business consistent with past practice; (xvi) adopt a plan or agreement of complete or partial liquidation, dissolution, restructuring, recapitalization, merger, consolidation or other reorganization other than in connection with the Transactions; (xvii) enter into any Affiliate Transaction; (xviii) terminate or amend the coverage of any policies of title, liability, fire, workers’ compensation, property or any other form of insurance covering the assets or operations of the Parent, except where such terminated coverage is replaced by comparable coverage (provided that such termination does not result in a material gap in coverage of the assets or operations of the Parent); or (xix) authorize, agree or commit to take any of the actions described above. 46 DB1/ 97944280.20

7.3 Notice of Certain Events. Parent shall promptly notify the Company, and the Company shall promptly notify the Parent, in the event such Party has actual knowledge (as determined by the actual knowledge of any of the applicable persons set forth in the definition of “Knowledge”) of the facts and circumstances underlying any of the following items (provided that the failure to give any notice in accordance with this Section 7.3 shall not in and of itself be deemed to constitute the failure of any condition set forth in Section 8.2 or Section 8.3 to be satisfied): (a) any event, condition or development that has resulted in or would reasonably be expected to have a Company Material Adverse Effect or a Parent Material Adverse Effect (as applicable), or any reasonably likely failure of any condition set forth in Article VIII to be satisfied; provided, however, that no such notification shall be deemed to cure any such breach of or inaccuracy in such notifying Party’s representations and warranties or covenants and agreements or in the Company Disclosure Letter for any purpose under this Agreement and no such notification shall limit or otherwise affect the remedies available to the other Parties; (b) any written notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the Transactions; (c) subject to Section 7.5, any other material written notice or other communication from any Governmental Body in connection with the Transactions; and (d) subject to Section 7.5, any Proceedings commenced that could be reasonably expected to prevent or materially delay the consummation of the Transactions or materially impair the notifying Party’s ability to perform its obligations under the Transaction Documents. 7.4 Access to Information. From the Execution Date until the Closing Date, the Company and Parent each will (i) give the other Party and other Party’s counsel, financial advisors, auditors and other authorized representatives reasonable access to the offices, properties, officers, employees, consultants, accountants, advisors, other representatives, books, records and agreements of the Company or the Parent (as applicable), in each case, upon advance written notice and during normal business hours and (ii) furnish to the other Party, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information relating to the Company or the Parent (as applicable), in each of (i) and (ii), to the extent reasonably requested by such Persons. The Parties shall use commercially reasonable best efforts to cause any investigation pursuant to this Section 7.4 to be conducted in such manner as not to materially interfere with the conduct of the business of the Company or the Parent (as applicable). Notwithstanding the foregoing, no Party shall be entitled to perform any subsurface, invasive or field or laboratory investigations or testing without the prior written consent of the other Party. To the fullest extent permitted by Law, each of the Company and Parent, and their respective counsel, financial advisors, auditors and other authorized representatives and Affiliates shall (A) not be responsible or liable to the other Party for personal injuries or property damage sustained by the such Party’s counsel, financial advisors, auditors and other representatives in connection with the access provided pursuant to this Section 7.4 and (B) shall be indemnified and held harmless by the other Party for any losses suffered by any such 47 DB1/ 97944280.20

Persons in connection with any such personal injuries and property damage, EXCEPTING LOSSES ACTUALLY RESULTING ON THE ACCOUNT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. Notwithstanding anything to the contrary contained in this Section 7.4, this Section 7.4 shall not govern the Parties’ rights and obligations with respect to any matters relating to any filing as may be required by the HSR Act, which shall be governed by Section 7.5. 7.5 Governmental Approvals. (a) As soon as practicable following the Execution Date, but in any event within 10 Business Days after the Execution Date, the Parties shall make or cause to be made such filings as may be required by the HSR Act with respect to the Transactions. Thereafter, the Parties shall submit or cause to be submitted as promptly as practicable all reports, documents, data or materials required or reasonably requested by the U.S. Federal Trade Commission or the U.S. Department of Justice (each, an “Antitrust Authority”) pursuant to the HSR Act or otherwise, including substantially complying with requests for additional information concerning such Transactions, and shall take such actions as reasonably required (including requesting early termination) so that the waiting period specified in the HSR Act will expire or be terminated as soon as reasonably possible after the Execution Date. Without limiting the foregoing, the Parties shall (i) use commercially reasonable best efforts to contest and resist any Proceeding, and to have vacated, lifted, reversed or overturned, any judgment, decree, injunction, ruling or order preventing, restricting, restraining, enjoining, prohibiting or delaying the consummation of the Transactions and the other Transaction Documents, and (ii) use commercially reasonable best efforts to persuade any Antitrust Authority that no Remedial Action is necessary in connection with the Transactions. (b) For purposes of this Section 7.5, a “Remedial Action” shall consist of any request or requirement of an Antitrust Authority to pay any amounts (other than the payment of filing fees and expenses and fees of counsel), (ii) commence litigation, (iii) hold separate (including by trust or otherwise) or divest any businesses, product lines or assets of the Parent, the Company or any of their respective Affiliates, (iv) agree to any alteration of or limitation on the operation or conduct of the business of the Parent, the Company or any of their respective Affiliates or (v) waive any of the conditions to this Agreement set forth in Article VIII, in each case in order to obtain the expiration of the applicable waiting period or to avoid litigation. (c) Notwithstanding anything to the contrary in this Agreement, none of the Parent or any Affiliate of the Parent, or the Company or any Affiliate of the Company, shall be required to (i) take any Remedial Action or (ii) take or agree to take any action with respect to its business or operations in connection with Proceedings under or relating to any Antitrust Law. (d) The Parent and the Company shall furnish, and shall cause their respective counsel to furnish, the other Party such necessary information and reasonable assistance as the other may reasonably request in connection with its preparation of all the filings as may be required by the HSR Act with respect to the Transactions and in connection with any review or investigation of this Agreement or the Transactions by any Antitrust Authority. The Parent and the Company shall cause their respective counsel to supply to the other Party copies of all correspondence to or from any Antitrust Authority or staff members thereof, with respect to the 48 DB1/ 97944280.20

Transactions, except for the pre-merger notification and report forms (and any attachments thereto), prepared and submitted pursuant to the HSR Act (which, for avoidance of doubt, shall not be required to be shared even on an outside counsel basis), written communications regarding the same, or documents or information submitted in response to any request for additional information or documents pursuant to the HSR Act which reveal any Party’s negotiating objectives, strategies or consideration expectations and which exchange may be limited to outside counsel with such content redacted as desired by the submitting party. The Parties may provide such communications in a manner that protects any legally applicable privilege. The Parent and the Company will promptly notify each other of the content and status of any communication with any Antitrust Authority pertaining to this Agreement or the Transactions, and the Parent and the Company agree not to participate in any substantive meeting or discussion with, or enter into any agreements with, any such Antitrust Authority in respect of any filing, investigation, or inquiry concerning this Agreement or the Transactions unless it consults with the other in advance and, to the extent permitted by such Antitrust Authority, gives the other the opportunity to attend and participate thereat. The Parent and the Company shall consult with each other prior to taking any material substantive position with respect to the filings under the HSR Act, in any written submission to, or, to the extent practicable, in any discussions with, any Antitrust Authority. 7.6 Further Assurances. (a) Subject to the terms and conditions of this Agreement, each of the Parties shall cooperate fully with the other Parties and use its commercially reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Law to consummate the Transactions; provided, notwithstanding anything to the contrary contained in this Agreement, unless immaterial no Party shall have any obligation under this Agreement to: (i) dispose of, transfer, or hold separate, any assets or operations; (ii) discontinue offering any product or service, or commit; (iii) make any commitment (to any Governmental Body or otherwise) regarding its future operations or the future operations; or (iv) commit itself or the other Party to do any of the foregoing. The provisions of this Section 7.6(a) shall not be construed to modify the provisions set forth in Section 7.5 (including, without limitation, with respect to matters arising under the HSR Act). The foregoing shall include reasonable cooperation by the Company and an appropriate officer of the Company on behalf of the Company (and not in his or her individual capacity) to provide any “No Claims Declaration” or information reasonably required at or prior to Closing in connection with the R&W Policy; provided, that, such cooperation shall not include any actions that could reasonably be likely to create any liability for any Member or the Company. (b) Subject to the term of the Parent New Credit Agreement, the Parent and Merger Sub shall cause each of the Existing Letters of Credit to be assumed and deemed to be issued under the Parent New Credit Agreement effective as of the Closing, or otherwise be satisfied, cash collateralized or replaced by Parent in a manner reasonably satisfactory to the Company. 7.7 Public Statements. The Parties shall consult with each other prior to issuing any press release, public announcement or other public disclosure with respect to the Transaction Documents or the Transactions and none of the Company or any of its Affiliates, on one hand, 49 DB1/ 97944280.20 nor the Parent or any of its Affiliates, on the other hand, shall issue any press release or make any public announcement or other public disclosure regarding the Transaction Documents, the Transactions or the other Party (or, with respect to press releases, public announcements or other public statements regarding the Company, MSD and its Affiliates) without the prior approval of the other Party; provided that for the avoidance of doubt, such other Party for purposes of this Section 7.7 is the (a) Parent, in the case of the any press release, public announcement or other public disclosure by the Company or any of its Affiliates (and MSD or any of its Affiliates) (which approval shall not be unreasonably withheld, conditioned, or delayed) and (b) the Company, in the case of the Parent (which approval shall not be unreasonably withheld, conditioned, or delayed), except as may be required by applicable Law or by obligations pursuant to any listing agreement with any national securities exchange, in which case the Party proposing to issue such press release or make such public statement or other public disclosure shall first, to the extent practicable, consult with the other Party about, and allow the other Party reasonable time to comment in advance on, such press release, public announcement, or other public disclosure; provided, however, that nothing in this Section 7.7 shall (i) limit or restrict the Parent or any of its Affiliates from making any public statements or presentations other than with respect to any Affiliate of the Company (and MSD or any of its Affiliates) any in connection with industry conferences, investor meetings, analyst meetings, analyst or investor conference calls, or in response to questions from investors, analysts, press or other media and in each case, that reflect information previously disclosed or approved by the Company for use by Parent (including in information filed or furnished in any Parent SEC Reports); (ii) limit or restrict any private equity or other fund associated with the Company from disclosing the financial terms and conditions, or any other terms and conditions, of this Agreement and the Transactions to its current or potential limited partners that are bound by confidentiality obligations; or (iii) limit or prohibit any Party from making any press release, public announcement or other public disclosure concerning the Transaction Documents or Transactions following a disclosure that is otherwise permitted in accordance with this Section 7.7 to the extent that such press release, public announcement or other public disclosure contains information that was previously publicly disclosed pursuant in a manner not prohibited by this Section 7.7; provided, that for the avoidance of doubt, no prior consultation or consent pursuant to this Section 7.7 shall be required in connection with any disclosure described in clause (ii) of this Section 7.7. 7.8 Confidentiality. Unless this Agreement is terminated pursuant to the terms hereof, each of the Company and Parent hereby agrees that it will comply with the terms and conditions of the Confidentiality Agreement, which shall remain in full force and effect in accordance with its terms, other than with respect to the provisions of Section 15 of the Confidentiality Agreement, which shall have no further force or effect following the execution and delivery of this Agreement. 7.9 Employee Matters. (a) As of the Closing Date, Parent shall have made or caused to be made any and all arrangements necessary to continue in full force and effect the payroll and health and welfare plans of the Company and to allow continued participation of the Employees therein, until such time as the Employees commence participation in the Parent Benefit Programs and are transferred to the Parent’s payroll, in accordance with this Section 7.9(a). The Company shall cooperate with Parent in connection with the foregoing as reasonably requested by Parent. 50 DB1/ 97944280.20

(b) With respect to any Parent Benefit Programs in which any Employee will participate following the Closing, Parent shall, or following the Closing shall cause the Company to use commercially reasonable best efforts to, or to cause any third party insurance carriers to, (i) waive all limitations as to pre-existing condition exclusions, active employment requirements, requirements to show evidence of good health and waiting periods with respect to Employees and their spouses and dependents, if applicable, to the same extent waived under a similar or comparable Company Benefit Program in which such Employee participated immediately before the Closing Date and (ii) cause each Parent Benefit Program to provide each Employee with credit for any co-payments or deductibles paid prior to the Closing Date in satisfying any deductible requirements or out of pocket limits under the Parent Benefit Program for the plan year in which participation in such Parent Benefit Program occurs. (c) The Parent shall cause to be provided to each Employee credit for prior service with the Company or its Affiliates to the extent such service would be recognized if it had been performed as an employee of the Parent or its Affiliates for purposes of eligibility to participate and vesting in each vacation, severance, retirement, welfare benefit and paid-time off plan or program of the Parent, if any, in which such Employees are eligible to participate after the Closing Date to the same extent as such Employee was entitled, before the Closing Date, to credit for such service under the corresponding Company Benefit Program, if any; provided, however, that such service need not be recognized to the extent that such recognition would result in any duplication of benefits for the same period of service. (d) The Parties acknowledge and agree that no provision of this Agreement shall be construed to: (i) create any third-party beneficiary rights in any current or former employee, director or consultant of the Company (ii) guarantee employment for any period of time or preclude the ability of the Parent to terminate any employee, independent contractor or Employee for any reason at any time; (iii) require the Parent to continue any Parent Benefit Plan or Company Benefit Program, or other employee compensation or benefit plans or arrangements, or prevent the amendment, modification or termination thereof after the Closing Date; or (iv) constitute an amendment to any Company Benefit Program, Parent Benefit Program, or other employee benefit or compensation plan or arrangement. 7.10 No Solicitation by Company. (a) Prior to the termination of this Agreement, the Company shall not, and shall not permit its Representatives to, directly or indirectly, (i) discuss, encourage, negotiate, undertake, initiate, authorize, recommend, propose or enter into, either as the proposed surviving, merged, acquiring or acquired corporation, any business combination transaction, whether by way of merger, consolidation, business combination, purchase or disposition of 15% or more of the assets or equity interests of the Company or otherwise, other than the Transactions (a “Company Acquisition Transaction”), (ii) facilitate, encourage, solicit or initiate discussions, negotiations or submissions of written offers, inquiries, proposals or indications of interest (other than an offer, inquiry, proposal or indication of interest by the Parent) contemplating or relating to any Company Acquisition Transaction (each a “Company Acquisition Proposal”), (iii) furnish or cause to be furnished, to any Person, any information concerning the business, operations, properties or assets of the Company in connection with or in response to a Company Acquisition Proposal or an inquiry or indication of interest that could reasonably be expected to 51 DB1/ 97944280.20 lead to an Company Acquisition Proposal or (iv) approve, endorse, or recommend any Acquisition Proposal, enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to any Company Acquisition Transaction or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other Person to do or seek any of the foregoing. (b) Commencing on the Execution Date, the Company shall, and shall cause its Members who hold Series A Common Units to, (i) immediately cease and cause to be terminated any existing discussions or negotiations with any Persons (other than the Parent) conducted heretofore with respect to a Company Acquisition Proposal, (ii) notify the Parent orally and in writing promptly (but in no event later than one Business Day) after receipt of any Company Acquisition Proposal or any request for non-public information relating to the Company or for access to the properties, books or records of the Company by any Person other than the Parent (such notice shall indicate the identity of the Person making the Company Acquisition Proposal, or intending to make a Company Acquisition Proposal or offer or requesting non-public information relating to the Company or access to the properties, books or records of the Company, the material terms of any Company Acquisition Proposal, or modification or amendment to such Company Acquisition Proposal and shall include copies of any written Acquisition Proposal or amendments or supplements thereto, and the Company shall keep the Parent informed, on a current basis, of any material changes in the status and any material changes or modifications in the material terms of any such Company Acquisition Proposal) and (iii) and immediately prohibit any access by any Person (other than (x) the Parent and its Representatives and (y) any direct or indirect equityholders of the Company and their respective Representatives) to any physical or electronic data room relating to a possible Company Acquisition Proposal. (c) The Company agrees not to release or permit the release of any Person from, or to waive or permit the waiver of any provision of, any confidentiality, “standstill,” or similar agreement to which the Company is a party, and will enforce or cause to be enforced each such agreement at the request of the Parent. 7.11 No Solicitation by Parent. (a) Prior to the termination of this Agreement, the Parent shall not, and shall not permit its Representatives to, directly or indirectly, (i) discuss, encourage, negotiate, undertake, initiate, authorize, recommend, propose or enter into, either as the proposed surviving, merged, acquiring or acquired corporation, any business combination transaction, whether by way of merger, consolidation, business combination, purchase or disposition of 15% or more of the assets or equity interests of the Parent or otherwise, other than the Transactions (a “Parent Acquisition Transaction”), (ii) facilitate, encourage, solicit or initiate discussions, negotiations or submissions of written offers, inquiries, proposals or indications of interest (other than an offer, inquiry, proposal or indication of interest by the Parent) contemplating or relating to any Parent Acquisition Transaction (each a “Parent Acquisition Proposal”), (iii) furnish or cause to be furnished, to any Person, any information concerning the business, operations, properties or assets of the Company in connection with or in response to a Parent Acquisition Proposal or an inquiry or indication of interest that could reasonably be expected to lead to a Parent Acquisition Proposal, (iv) approve, endorse, or recommend any Parent Acquisition Proposal, enter into any 52 DB1/ 97944280.20 letter of intent or similar document or any Contract contemplating or otherwise relating to any Parent Acquisition Transaction or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other Person to do or seek any of the foregoing. (b) Commencing on the Execution Date, the Parent shall, and shall cause its Representatives to, (i) immediately cease and cause to be terminated any existing discussions or negotiations with any Persons (other than the Parent) conducted heretofore with respect to a Parent Acquisition Proposal, (ii) notify the Company orally and in writing promptly (but in no event later than one Business Day) after receipt of any Parent Acquisition Proposal or any request for non-public information relating to the Parent or for access to the properties, books or records of the Parent by any Person other than the Company or the Members (such notice shall indicate the identity of the Person making the Parent Acquisition Proposal, or intending to make a Parent Acquisition Proposal or offer or requesting non-public information relating to the Parent or access to the properties, books or records of the Parent, the material terms of any Parent Acquisition Proposal, or modification or amendment to such Parent Acquisition Proposal and shall include copies of any written Parent Acquisition Proposal or amendments or supplements thereto, and the Parent shall keep the Company informed, on a current basis, of any material changes in the status and any material changes or modifications in the material terms of any such Parent Acquisition Proposal) and (iii) immediately prohibit any access by any Person (other than (x) the Parent and its Representatives and (y) any direct or indirect equityholders of the Company and their respective Representatives) to any physical or electronic data room relating to a possible Parent Acquisition Proposal. (c) The Parent agrees not to release or permit the release of any Person from, or to waive or permit the waiver of any provision of, any confidentiality, “standstill,” or similar agreement to which the Parent is a party, and will enforce or cause to be enforced each such agreement at the request of the Company. (d) Nothing set forth in this Section 7.11 shall prohibit the Parent Board from taking and disclosing to the Parent’s stockholders a position contemplated by Rule 14e-2(a) under the Exchange Act or complying with the provisions of Rule 14d-9 promulgated under the Exchange Act; provided that this Section 7.11(d) shall not be deemed to permit the Parent Board to make a Parent Change in Recommendation or take any of the actions referred to in Section 7.17(b), except to the extent permitted by Section 7.17(b). 7.12 Company Organizational Document Provisions Regarding Indemnification. (a) The Parent agrees that all rights to indemnification for acts or omissions occurring prior to the Closing Date now existing in favor of the current or former managers, directors, officers, members, employees, agents and fiduciaries of the Company (collectively, the “Company Indemnitees”) as provided as of the Execution Date in the Organizational Documents of the Company shall survive the Transactions and shall continue in full force and effect in accordance with their terms for a period of not less than six years from the Closing Date. The Parent shall not, and shall cause its Affiliates (including the Company after the Closing) not to, repeal such arrangements in any manner that would adversely affect the rights of the Company Indemnitees thereunder. 53 DB1/ 97944280.20

(b) In the event the Parent or the Company or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or Surviving Company or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in either such case, proper provision shall be made so that the successors and assigns of the Parent or the Company or such continuing or Surviving Company or entity or such transferee, as the case may be, shall assume all of the obligations set forth in this Section 7.12. (c) The obligations of the Parent under this Section 7.12 shall not be terminated or modified in such a manner as to adversely affect any Company Indemnitee to whom this Section 7.12 applies without the consent of such Company Indemnitee so adversely affected. 7.13 D&O Insurance. Prior to the Effective Time, the Company shall be permitted to and, if the Company fails to do so, Parent shall cause the Surviving Company as of the Effective Time to, obtain and fully pay for “tail” insurance policies for the extension of the directors’ and officers’ liability coverage of the Company’s existing directors’ and officers’ insurance policies in favor of the Company Indemnities for a claims reporting or discovery period of at least six (6) years from and after the Effective Time, that shall be from an insurance carrier with the same or better credit rating as the Company’s insurance carrier as of the date hereof with respect to directors’ and officers’ liability insurance (collectively, “D&O Insurance”) with benefits and levels of coverage (including terms relating thereto) that are at least as favorable as the Company’s existing policies with respect to matters existing or occurring prior to the Effective Time (including in connection with this Agreement, the Merger or the Transactions); provided, however, that in no event shall the Company expend, or the Parent be required to expend, for such policies a premium amount in excess of 300% of the annual premium currently paid by the Company for such insurance; provided further, that if the premium for such insurance coverage exceeds such amount, the Company may, and Parent shall, obtain a policy with the greatest coverage amount available for a cost not exceeding such amount. 7.14 Tax Matters. (a) The Parent and the Company and each of their respective Affiliates, and the Members’ Representative, shall reasonably cooperate with each other in connection with the filing of Tax Returns or in contesting or defending against any audit, litigation or other claim for Taxes (each, a “Tax Proceeding”) imposed on or with respect to the assets, operations or activities of the Company or any Subsidiary relating to any Pre-Closing Taxable Period or any Straddle Period. Such cooperation shall include the retention and, upon the request of the Party or Parties preparing the Tax Return or controlling the Tax Proceeding, the provision to such Party or Parties of records and information which are reasonably relevant to such Tax Return or Tax Proceeding and making employees available on a mutually convenient basis to provide additional information or explanation of any material provided hereunder. All out-of-pocket expenses related to such cooperation shall be borne by the Party requesting such cooperation. Any information obtained by a Party or its Affiliates from another Party or its Affiliates in connection with any Tax matters to which this Agreement applies shall be kept confidential, except as may be otherwise necessary in connection with the filing of Tax Returns or claims for 54 DB1/ 97944280.20 refund or in conducting an audit or other proceeding, or as may otherwise be necessary to enforce the provisions of this Agreement. (b) Any refunds of Taxes of the Company, whether in the form of cash received or a credit or offset actually realized against Taxes otherwise payable (“Tax Refunds”), for any Pre-Closing Tax Period or the portion of the Straddle Period ending on the Closing Date shall be for the account of the Parent. To the extent that the Parent, the Company, or any of their Affiliates receives a Tax Refund that is for the account of the Parent pursuant to this Section 7.14(b), such Person shall pay the amount of such Tax Refund (and any interest received from the Governmental Body), net any reasonable out-of-pocket costs or expenses incurred by such Person or its Affiliates in procuring such refund, to the Parent. (c) Within a reasonable time after the Closing Date, but in no event later than 90 days prior to the due date for filing the Parent’s applicable Tax Return, the Parent and the Members’ Representative shall jointly prepare a schedule (the “Allocation Schedule”) allocating the purchase price, as determined for federal income tax purposes, as adjusted pursuant to the terms of this Agreement and taking into account such further adjustments as required for applicable Tax purposes, among the Company Units and further among the assets of the Company in accordance with Section 751, Treasury Regulations § 1.751-1 and the requirements of Treasury Regulations § 1.1060-1, as applicable, and the principles set forth on Section 7.13(e) of the Company Disclosure Letter. The Members’ Representative and the Parent shall negotiate in good faith to resolve any disputes regarding the Allocation Schedule. The Parent and the Members’ Representative shall submit any dispute that they cannot resolve through such good faith negotiations within a thirty (30) day period to a jointly selected nationally recognized independent accounting firm for resolution. The accounting firm shall resolve any such dispute in a manner consistent with the terms and provisions of this Agreement, including this Section 7.14(c) and Section 7.14 of the Company Disclosure Letter. The decision of the accounting firm shall be final and binding, and shall be reflected in the final Allocation Schedule. The parties shall report and file all Tax Returns consistent with the Allocation Schedule and shall take no Tax position contrary thereto or inconsistent therewith (including in any audits or examinations by any Governmental Body). 7.15 Interim Financial Statements. (a) From the Execution Date to the Closing, the Company will use commercially reasonable best efforts to make available to the Parent, (i) within 25 days of the end of the applicable monthly accounting period for the Company, monthly unaudited balance sheets and related statements of income of the Company for each such monthly accounting period and, (ii) as soon as practicable and within 40 days after the end of the quarterly accounting period for any fiscal quarter of the Company occurring after the date hereof and prior to the Closing, quarterly unaudited balance sheets and related statements of income of the Company, for such quarterly accounting periods. Such financial statements will fairly present in all material respects the financial position and operating results, equity and income of the Company as of, and for the periods ended on, the respective dates thereof. (b) Commencing on the Execution Date, the Company shall, and shall cause its Affiliates and its and their officers and employees, to use its and their commercially 55 DB1/ 97944280.20 reasonable best efforts to prepare (i) an unaudited balance sheet of the Company as of June 30, 2018, (ii) unaudited statements of operations and cash flows for the six months ended June 30, 2018 and 2017 ((i) and (ii) (collectively, the “Q2 Interim Financial Statements”), (iii) if Closing has not occurred prior to November 1, 2018, an unaudited balance sheet of the Company as of September 30, 2018 and (iv) if Closing has not occurred prior to November 1, 2018, unaudited statements of operations and cash flows for the nine (9) months ended September 30, 2018 and 2017 (iii) and (iv), collectively, the “Q3 Interim Financial Statements”); in each case to cause such Interim Financial Statements to be delivered to the Company as promptly as practicable, and shall use commercially reasonable best efforts to do so within 40 days following June 30, 2018 with respect to the Q2 Interim Financial Statements, and within 40 days following September 30, 2018 with respect to the Q3 Interim Financial Statements. (c) From the Execution Date until the Closing, upon written request by the Parent, the Company shall request RSM US LLP, after discussing specifications with the Parent, to (i) provide a review of the Q2 Interim Financial Statements, the Company Unaudited Financial Statements and, to the extent the Closing has not occurred prior to November 1, 2018, the Q3 Interim Financial Statements (together, the “Interim Financial Statements”) in accordance with Statement of Auditing Standards 100 (Interim Financial Information), (ii) provide its written consent for the use of its audit reports with respect to the Audited Financial Statements in any registration statement filed with the SEC under the Securities Act or current or periodic report filed with the SEC pursuant to the Exchange Act (an “SEC Filing”), in each case to the extent the foregoing are to be filed with the SEC by the Parent and (iii) conduct such other procedures as are reasonably necessary or appropriate for RSM US LLP to provide the foregoing. The Company shall reasonably cooperate with RSM US LLP in the completion of a review and the Interim Financial Statements, including, if requested by RSM US LLP, the execution, delivery and performance to RSM US LLP of representation letters, in form and substance customary for representation letters provided to external audit firms by management of the company whose financial statements are the subject of a review pursuant to Statement of Auditing Standards 100 (Interim Financial Information), as may be reasonably requested by RSM US LLP, with respect to the Interim Financial Statements. To the extent required by the RSM US LLP or Ernst & Young LLP, the Company shall provide such reasonable further cooperation, including by providing such additional management letters of representation as may be reasonably requested by, RSM US LLP or Ernst & Young LLP, in order for RSM US LLP or Ernst & Young LLP to provide any further written consents to the inclusion or incorporation by reference of the Audited Financial Statements in any future SEC Filings of Parent, its Affiliates, or their respective successors and assigns or provide auditor comfort letters to underwriters and initial purchasers customarily furnished in connection with the offering of any equity or debt securities by Parent, its Affiliates or their respective successors and assigns. (d) All reasonable and documented costs and expenses of RSM US LLP and any other third parties incurred in connection with clauses (b) and (c) of this Section 7.15 shall be borne by Parent. 7.16 Proxy Statement. (a) As promptly as reasonably practicable after the date of this Agreement, the Parent shall cause to be prepared and filed with the SEC the Proxy Statement in preliminary 56 DB1/ 97944280.20 form, and shall use commercially reasonable best efforts to do so within 15 days following the date hereof. Each of Parent, Merger Sub and, upon reasonable request by Parent which sets forth the information that is being requested, the Company shall promptly obtain and furnish the information concerning itself and its Members that is required to be included in the Proxy Statement. Each of Parent and Merger Sub shall use its commercially reasonable best efforts to respond as promptly as reasonably practicable to any comments received from the SEC with respect to the Proxy Statement. Parent and Merger Sub shall promptly notify the Company upon the receipt of any oral or written comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Proxy Statement and shall provide the Company with copies of all written correspondence and a summary of all oral communications between it, on the one hand, and the SEC and its staff, on the other hand, relating to the Proxy Statement. Each party shall cooperate with respect to, and Parent and Merger Sub shall provide the Company with a reasonable opportunity to review and comment on, any substantive correspondence (including responses to SEC comments), amendments or supplements to the Proxy Statement prior to filing with the SEC. Parent and Merger Sub shall provide to the Company a copy of all such filings made with the SEC. (b) At any time from (and including) the initial filing with the SEC of the Proxy Statement, Parent shall file with the SEC any amended Proxy Statement so long as Parent has provided to the Company a draft copy of the initial preliminary Proxy Statement at least five (5) days prior to any filing thereof and any supplement or amendment at least five days prior to any filing thereof. Parent shall use all commercially reasonable best efforts to have the Proxy Statement approved as promptly as practicable after such filing and as necessary to consummate the Merger and the other transactions contemplated hereby. Parent shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or filing a general consent to service of process in any jurisdiction) required to be taken under any applicable state securities laws in connection with the issuance of shares of Parent Common Stock in the Merger and the Company shall furnish all information concerning the Company, and use its commercially reasonable best efforts to cause its Members to furnish any information concerning such Members, as may be reasonably requested in connection with any such action. Promptly after the approval of the preliminary Proxy Statement, Parent shall cause the definitive Proxy Statement to be mailed to its stockholders, and if necessary, after the definitive Proxy Statement has been mailed, promptly circulate amended, supplemented or supplemental proxy materials and, if required in connection therewith, re-solicit proxies or written consents, as applicable. If at any time prior to the Effective Time, the officers and directors of Parent discover any statement which, in light of the circumstances to which it is made, is false or misleading with respect to a material fact or omits to state a material fact necessary to make the statement made in the Proxy Statement not misleading, then Parent shall immediately notify of such misstatements or omissions. Parent shall advise the Company promptly after it receives notice thereof, of the time when the definitive Proxy Statement or any supplement or amendment thereto has been filed, the issuance of any stop order, the suspension of the qualification of the shares of Parent Common Stock for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information. 7.17 Parent Special Meeting. 57 DB1/ 97944280.20

(a) Parent shall, as soon as practicable after the date hereof (i) in accordance with Parent’s certificate of incorporation and bylaws and applicable Law, take all actions to establish a record date (which will be as soon as practicable after the date hereof) for, duly call, give notice of, convene, and hold a special meeting of its stockholders (the “Parent Special Meeting”) for the purpose of securing the Required Parent Vote, as well as approval of the Parent Charter Amendment, (ii) in accordance with Parent’s certificate of incorporation and bylaws and applicable Law, distribute to Parent stockholders the Proxy Statement and (iii) except as provided in Section 7.17(b) use its commercially reasonable best efforts to solicit from stockholders of Parent proxies in favor of the Parent Proposal and to take all other action necessary or advisable to secure the Required Parent Vote. As soon as practicable following the date on which the Proxy Statement is mailed to Parent’s stockholders, Parent shall convene and hold the Parent Special Meeting once the Parent Special Meeting has been called and noticed, Parent shall not postpone or adjourn the Parent Special Meeting without the consent of the Company, which shall not be unreasonably withheld or delayed (other than (A) for the absence of a quorum, or (B) to allow reasonable additional time for the filing and mailing of any supplemental or amended disclosure which the Board of Parent has determined in good faith, after consultation with Parent’s outside counsel and financial advisors, is necessary under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by Parent’s stockholders prior to the Parent Special Meeting). Parent shall postpone or adjourn the Parent Special Meeting upon the request of the Company if necessary to solicit additional proxies for the purpose of obtaining the Required Parent Vote. Except to the extent permitted by Section 7.17(b), the Proxy Statement shall (x) state that the Board of Parent has determined that the Parent Proposal is advisable and in the best interests of Parent and (y) include the recommendation of the Board of Parent that the Parent Proposal be adopted by the stockholders of Parent (such recommendation described in this clause (y), the “Parent Board Recommendation”). (b) The Board of Parent shall not withdraw, modify or qualify in a manner adverse to the Company, or resolve to or publicly propose to withdraw, amend, modify or qualify in a manner adverse to the Company, the Parent Board Recommendation (any such action, a “Parent Change in Recommendation”). Notwithstanding the immediately preceding sentence, prior to receipt of the Required Parent Vote, the Board of Parent may effect a change in the Parent Board Recommendation if (i) there exists any event, development, circumstance, change, effect, condition or occurrence (other than an Acquisition Proposal) that was not known by the Parent Board as of the date of this Agreement, (ii) Parent Board determines in good faith, after consultation with Parent’s outside legal counsel and financial advisors, that its failure to take such action would be reasonably expected to be inconsistent with its fiduciary duties under applicable Laws, (iii) the Board of Parent provides the Company with at least three (3) Business Days’ advance written notice of its intention to make a Change in the Parent Board Recommendation and specifying the material events giving rise thereto, and (iv) during such period, if requested by the Company, Parent and its Representatives engage in good faith negotiations with the Company and its Representatives to amend this Agreement so as to enable the Board of Parent at the end of such period (A) to proceed with its recommendation of the Parent Proposal and (B) to maintain its determination (after taking into account any agreed modification to the terms of this Agreement). 58 DB1/ 97944280.20

(c) Notwithstanding anything to the contrary contained in this Agreement, if the Board of Parent makes a Parent Change in Recommendation, Parent shall nevertheless submit this Agreement to the stockholders of Parent for approval and adoption at the Parent Special Meeting for the purpose of seeking the Required Parent Vote. 7.18 Listing. Parent shall use its commercially reasonable best efforts to effect the listing (subject to official notice of issuance) of the Specified Parent Common Stock on the NYSE. 7.19 Termination of Affiliate Transaction Contracts. At or prior to the Closing, the Company shall terminate, or cause to be terminated, all contracts relating to any Affiliate Transactions set forth in Section 5.19 of the Company Disclosure Letter, and shall cause the Company to be released from all covenants, agreements, liabilities and obligations under and with respect to such Affiliate Transactions, whether arising prior to, at or after the Closing, in each case, to be effective at or prior to the Closing, other than the Company’s obligations under the Note Conversion Agreement. 7.20 Rule 16b-3. Parent shall take all such steps as may be required to cause the transactions contemplated by this Agreement and any acquisitions of equity securities of Parent in connection with this Agreement by each individual who (a) is a director or officer of the Company subject to Section 16 of the Exchange Act, or (b) at the Effective Time is or will become a director or officer of Parent subject to Section 16 of the Exchange Act, to be exempt under Rule 16b-3 promulgated under the Exchange Act. 7.21 Financing. (a) At any time, and from time to time, prior to Closing, the Company shall, and shall cause its Subsidiaries to and use commercially reasonable best efforts to cause its Representatives to, cooperate in connection with any Financing as the Parent may reasonably request, including any offering of debt or equity securities, requested repayment or refinancing of Indebtedness of the Company and any filing with any Governmental Body to be made by the Parent related thereto, including, as applicable, by: (i) causing management teams of the Company, with appropriate seniority and expertise, to participate in meetings, due diligence and drafting sessions, rating agency presentations and road shows, if any, related to the Financing; (ii) providing information with respect to the Company reasonably requested by the Parent or the Financing Sources to facilitate the Financing; (iii) using commercially reasonable best efforts to prepare and furnish to Parent the Required Information; (iv) assisting in the preparation of SEC filings to be made by Parent, offering memoranda, private placement memoranda, prospectuses, bank confidential information memoranda, rating agency presentations and similar documents (collectively, the “Offering Documents”); (v) (A) using commercially reasonable best efforts to cause RSM LLP, Ernst & Young LLP or other relevant accountants of the Company to cooperate with the Parent, including by participating in drafting sessions and accounting due diligence sessions, to obtain the consent of, and customary comfort letters from, RSM LLP and Ernst & Young LLP (including by providing customary management letters and requesting legal letters to obtain such consent) in connection with any Financing by the Parent and (B) cooperating with the Parent’s legal counsel in connection with any legal opinions that such counsel may be required to deliver in connection with the Financing; (vi) cooperating with any due diligence, to 59 DB1/ 97944280.20 the extent customary and reasonable; (vii) in connection with any such Financing, provide customary authorization letters authorizing the distribution of information to prospective lenders and containing customary representations that such information does not contain a material misstatement or omission; (viii) furnishing promptly all documentation and other information required by any Governmental Authority or as reasonably requested by any financing source under applicable “know your customer,” anti-bribery and anti-money laundering rules and regulations, including the PATRIOT Act, the Foreign Corrupt Practices Act of 1977, as amended, 15 U.S.C. §§ 78dd 1 et seq., and economic sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department; (ix) in connection with the Financing, executing and delivering any definitive financing documents, including any necessary pledge and security documents, as reasonably requested by the Parent and otherwise facilitating the pledging of collateral in connection with the Financing, including taking reasonable actions necessary to permit the Financing Sources to evaluate the Company’s assets, inventory, cash management and accounting systems, and policies and procedures relating thereto for the purpose of establishing collateral arrangements (including establishing bank and other accounts and blocked account and control agreements in connection with the foregoing); (x) causing the taking of any corporate, limited liability company or partnership actions, as applicable, by the Company reasonably necessary to permit the completion of the Financing, subject to the occurrence of the Closing; and (xi) using commercially reasonable best efforts to obtain customary payoff letters, lien terminations and releases and instruments of discharge to be delivered at Closing providing for the payoff, discharge and termination on the Closing Date of all indebtedness and release of liens contemplated by any repayment or refinancing of such indebtedness to be paid off, discharged and terminated on the Closing Date; provided that the documents in respect of such arrangements contemplated by this clause (xi) shall not need to be effective until the Closing Date. (b) Notwithstanding anything to the contrary in this Section 7.21(b), no action shall be required of the Company if any such action shall: (i) unreasonably disrupt or interfere with the business or ongoing operations of Company; (ii) cause any representation or warranty or covenant contained in this Agreement to be breached unless waived by Parent; (iii) involve the entry by the Company into any agreement with respect to the Financing that is effective prior to the Closing, other than customary representation and authorization letters; (iv) require Company or any of its or their Representatives to provide (or to have provided on its behalf) any certificates or legal opinions, other than certificates delivered at (or as of) the Closing Date and other than customary representation and authorization letters; (v) require the Company to pay any commitment or other fee; (vi) require the Company or its Representatives to prepare pro forma financial information or projections, which shall be the responsibility of Parent (without waiver of the covenant set forth in Section 7.21(a)(ii) and (iii); or (vii) cause any director, officer, or employee of Company to execute any agreement or certificate in his or her individual, rather than official, capacity. (c) Promptly upon the Company’s request, all reasonable and documented out-of-pocket fees and expenses incurred by the Company in connection with assisting in the Financing shall be paid or reimbursed by Parent, and, in the event the Closing shall not occur, Parent shall indemnify and hold harmless Company and its Representatives from and against any and all losses actually suffered or incurred by them in connection with the arrangement or consummation of the Financing, except to the extent such losses arise from the information 60 DB1/ 97944280.20 provided by the Company for use in the Offering Documents or otherwise in connection with the Financing and except for expenses payable by the Company as set forth in this Agreement. (d) Parent and Merger Sub shall each use their respective commercially reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary to arrange, obtain and consummate the Financing on the terms and conditions described in any Commitment Letters as promptly as reasonably practicable, including using commercially reasonable best efforts to (i) maintain in full force and effect the Commitment Letters until consummation of the transactions contemplated by this Agreement and to negotiate and execute definitive agreements with respect to the Financing on the terms contained in the Commitment Letters on terms that, taken as a whole, are no less favorable to Parent (as determined by Parent in good faith) than the terms contained in the Commitment Letters and that would not adversely affect the ability of Parent and Merger Sub to consummate the Merger at or prior to the Closing (the “Financing Agreements”), (ii) satisfy (or obtain a waiver of) on a timely basis all conditions and covenants applicable to Parent and Merger Sub in the Commitment Letters and such Financing Agreements that are to be satisfied by Parent and Merger Sub and to consummate the Financing at or prior to the Closing, and (iii) enforce the funding obligations under the Commitment Letters and the Financing Agreements if all conditions to closing the Financing have been satisfied, and comply with their obligations under the Commitment Letters and the Financing Agreements. Parent shall provide the Company, upon reasonable request, with copies of any Financing Agreements and such other information and documentation regarding the Financing as shall be reasonably necessary to allow the Company to monitor the progress of such financing activities (provided that any fee letters may be customarily redacted in respect of the amounts, percentages and basis points of compensation set forth therein). (e) Parent shall give the Company reasonably prompt written notice (i) of any breach or default by any party to any Commitment Letter of which Parent becomes aware that (with or without notice, lapse of time or both) could reasonably be expected to affect the timely availability or the amount, of the Financing, (ii) of the receipt of any written notice or other written communication from any Person with respect to any (A) actual or potential breach, default, termination or repudiation by any party to any Commitment Letter or (B) dispute or disagreement between or among any parties to any Commitment Letter (but excluding, for the avoidance of doubt, any ordinary course negotiations with respect to the terms of the Financing) that (with or without notice, lapse of time or both) could reasonably be expected to affect the timely availability or the amount, of the Financing, (iii) if and when Parent becomes aware of the occurrence of any event or development that could reasonably be expected to have a material and adverse impact on the ability of Parent to obtain any portion of the Financing contemplated by any Commitment Letter and (iv) of any expiration or termination of any Commitment Letter or other document related to the Financing. Without limiting the foregoing, upon the request of the Company, Parent shall keep the Company informed on a reasonably current basis in reasonable detail of material developments concerning the Financing and provide to the Company copies of executed copies of the definitive documents related to the Financing (provided that any fee letters, engagement letters or other Contracts that are confidential by their terms, may be redacted in a manner as required therein so as not to disclose such terms that are so confidential) and copies of any of the written notices or communications described in the preceding sentence; provided, however, that nothing in this sentence or the immediately preceding sentence shall 61 DB1/ 97944280.20 require Parent to disclose any information that is subject to attorney-client privilege or the disclosure of which would result in the breach of any of Parent’s confidentiality obligations set forth in any of the Commitment Letters (as in effect on the date hereof). At Parent’s election, Parent may use all commercially reasonable best efforts to arrange to obtain alternative financing, including from alternative sources, on conditions not materially less favorable, taken as a whole, than those set forth in the Commitment Letters, in an amount equal to the Financing (“Alternative Financing”) and the provisions of this Section 7.21(e) shall be applicable to the Alternative Financing, and, for the purposes of this Section 7.21(e), all references to the Financing shall be deemed to include such Alternative Financing and all references to the Commitment Letters shall include the applicable documents for the Alternative Financing. Parent shall use its commercially reasonable best efforts to comply in all material respects with each Commitment Letter and each definitive agreement with respect thereto (collectively, with the Commitment Letters, the “Debt Documents”). Parent shall not permit, without the prior written consent of the Members’ Representative, any amendment or modification to be made to, or any waiver of any provision or remedy under, any Commitment Letter, that would reasonably be expected to (u) reduce the aggregate amount of cash proceeds available from the Financing below the amount necessary to finance the transactions to be consummated on the Closing Date, (v) impose any new or additional condition, or otherwise amend, modify or expand any condition, to the receipt of any portion of the Financing, (w) delay or prevent the funding of the Financing on the Closing Date, (x) make the funding of any portion of the Financing (or satisfaction of any condition to obtaining any portion of the Financing) materially less likely to occur, (y) adversely impact the ability of Parent to enforce its rights against any other party to any Debt Document, or (z) impact the ability of Parent to consummate the transactions contemplated hereby or the likelihood of the consummation of the transactions contemplated hereby; provided that, notwithstanding the foregoing, Parent shall be permitted to amend the Commitment Letters to add lenders, agents, co-agents, arrangers, bookrunners, managers or other roles under the Commitment Letters and amend the economic and role arrangements with respect to the existing and additional lenders, arrangers, bookrunners, agents, managers or similar entities. Parent shall provide notice to the Members’ Representative promptly upon receiving the Financing. Notwithstanding anything to the contrary in this Agreement, compliance by Parent with this Section 7.21(e) shall not relieve Parent of its obligation to consummate the transactions contemplated by this Agreement, whether or not the Financing or Alternative Financing is available. 7.22 Mechanical Rigs. From and after the Closing, Parent shall, and shall cause the Company to, use commercially reasonable best efforts to sell the Mechanical Rigs on terms and price satisfactory to the Members’ Representative (which commercially reasonable best efforts will include, as applicable, receiving solicitations of interest from third parties to acquire Mechanical Rigs, liquidating Mechanical Rigs and engaging a third party broker, selected by the Members’ Representative, to market any Mechanical Rigs) to one or more third parties in one or more transactions (including at the direction of the Members’ Representative to any third party and at any value) until the earlier of (a) such time as all of the Mechanical Rigs have been sold and (b) the date occurs 18 months following the Closing Date (the “Specified Date”). Parent shall be entitled to sell the Mechanical Rigs on an “as-is, where-is” basis without any indemnities from, or post-closing liabilities to, Parent. Parent shall be under no obligation to maintain or repair the Mechanical Rigs, other than to maintain insurance consistent with its past practices. On or prior to the date 30 days after (x) such time as all of the Mechanical Rigs have been sold 62 DB1/ 97944280.20 or (y) 30 days after the Specified Date, Parent shall pay the amount of such Mechanical Rig Net Proceeds to the Members’ Representative by wire transfer of immediately available funds to an account designated by the Members’ Representative in writing, for further distribution by the Members’ Representative to the applicable Members in accordance with Section 4.03(b) of the Note Conversion Agreement. Any such sale of the Mechanical Rig Net Proceeds shall be deemed an increase in the Merger Consideration paid pursuant to this Agreement. 7.23 Transaction Litigation. Subject to entry into a customary joint defense agreement, each of Parent or the Company, as applicable, shall give the other Party the opportunity to consult with such Party regarding any litigation related to this Agreement, the Merger or the other transactions contemplated by this Agreement brought against such Party after the date of this Agreement and prior to the Effective Time (the “Transaction Litigation”), and such Party shall not settle or agree to settle any such Transaction Litigation without the other Party’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed). 7.24 Capitalization Update. No later than two Business Days prior to the Closing Date, the Company shall deliver to Parent a certificate, signed by a duly authorized officer of the Company, setting forth (a) a correct and complete description of the number of Series A Company Units into which the Company Debt shall be converted pursuant to the Note Conversion Agreement immediately prior to the Closing and (b) a correct and complete description of the following as of immediately prior to the Closing: (i) all of the issued and outstanding Company Units, (ii) any options (whether compensatory or non-compensatory) convertible or exchangeable into or exercisable for units of the Company and (iii) the record owners of the Company Units. ARTICLE VIII CONDITIONS TO CLOSING 8.1 Conditions to Obligations of Each Party. The respective obligations of the Company, the Parent and Merger Sub to consummate the Closing are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any one or more of which may be waived in writing, in whole or in part, as to a Party by such Party (in such Party’s sole discretion): (a) Approvals. All authorizations, consents, orders or approvals of, or declarations or filings with, or expiration or termination of waiting periods imposed under the HSR Act shall have been obtained or made. (b) Governmental Restraints. No order, decree or injunction of any Governmental Body shall be in effect, and no Law shall have been enacted or adopted that enjoins, prohibits or makes illegal the consummation of the Transactions and no Proceeding by any Governmental Body with respect to the Transactions shall be pending that seeks to restrain, enjoin, prohibit or delay the Transactions. 63 DB1/ 97944280.20

(c) Specified Parent Common Stock. The shares of Specified Parent Common Stock to be issued in the Merger pursuant to this Agreement shall have been approved for listing (subject to official notice of issuance) on the NYSE. (d) Minimum Liquidity. After giving effect to (1) the Parent New Credit Agreement and (2) the Parent New Term Loan Agreement, or such other Financing as pursued by the Parent at the Closing (including any Alternative Financing), the Parent and the Company, on a consolidated basis, shall have not less than $30,000,000 of pro forma liquidity, defined as the sum of (i) the aggregate of unrestricted Cash of the Parent and (ii) availability under the Parent New Credit Agreement (or such other alternative Financing), net of (A) the payment of the Company Remaining Noteholder Debt Amount, (B) the repayment of Indebtedness under the Company Credit Agreement, (C) the repayment of Indebtedness under the Parent Credit Agreement, (D) applicable Invoices to be paid in connection with the Closing and (E) known Material Losses of the Parent and the Company as of the Closing Date that are reasonably expected to be due and payable in the 12 months following the Closing Date to the extent such Material Losses exceed $10,000,000; provided, that, to the extent this pro forma liquidity condition is not otherwise satisfied, if MSD Lender has offered to increase the principal amount of the term loan to be provided pursuant to the Parent New Term Loan Agreement up to an aggregate of $15,000,000, in an amount sufficient to satisfy the pro forma liquidity condition set forth in this clause (d), this condition shall be deemed satisfied. 8.2 Conditions to Obligations of the Parent and Merger Sub. The obligations of the Parent and Merger Sub to consummate the Closing are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any one or more of which may be waived in writing, in whole or in part, by the Parent (in the Parent’s sole discretion): (a) Representations and Warranties of the Company. The representations and warranties of the Company in Article V (without giving effect to any “materiality,” “in all material respects,” “Company Material Adverse Effect,” or similar qualifiers), shall be true and correct on the date of this Agreement and as of the Closing Date as if remade on the Closing Date (except, in each case, for representations and warranties made as of a specific date, which shall be true and correct in all material respects as of such specific date), with only such failures to be so true and correct, taken as a whole, as have not resulted in a Company Material Adverse Effect; provided, however, that the Company Fundamental Representations, other than the representations and warranties set forth in Section 5.5, shall be true and correct in all material respects as of the applicable dates referred to above; provided, further, that the representations and warranties set forth in Section 5.5 shall be true and correct in all respects as of the applicable dates referred to above, except for any de minimis inaccuracies. (b) Performance by Company. The Company shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by the Company on or prior to the Closing Date. (c) Closing Certificate of the Company. The Parent and Merger Sub shall have received a certificate, dated as of the Closing Date, signed by a Responsible Officer of the Company certifying that, to the best of such Responsible Officer’s knowledge, the conditions set forth in Section 8.2(a), Section 8.2(b), and Section 8.2(d) have been satisfied. 64 DB1/ 97944280.20

(d) Closing Deliverables. The Company and the Members’ Representative shall have delivered or caused to be delivered all of the closing deliveries set forth in Section 4.2(b). 8.3 Conditions to Obligations of the Company. The obligations of the Company to consummate the Closing are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any one or more of which may be waived in writing, in whole or in part, by the Company (in the Company’s sole discretion): (a) Representations and Warranties. The representations and warranties of the Parent and Merger Sub in Article VI (without giving effect to any “materiality,” “in all material respects,” “Parent Material Adverse Effect,” or similar qualifiers), shall be true and correct on the date of this Agreement and as of the Closing Date as if remade on the Closing Date (except, in each case, for representations and warranties made as of a specific date, which shall be true and correct in all material respects as of such specific date), with only such failures to be so true and correct, taken as a whole, as have not resulted in a Parent Material Adverse Effect; provided, however, that the Parent Fundamental Representations shall be true and correct in all material respects as of the applicable dates referred to above. (b) Performance. The Parent and Merger Sub shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by the Parent and Merger Sub on or prior to the Closing Date. (c) Required Parent Vote. The Parent shall have obtained the Required Parent Vote. (d) Parent Closing Certificates. (i) The Company shall have received a certificate, dated as of the Closing Date, signed by a Responsible Officer of the Parent certifying that, to the best of such Responsible Officer’s knowledge, the conditions set forth in Section 8.3(a), Section 8.3(b), and Section 8.3(c) have been satisfied. (ii) The Company shall have received a certificate, dated as of the Closing Date, signed by a Responsible Officer of Merger Sub certifying that, to the best of such Responsible Officer’s knowledge, the conditions set forth in Section 8.3(a) and Section 8.3(b) have been satisfied. (e) Closing Deliverables. The Parent and Merger Sub shall have delivered or caused to be delivered all of the closing deliveries set forth in Section 4.2(a) and in the other Transaction Documents. ARTICLE IX TERMINATION 9.1 Termination Rights. This Agreement may be terminated at any time prior to the Closing as follows: 65 DB1/ 97944280.20

(a) By mutual written consent of the Parent and the Company; (b) By either the Parent or the Company if any Governmental Body of competent jurisdiction shall have issued a final and non-appealable order, decree or judgment prohibiting the consummation of the Transactions; (c) By either the Parent or the Company in the event that the Closing has not occurred on or prior to December 31, 2018 (the “Termination Date”); provided, however, that (i) the Company may not terminate this Agreement pursuant to this Section 9.1(c) if such failure of the Closing to occur is due to the failure of the Company or the Members’ Representative to perform and comply in all material respects with the covenants and agreements to be performed or complied with by the Company or the Members’ Representative, as applicable, and (ii) the Parent may not terminate this Agreement pursuant to this Section 9.1(c) if such failure of the Closing to occur is due to the failure of the Parent to perform and comply in all material respects with the covenants and agreements to be performed or complied with by the Parent; or (d) By the Parent, if the Company shall have materially violated or materially breached Section 7.10; (e) By the Parent (i) if (A) any of the Company’s representations and warranties shall have been or become inaccurate, such that the condition set forth in Section 8.2(a) would not be satisfied if the condition were then being tested, and (B) such inaccuracy, if capable of cure, has not been cured by the Company within 30 calendar days after its receipt of written notice from Parent thereof; or (ii) if any of the Company’s covenants contained in this Agreement (or the Members’ Representative’s covenants in this Agreement) shall have been breached, such that the condition set forth in Section 8.2(b) would not be satisfied if the condition were then being tested and such breach, if capable of cure, has not been cured by the Company within 30 calendar days after its receipt of written notice from Parent thereof; provided, however, the Parent may not terminate this Agreement pursuant to this Section 9.1(e) if (A) any of Parent’s or Merger Sub’s representations and warranties shall have become and continue to be untrue in a manner that would cause the condition set forth in Section 8.3(a) not to be satisfied or (B) there has been, and continues to be, a failure by Parent to perform its covenants and agreements in such a manner as would cause the condition set forth in or Section 8.3(b), as applicable, not to be satisfied; (f) By the Company, if (i) there shall have occurred a Parent Change in Recommendation, (ii) the Parent shall have failed to include the Parent Board Recommendation in the Proxy Statement, or (iii) the Parent shall have materially violated or materially breached Section 7.11; (g) By Parent or the Company if (i) the Parent Stockholders Meeting (including any adjournments thereof) shall have been held and completed and (ii) the issuance of Parent Common Stock pursuant to this Agreement shall not be approved at such meeting by the Required Parent Stockholder Vote; (h) By the Company (i) if (A) any of the Parent’s or Merger Sub’s representations and warranties become or shall have been inaccurate, such that the condition set 66 DB1/ 97944280.20 forth in Section 8.3(a) would not be satisfied if the condition were then being tested, and (B) such inaccuracy, if capable of cure, has not been cured by the Parent within 30 calendar days after its receipt of written notice from Parent thereof; or (ii) if any of the Parent’s covenants contained in this Agreement shall have been breached, such that the condition set forth in Section 8.3(b) would not be satisfied if the condition were then being tested and such breach, if capable of cure, has not been cured by the Parent within 30 calendar days after its receipt of written notice from the Company thereof; provided, however, the Company may not terminate this Agreement pursuant to this Section 9.1(h) if (A) any of the Company’s representations and warranties shall have become and continue to be untrue in a manner that would cause the condition set forth in Section 8.2(a) not to be satisfied or (B) there has been, and continues to be, a failure by the Company to perform its covenants and agreements in such a manner as would cause the condition set forth in or Section 8.2(b) not to be satisfied. Any termination pursuant to this Section 9.1 (other than Section 9.1(a)) shall be effected by written notice from the terminating Party to the other Parties. 9.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 9.1, all rights and obligations of the Parties under this Agreement shall terminate (including, without limitation, with respect to any Financing Source), except for the provisions of this Section 9.2, Section 9.3, Article XI and Article XII; provided, however, that the termination of this Agreement shall not relieve any Party from any liability for any willful and intentional breach of this Agreement by such Party or for Fraud by such Party, and all rights and remedies of a non-breaching Party under this Agreement in the case of any such willful and intentional breach or Fraud, at law and in equity, shall be preserved, including the right to recover reasonable attorneys’ fees and expenses. 9.3 Expenses; Termination Fees. (a) (i) Subject to Section 9.3(a)(ii), all costs and expenses incurred by the Company, the Members’ Representative (on behalf of the Members) or the Parent in connection with the Transaction Documents and the Transactions, including the costs and expenses relating to the filing by each of the Parent and the Ultimate Parent Entity (as defined in the HSR Act) of the Company of their respective pre-merger notification and report forms relating to the Transactions under the HSR Act as set forth in Section 7.5 (including all filing fees applicable thereto) (the “HSR Expenses”), shall be included as Transaction Expenses hereunder (including for purposes Section 4.3(a)(iii) hereof). (ii) Subject to Section 9.3(g), to the extent this Agreement is terminated and Closing does not occur, each party shall bear its own Transaction Expenses, other than (x) legal fees and related expenses arising under the New Term Loan Commitment Letter, which shall all be borne by the Parent and (y) the fees and costs for the R&W Policy, which shall be shared 50/50 by the Parent and the Company. For the avoidance of doubt, subject to Section 9.3(g), in the event this Agreement is terminated and Closing does not occur, the HSR Expenses 67 DB1/ 97944280.20 of the Ultimate Parent Entity (as defined in the HSR Act) of the Company shall be borne by the Company and the HSR Expenses of Parent shall be borne by Parent. (b) The Company agrees to pay Parent an amount equal to $6,000,000 (the “Company Termination Fee”) if this Agreement is terminated: (i) by Parent pursuant to Section 9.1(d) or Section 9.1(e); (ii) by any Party at any time during which the Agreement was otherwise terminable in a circumstance in which Parent would be entitled to a payment of the Company Termination Fee pursuant to Section 9.3(b)(i) if Parent had terminated this Agreement pursuant to Section 9.1(d) or Section 9.1(e). (c) Parent agrees to pay the Company an amount equal to $6,000,000 (the “Parent Termination Fee”) if this Agreement is terminated: (i) by the Company pursuant to Section 9.1(f) or Section 9.1(h); or (ii) by any Party at any time during which the Agreement was otherwise terminable in circumstances in which the Company would be entitled to payment of the Parent Termination Fee pursuant to Section 9.3(c)(i) if the Company had terminated this Agreement pursuant to Section 9.1(f) or Section 9.1(h). (d) Any Company Termination Fee or Parent Termination Fee required to be paid pursuant to Section 9.3(b) or Section 9.3(c) shall be paid within two Business Days after termination by Parent or the Company (as applicable), and, in each case, shall be paid by wire transfer of immediately available funds to an account designated in writing by the receiving Party. (e) In addition (i) if this Agreement is terminated by either the Parent or the Company pursuant to Section 9.1(c), (ii) prior to such termination referred to in clause (i) of this sentence, but after the date of this Agreement, a bona fide Company Acquisition Proposal shall have been publicly made to the Company or shall have been made directly to the Company’s members generally or any Person shall have publicly announced an intention (whether or not contingent) to make a bona fide Company Acquisition Proposal or a Company Acquisition Proposal shall have been made publicly or privately to the Board of Directors of the Company and (iii) within 12 months after such termination the Company consummates a Company Acquisition Proposal or enters into an agreement contemplating a Company Acquisition Proposal, then the Company shall pay the Company Termination Fee concurrently with the earlier of such entry or consummation; provided, that solely for purposes of this Section 9.3(e), the references to “15% or more” in the term “Company Acquisition Transaction” shall be deemed to be reference to “more than 25%”. (f) In addition (i) if this Agreement is terminated by either the Parent or the Company pursuant to Section 9.1(c) or Section 9.1(g), (ii) prior to such termination referred to in clause (i) of this sentence, but after the date of this Agreement, a bona fide Parent Acquisition Proposal shall have been publicly made to the Parent or shall have been made directly to the Parent’s stockholders generally or any Person shall have publicly announced an intention 68 DB1/ 97944280.20

(whether or not contingent) to make a bona fide Parent Acquisition Proposal or a Parent Acquisition Proposal shall have been made publicly or privately to the Board of Directors of the Parent and (iii) within 12 months after such termination the Parent consummates a Parent Acquisition Proposal or enters into an agreement contemplating a Parent Acquisition Proposal, then the Parent shall pay the Parent Termination Fee concurrently with the earlier or such entry or consummation; provided, that solely for purposes of this Section 9.3(f), the references to “15% or more” in the term “Parent Acquisition Transaction” shall be deemed to be reference to “more than 25%”. (g) Without prejudice to the payment of any Company Termination Fee or Parent Termination Fee, (i) if (1) this Agreement is terminated by either the Company or Parent pursuant to Section 9.1(d) or Section 9.1(e) or (2) the Company Termination Fee becomes payable pursuant to Section 9.3(e), the Company shall pay to Parent an amount not to exceed $1,000,000 in out of pocket expenses of Parent in connection with this Agreement and the transactions contemplated hereby, within two Business Days after such termination by wire transfer of immediately available funds to an account designated in writing by Parent and (ii) if (1) this Agreement is terminated by either the Company or Parent pursuant to Sections 9.1(f), (g) or (h) or (2) the Parent Termination Fee becomes payable pursuant to Section 9.3(f), Parent shall pay to the Company an amount not to exceed $1,000,000 in respect of the bona fide, out of pocket expenses of the Company actually incurred in connection with this Agreement and the transactions contemplated hereby, within two Business Days after such termination by wire transfer of immediately available funds to an account designated in writing by the Company (the amount paid pursuant to each of clause (i) or (ii), an “Expense Reimbursement”). For the avoidance of doubt, in the event that the Company shall make an Expense Reimbursement to Parent pursuant to this Section 9.3(g), any Company Termination Fee paid or payable by the Company pursuant to Section 9.3(b) shall be payable in addition to and notwithstanding such Expense Reimbursement. In the event that Parent shall make an Expense Reimbursement to the Company pursuant to this Section 9.3(g), Parent Termination Fee paid or payable by Parent pursuant to Section 9.3(c) shall be payable in addition to and notwithstanding such Expense Reimbursement. (h) If a Party fails to pay when due any amount payable under this Section 9.3, then (i) the non-paying Party shall reimburse the other Party for all out-of-pocket costs and expenses (including fees of counsel) incurred in connection with the enforcement by the other Party of its rights under this Section 9.3, and (ii) the non-paying Party shall pay to the other Party interest on such overdue amount (for the period commencing as of the date such overdue amount was originally required to be paid and ending on the date such overdue amount is actually paid to the other Party in full) at a rate per annum equal to 3% over the “prime rate” (as published in The Wall Street Journal) in effect on the date such overdue amount was originally required to be paid. (i) The Parties acknowledge that (i) the agreements contained in this Section 9.3 are an integral part of the transactions contemplated by this Agreement, (ii) without these agreements, the Parties would not enter into this Agreement, (iii) the Parties have expressly negotiated the provisions of this Article IX, (iv) in light of the circumstances existing at the time of the execution of this Agreement (including the inability of the Parties to quantify the damages that may be suffered by the Company or Parent), the provisions of this Article IX are reasonable 69 DB1/ 97944280.20 and (v) the Company Termination Fee and the Parent Termination Fee each represents a good faith, fair estimate of the damages that the applicable recipient would suffer as a result of the termination of this Agreement and the failure of the Parties to consummate the transactions contemplated hereby. Payment of the fees and expenses described in this Section 9.3 shall not be in lieu of liability pursuant to Section 9.2. In no event shall either Party be obligated to pay a Company Termination Fee or Parent Termination Fee or Expense Reimbursement pursuant to this Section 9.3 on more than one occasion. Notwithstanding anything to the contrary in this Agreement, (x) the Company’s receipt and acceptance of the Parent Termination Fee and the Expense Reimbursement (if payable) and (y) the Company’s receipt and acceptance of the Parent Termination Fee and the Expense Reimbursement (if payable), in each case when payable, shall be (i) deemed liquidated damages for any and all losses or damages suffered or incurred by the Company or Parent or any other Person in connection with this Agreement and the transactions contemplated hereby and thereby and (ii) the sole and exclusive remedy of the (x) the Company against Parent, its Affiliates or the Financing Sources or (y) Parent against the Company, its Affiliates or the Financing Sources for any loss suffered as a result of any breach of any covenant or agreement in this Agreement or the failure of the Mergers to be consummated, in each case (with respect to both clause (i) and clause (ii)) in any circumstance in which the Company or Parent is permitted to terminate this Agreement and receive the Company Termination Fee or the Parent Termination Fee (as applicable), and (x) upon the Company’s receipt of such amounts, none of Parent or Merger Sub or any of their respective Affiliates and (y) upon Parent’s receipt of such amounts, none of the Company or its respective Affiliates, in each case shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated by this Agreement; provided, that, for purposes of clarity, in no event shall any Financing Source have any liability to any of the Parties or any of their respective Affiliates or any other Person for all or any portion of the Company Termination Fee or the Parent Termination Fee. While each Party may pursue both a grant of specific performance, injunction or other equitable remedies under Section 11.5 and the payment of the Company Termination Fee or the Parent Termination Fee (as applicable) under no circumstances shall such Party be permitted or entitled to receive both a grant of specific performance of the obligation to consummate the Closing and monetary damages in connection with this Agreement or any termination of this Agreement, including all or any portion of the Company Termination Fee or the Parent Termination Fee (as applicable). ARTICLE X [RESERVED] ARTICLE XI CONSENT TO JURISDICTION 11.1 Sole and Exclusive Method for Resolution of Disputes. Any dispute arising out of or relating to this Agreement or any of the Transaction Documents shall be resolved in accordance with the procedures specified in this Article XI, which shall be the sole and exclusive procedures for the resolution of any such disputes. 11.2 Negotiation Between Executives. The Parties involved in the dispute shall attempt to resolve the dispute between them promptly by negotiation between executives who have authority to settle the controversy and who are at a comparable or higher level of 70 DB1/ 97944280.20 management than the persons who have been involved in the negotiation of this Agreement. Any Party may give the other Parties written notice of any dispute not resolved in the normal course of business; provided, however, that the requirements under this Section 11.2 shall fall away if there has been no resolution within 30 days after the delivery of the initial notice. Within seven days after delivery of such notice, the receiving Party or Parties shall submit to the other a written response. The notice and response shall include (a) a statement of that Party’s position and a summary of the arguments supporting that position, and (b) the name and title of the executive who will represent that Party and of any other person who will accompany the executive. Within 15 days after delivery of the initial notice, the executives of the Parties shall meet at a mutually acceptable time and place, and thereafter continue to meet as often as they reasonably deem necessary, to use their good faith and commercially reasonable best efforts to attempt to resolve the dispute. All negotiations pursuant to this clause shall be confidential and shall be treated as compromise and settlement negotiations for purposes of applicable rules of evidence, and any documents or information exchanged pursuant to the preceding sentence shall be returned immediately following the earlier of the conclusion of negotiations or the institution of litigation. 11.3 Consent to Jurisdiction. The Parties irrevocably submit to the exclusive jurisdiction of the state and federal courts located in the State of Delaware, for the purposes of any Proceeding arising out of this Agreement or the Transactions (and each agrees that no such Proceeding relating to this Agreement or the Transactions shall be brought by it except in such courts). The Parties irrevocably and unconditionally waive (and agree not to plead or claim) any objection to the laying of venue of any Proceeding arising out of this Agreement or the Transactions in the state and federal courts located in the State of Delaware or that any such Proceeding brought in any such court has been brought in an inconvenient forum and agree that service of process upon such Party in any such Proceeding shall be effective if such process is given as a notice in accordance with Section 12.4 of this Agreement. Each of the Parties also agrees that any final and non-appealable judgment against a Party in connection with any Proceeding shall be conclusive and binding on such Party and that such award or judgment may be enforced in any court of competent jurisdiction, either within or outside of the United States. A certified or exemplified copy of such award or judgment shall be conclusive evidence of the fact and amount of such award or judgment. Notwithstanding anything in this Agreement, each of the Parties agrees that it will not bring or support any action, cause any action, claim, cross- claim or third-party claim or legal proceeding of any kind (whether pursuant to a legal requirement, in equity, in contract, in tort or otherwise) against the Financing Sources in any way relating to this Agreement or any of the transactions contemplated by this Agreement, including but not limited to any dispute arising out of or relating in any way to any Commitment Letter or the performance thereof, or the Parent New Credit Agreement or the Parent New Term Loan Agreement, or any replacement financing therefor, or the performance thereof, in any forum other than the Supreme Court of the State of New York, county of New York or, if under applicable legal requirements exclusive jurisdiction is vested in the Federal courts, the United States District Court for the Southern District of New York (and appellate courts thereof). Notwithstanding anything in this Agreement, each of the parties agree that, except as specifically set forth in any Commitment Letter or the Parent New Credit Agreement or the Parent New Term Loan Agreement, or any replacement financing therefor, all claims or causes of action (whether at law, in equity, in contract, in tort or otherwise) against any of the Financing Sources in any way relating to any Commitment Letter or the Parent New Credit Agreement or the Parent 71 DB1/ 97944280.20

New Term Loan Agreement, or any replacement financing therefor, or the performance thereof or the financings contemplated thereby, will be exclusively governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of laws of another jurisdiction. 11.4 Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY ACTION OR PROCEEDING TO ENFORCE OR TO DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (INCLUDING ANY COMMITMENT LETTERS RELATED TO THE FINANCING) OR THEREBY (INCLUDING THE FINANCING) SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. 11.5 Specific Performance. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed, or were threatened to be not performed, in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, in addition to any other remedy that may be available to it, including monetary damages, each of the Parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement exclusively in the jurisdiction provided in Section 11.3 and all such rights and remedies at law or in equity may be cumulative, except as may be limited the following sentence. The Parties further agree that no Party shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 11.5 and each Party waives any objection that there is an adequate remedy at law or that the award of specific performance is not an appropriate remedy for any reason of law or equity or any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument. ARTICLE XII GENERAL PROVISIONS 12.1 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument or certificate delivered pursuant to this Agreement shall survive the Effective Time. This Section 12.1 shall not limit Section 9.2 or any covenant or agreement of the parties that, by its terms, contemplates performance after the Effective Time or after the termination of this Agreement. Each Party acknowledges and agrees that this Section 12.1 is intended by each party to modify any applicable statute of limitations. 12.2 Amendment and Modification. This Agreement may be amended, modified or supplemented at any time prior to the Closing only by written agreement of the Parties hereto; provided, that, the provisions relating to the Financing and the Financing Sources set forth in this Agreement (including this Section 12.2 and Sections 9.2 (Effect of Termination), Section 9.3(a) (Expenses; Termination Fees), Section 9.3(c) (Parent Termination Fee), Section 11.3 (Consent to Jurisdiction), Section 11.4 (Waiver of Jury Trial), Section 12.5 (Assignment), Section 12.6 (Third Party Beneficiaries), Section 12.7 (Governing Law) and Section 12.13 (Financing Sources)) may not be amended in a manner adverse to the Financing Sources without the written consent of the Financing Sources. 72 DB1/ 97944280.20

12.3 Waiver of Compliance; Consents. The rights and remedies of the Parties are cumulative and not alternative. Neither any failure nor any delay by any Party in exercising any right, power, or privilege under this Agreement or any of the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable Law, (a) no waiver that may be given by a Party will be applicable except in the specific instance for which it is given; and (b) no notice to or demand on one Party will be deemed to be a waiver of any obligation of that Party or of the right of the Party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement. 12.4 Notices. Any notice, demand or communication required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given: (a) on the date of delivery, if delivered personally to the intended recipient; (b) on the date receipt is acknowledged, if delivered by certified mail, return receipt requested; (c) one Business Day after being sent by overnight delivery via national courier service (providing proof of delivery); (d) on the date sent by e-mail of a PDF document if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient, and shall be directed to the address or e-mail set forth below (or at such other address or e-mail as such party shall designate by like notice): If to the Company or the Members’ Representative to: Sidewinder Drilling LLC 952 Echo Lane Houston, TX 77024 Attention: J. Anthony Gallegos, Jr., Chief Executive Officer and MSD Credit Opportunity Master Fund, L.P. c/o MSD Partners, L.P. 645 Fifth Avenue, 21st Floor New York, NY 10022 Attention: Marcello Liguori, Kenneth Gerold with a copy to (which shall not constitute notice): Morgan Lewis & Bockius LLP 101 Park Avenue New York, NY 10178-0060 Attention: Jonathan D. Morris Andrew L. Milano Email: jonathan.morris@morganlewis.com 73 DB1/ 97944280.20

andrew.milano@morganlewis.com If to the Parent or Merger Sub to: Independence Contract Drilling, Inc. 11601 Galayda St., Houston, TX 77085 Attention: Philip A. Choyce, Chief Financial Officer with a copy to (which shall not constitute notice): Sidley Austin LLP 1000 Louisiana Street, Suite 6000 Houston, TX 77002 Attention: David C. Buck Email: dbuck@sidley.com 12.5 Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their successors and permitted assigns. No Party may assign or transfer this Agreement or any of its rights, interests or obligations under this Agreement without the prior written consent of the other Parties; provided, the Members’ Representative may assign all of its rights and obligations under this Agreement to any Affiliate thereof. Notwithstanding anything to the contrary herein, it is hereby acknowledged and agreed that the Parent and, from and after the Closing, the Surviving Company may assign any of its rights under the Transaction Documents by way of security to any banks or holders of debt securities or financial institutions or hedge counterparties or any other Person lending money, providing credit or otherwise providing financing to any of the Parent, the Surviving Company or any of their respective Affiliates, including in connection with any and all subsequent re-financings. Any attempted assignment or transfer in violation of this Agreement shall be null, void and ineffective. Notwithstanding anything to the contrary herein, no assignment pursuant to this Section 12.5 shall release the assigning Party of its obligations or liabilities under this Agreement. 12.6 Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the (a) Parties and their successors and permitted assigns, (b) with respect to any Financing Source, as applicable, as contemplated by Section 9.2 (Effect of Termination), Section 9.3(a) (Expenses; Termination Fees), Section 9.3(c) (Parent Termination Fee), Section 11.3 (Consent to Jurisdiction), Section 11.4 (Waiver of Jury Trial), Section 12.2 (Amendment and Modification), Section 12.5 (Assignment), this Section 12.6, Section 12.7 (Governing Law) and Section 12.13 (Financing Sources) and (c) with respect to the Ultimate Parent Entity (as defined in the HSR Act) of the Company, Section 9.3(a) (Expenses; Termination Fees). Except as provided by the foregoing sentence, (i) none of the provisions of this Agreement shall be for the benefit of or enforceable by any third party, including any creditor of any Party or any of their Affiliates, and (ii) no such third party shall obtain any right under any provision of this Agreement or shall by reasons of any such provision make any claim in respect of any liability (or otherwise) against any other Party. 74 DB1/ 97944280.20

12.7 Governing Law. THIS AGREEMENT SHALL BE INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS OR PRINCIPLES THAT MIGHT REFER THE GOVERNANCE OR CONSTRUCTION OF THIS AGREEMENT TO THE LAW OF ANOTHER JURISDICTION. 12.8 Entire Agreement. Except for the Confidentiality Agreement, which shall survive the execution of this Agreement, this Agreement and the other Transaction Documents constitute the entire agreement and understanding of the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both oral and written, among the Parties or between any of them with respect to such subject matter. 12.9 Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable Law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law in any jurisdiction, (a) such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction; and (b) the Parties shall promptly amend or otherwise modify this Agreement to replace any such provision contained herein that is held invalid, illegal or unenforceable with a valid and enforceable provision giving effect to the fullest extent permitted by applicable Law to the intent of the Parties. 12.10 Representation by Counsel. Each of the Parties agrees that it has been represented by independent counsel of its choice during the negotiation and execution of this Agreement and the documents referred to herein, and that it has executed the same upon the advice of such independent counsel. Each Party and its counsel cooperated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto shall be deemed the work product of the Parties and may not be construed against any Party by reason of its preparation. Therefore, the Parties waive the application of any Law providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document. 12.11 Disclosure Letters. (a) Each of the Company Disclosure Letter and the Parent Disclosure Letter is arranged in sections corresponding to the Sections of this Agreement merely for convenience, and the disclosure of an item in one section of such Disclosure Letter as an exception to a particular representation or warranty shall be deemed adequately disclosed as an exception with respect to all other representations or warranties to the extent that the relevance of such item to such representations or warranties is reasonably apparent from such item, notwithstanding the presence or absence of an appropriate section of such Disclosure Letter with respect to such other representations or warranties or an appropriate cross reference thereto. (b) The inclusion of any information in a Company Disclosure Letter shall not be deemed an admission or acknowledgment, in and of itself and solely by virtue of the inclusion of such information in such Disclosure Letter that such information is required to be listed in such Disclosure Letter or that such items are material to the Company or Parent (as applicable). 75 DB1/ 97944280.20

The headings, if any, of the individual sections of a Disclosure Letter are inserted for convenience only and shall not be deemed to constitute a part thereof or a part of this Agreement. (c) The specification of any dollar amount in the representations and warranties or otherwise in this Agreement or in a Disclosure Letter is not intended and shall not be deemed to be an admission or acknowledgment of the materiality of such amounts or items, nor shall the same be used in any dispute or controversy between the Parties to determine whether any obligation, item or matter (whether or not described herein or included in any schedule) is or is not material for purposes of this Agreement. 12.12 PDF; Counterparts. This Agreement may be executed by PDF signatures by any Party and such signature shall be deemed binding for all purposes hereof, without delivery of an original signature being thereafter required. This Agreement may be executed in one or more counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall constitute one and the same document. 12.13 Financing Sources. Notwithstanding anything to the contrary contained in this Agreement, (i) no Party hereto nor any of their respective Subsidiaries, Affiliates, directors, officers, employees, agents, partners, managers, members or shareholders shall have any rights or claims against the Financing Sources (in their capacities as such) in any way relating to this Agreement or any of the transactions contemplated by this Agreement, or in respect of any oral representations made or alleged to have been made in connection herewith or therewith, including any dispute arising out of or relating in any way to any Commitment Letter, the Parent New Credit Agreement and the Parent New Term Loan Agreement, or any replacement therefor, or the performance thereof or the financings contemplated thereby, whether in law or equity, in contract, in tort or otherwise, and (ii) the Financing Sources (in their capacities as such) shall not have any liability (whether in contract, in tort or otherwise) to any Party hereto or any of their respective Subsidiaries, Affiliates, directors, officers, employees, agents, partners, managers, members or shareholders for any obligations or liabilities of any party hereto under this Agreement or for any claim based on, in respect of, or by reason of the transactions contemplated hereby and thereby or in respect of any oral representations made or alleged to have been made in connection herewith or therewith, including any dispute arising out of or relating in any way to any Commitment Letter, the Parent New Credit Agreement and the Parent New Term Loan Agreement, or any replacement therefor or the performance thereof or the financings contemplated thereby, whether at law or equity, in contract, in tort or otherwise. ARTICLE XIII THE MEMBERS’ REPRESENTATIVE 13.1 Members’ Representative. The Parent, the Company, the Surviving Company and their respective Affiliates shall be entitled to rely exclusively and conclusively upon the communications, actions and omissions of the Members’ Representative relating to the foregoing, as the communications, actions and omissions of the Members. Neither the Parent nor the Company (i) are required to make any inquiry or investigation regarding the authority of the Members’ Representative to act on behalf of all Members hereunder, or (ii) shall be held liable or accountable in any manner for any communication, act or omission of the Members’ 76 DB1/ 97944280.20

Representative in such capacity, including any losses arising out of or relating to the disbursement of any other amounts payable by the Members’ Representative to the Members in accordance with this Agreement. [Signature page follows] 77 DB1/ 97944280.20

PARENT: INDEPENDENCE CONTRACT DRILLING, INC. By: /s/ Philip A. Choyce Name: Philip A. Choyce Title: Executive Vice President and Chief Financial Officer COMPANY: SIDEWINDER DRILLING LLC By: /s/ Anthony Gallegos Name: Anthony Gallegos Title: Chief Executive Officer MEMBERS’ REPRESENTATIVE: MSD Credit Opportunity Master Fund, L.P., solely in its capacity as the Members’ Representative By: /s/ Kenneh Gerold Name: Kenneth Gerold Title: Authorized Signatory SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER DB1/ 97944280.20

EXHIBIT A DEFINITIONS “Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, a specified Person. A Person shall be deemed to control another Person if such first Person possesses, directly or indirectly, the power to direct, or cause the direction of, the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, no direct or indirect equityholder of the Company (including MSD or any of its Affiliates) shall be deemed an Affiliate of the Company for purposes of Section 5.13, Section 7.14, and Section 7.15 of this Agreement. “Affiliate Transaction” is defined in Section 5.19(a). “Agreement” is defined in the preamble to this Agreement. “Allocation Schedule” is defined in Section 7.14(c). “Alternative Financing” is defined in Section 7.21(e). “Antitrust Authority” is defined in Section 7.5(a). “Antitrust Law” means the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other Laws related to merger control or designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade, in the United States. “Business” means the business of providing land-based contract drilling services for oil and natural gas producers in the United States. “Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in the State of Texas or the State of New York are authorized or obligated to be closed by applicable Laws. “Capitalized Lease” means any lease or other Contract of the Company that is required to be capitalized in accordance with GAAP. “Cash” means cash (a) in any bank account in the name of, or for the benefit of, such Person, plus (i) deposits in transit to the extent there has been a reduction of receivables on account thereof less (ii) outstanding checks to the extent there has been a reduction of accounts payable on account thereof, plus (b) petty cash; and for purposes of clarification, “Cash” excludes cash that is held as collateral or otherwise restricted by Indebtedness. “Certifications” means all certifications and statements required by Rules 13a-14 and 15d-14 under the Exchange Act. DB1/ 97944280.7 EXHIBIT B

“Claim” means all losses, claims, damages, costs, expenses (including attorneys’ and other professionals’ fees and expenses), liabilities or judgments or amounts that are paid in settlement of or in connection with any threatened or actual Proceeding. “Closing” is defined in Section 2.2(a). “Closing Date” is defined in Section 2.2(a). “Closing Payments and Issuances” is defined in Section 4.1(a). “Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder. “Commitment Letters” means executed debt commitment letters dated as of the date of this Agreement, including all exhibits and schedules thereto from the financial institutions party thereto (including the New Term Loan Commitment Letter). “Company” is defined in the recitals to this Agreement. “Company” shall include, for purposes any representations and warranties under this Agreement, any predecessor of the Company, including Sidewinder Drilling, Inc. “Company Acquisition Proposal” is defined in Section 7.10(a). “Company Acquisition Transaction” is defined in Section 7.10(a). “Company Audited Financial Statements” is defined in Section 5.10(a). “Company Benefit Program” is defined in Section 5.17(a). “Company Board” is defined in the recitals to this Agreement. “Company Credit Facility” means the Revolving Credit and Security Agreement, dated November 15, 2017, by and between the Company and Wells Fargo Bank, National Association, as lender. “Company Data” shall mean all information and data, whether in printed or electronic form and whether contained in a database or otherwise, of the Company used or held for use in the Business. “Company Debt” means Indebtedness issued pursuant to (i) the Company Credit Facility and (ii) the Company Note Agreements. “Company Disclosure Letter” means the disclosure letter to this Agreement prepared by the Company and delivered to the Parent on the Execution Date. “Company Employee Benefit Plan” is defined in Section 5.17(a). “Company Environmental Information” is defined in Section 5.12(b). DB1/ 97944280.7 EXHIBIT B

“Company Financial Statements” is defined in Section 5.10(a). “Company Fundamental Representations” means the representations and warranties set forth in Sections 5.1, 5.2, 5.3(a), 5.5, 5.6, and 5.23. “Company Indemnitees” is defined in Section 7.12(a). “Company Leased Real Property” is defined in Section 5.8(a). “Company Licensed Intellectual Property” means Intellectual Property Rights that the Company is licensed or otherwise permitted by other Persons to use. “Company LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of the Company, dated as of February 15, 2017, as amended. “Company Material Adverse Effect” means any circumstance, development, change, event, occurrence, state of affairs, or effect that individually or in the aggregate with any other circumstance, development, change, event, occurrence, state of affairs, or effect (a) has had or would reasonably be expected to have a material adverse effect on the financial conditions, results of operations, properties, assets or liabilities of the Company, or (b) would reasonably be expected to prevent, or materially impair or delay, the ability of the Company to consummate the Transactions or otherwise perform in all material respects its obligations under this Agreement; provided, however, none of the following shall be deemed (either alone or in combination) to constitute, and none of the following shall be taken into account in determining whether there has been, a Company Material Adverse Effect under the foregoing clause (a): (a) any change in economic, political or business conditions (including, without limitation, changes or developments in commodity prices or other factors generally affecting the oilfield services industry); (b) changes resulting from the outbreak or escalation of hostilities involving the United States, the declaration by the United States of a national emergency or war or the occurrence of any natural disasters and acts of terrorism (but not any such event resulting in any damage or destruction to or loss of the Company’s physical properties to the extent such change or effect would otherwise constitute a Company Material Adverse Effect); (d) changes in accounting requirements or principles imposed by GAAP after the Execution Date; (e) changes in applicable Laws; (f) the entry into this Agreement or the announcement or consummation of the Transactions (solely as it relates to the identity of the Parent or its Affiliates); (g) any act or omission to act by Parent or Merger Sub, or any of their respective Affiliates; DB1/ 97944280.7 EXHIBIT B

(h) any act or omission to act by the Company or any Member or any of its Affiliates, to the extent contemplated by this Agreement or necessary to consummate the Transactions, or taken (or omitted to be taken) at the request of, or with the prior written consent or waiver of, Parent or Merger Sub, or any of their respective Affiliates; and (i) any failure to meet any internal or public projections, forecasts, guidance, estimates, milestones, budgets or internal or published financial or operating predictions of revenue, earnings or cash position (it being understood that any underlying cause of any such failure, not otherwise excluded by the exceptions set forth in this definition, may be taken into consideration when determining whether a Company Material Adverse Effect has occurred or is reasonably expected to occur); provided that the incremental extent of any disproportionate change, event, occurrence, development, effect, condition, circumstance or matter described in clauses (a) through (i) with respect to the Company relative to other Persons operating in such industry in the same regions and segments as the Company, may be considered and taken into account in determining whether there has been a Company Material Adverse Effect. “Company Note Agreements” means, (a) the First Lien Note Purchase Agreement, dated as of February 15, 2017, among the Company, as Borrower, and the Purchasers named therein ($80,000,000 Floating Rate Secured Notes and $10,000,000 Accordion Facility), and (b) the Amended and Restated Second Lien Note Purchase Agreement, dated as of February 15, 2017, among the Company, as Borrower, and the Purchasers named therein ($54,789,310.70 Amended and Restated Secured Notes due February 15, 2020 and $10,000,000 Accordion Facility). “Company Noteholder Remaining Debt Amount” means an amount equal to $58,512,332.48. “Company Noteholders” means holders of the Company’s notes issued pursuant to the Company Note Agreements. “Company Owned Intellectual Property” means any Intellectual Property Rights owned or purported to be owned by the Company. “Company Owned Real Property” means each item of real property owned by the Company. “Company Real Property” is defined in Section 5.8(a). “Company Recapitalization Agreements” means (i) the Contribution, Exchange and Restructuring Agreement, dated as of February 15, 2017, by and among Sidewinder Drilling, Inc., the Noteholders (as defined therein), and the Avista Stockholders (as defined therein), and (ii) the Agreement and Plan of Merger, between the Company and Sidewinder Drilling, Inc., dated as of February 15, 2017. “Company Registered IP” is defined in Section 5.21(a). DB1/ 97944280.7 EXHIBIT B

“Company Scheduled Permits” is defined in Section 5.15. “Company Tangible Personal Property” shall mean all office equipment, machinery, equipment, supplies, vehicles, tractors, trailers, tools, spare parts, production supplies, furniture and fixtures and other items of tangible personal property owned by any of the Company used primarily in connection with ownership, maintenance or operation of the Business. “Company Termination Fee” is defined in Section 9.3(b). “Company Units” is defined in Section 3.1(c). “Company Unaudited Financial Statements” is defined in Section 5.10(a). “Confidentiality Agreement” means that certain Confidentiality, Standstill and Non- Solicitation Agreement, dated as of January 5, 2018 between Parent and the Company. “Consent” means any approval, consent, ratification, permission, waiver, or authorization (including any required by a Governmental Body). “Consideration Letter” means a letter to be delivered by the Company to the Parent setting forth the (i) holder of Specified Parent Common Stock to be issued to each holder of Series A Company Units as of immediately following the Conversion and (ii) the portion of the Company Noteholder Remaining Debt Amount to be paid to each holder thereof, in each case pursuant to Section 4.1 hereof. “Contract” means any written agreement, lease, license, note, evidence of indebtedness, mortgage, security agreement, understanding, instrument or other legally binding arrangement. “Conversion” means the conversion of the Company Debt under the Company Note Agreements (excluding, for purposes of clarification, any Company Debt under the Company Credit Facility) into Series A Common Units of the Company pursuant to the Note Conversion Agreement and in accordance with this Agreement. “Debt Documents” is defined in Section 7.21(e). “D&O Insurance” is defined in Section 7.13. “Data Room” is defined in Section 5.12(b). “Delaware Certificate of Merger” is defined in Section 2.2(b). “DGCL” means the Delaware General Corporation Law. “DLLCA” means the Delaware Limited Liability Company Act. “Effective Time” is defined in Section 2.2(b). DB1/ 97944280.7 EXHIBIT B

“Employee” means an individual who is employed by the Company as of the Closing Date, including any such employees who are not actively at work on the Closing Date due to a leave of absence. “Enforceability Exceptions” is defined in Section 5.2(b). “Environmental Claim” means any accusation, allegation, notice of violation, action, claim, lien, demand, order or enforceable directive made, brought or issued by any Governmental Body or any other third-party Person resulting from or based upon (i) the existence, or the continuation of the existence, of a Release (including, without limitation, sudden or non-sudden accidental or non-accidental Releases) of, or exposure to, any Hazardous Substances at, in, by, from or related to the Real Property (in each instance in this definition, as defined for the purposes of Section 5.12 above) or the operations of the Company; (ii) the transportation, storage, treatment or disposal of Hazardous Substances in connection with the Real Property or the operations of the Company; (iii) the violation, or alleged violation, of any Environmental Laws or Environmental Permits connected with the Real Property or the operation of the Company; or (iv) any contractual obligations to any Person for Environmental Costs and Liabilities. “Environmental Costs and Liabilities” means any and all losses, liabilities, obligations, damages, fines, penalties, judgments, actions, Claims, costs and expenses (including, without limitation, fees, disbursements and expenses of legal counsel, experts, engineers and consultants and the costs of investigation and feasibility studies, and Environmental Remedial Action) arising from or under any Environmental Law or Environmental Claim, but shall not include costs and expenses incurred in the ordinary course of business in complying with Environmental Laws. “Environmental Laws” means any applicable federal, state or local law (including, without limitation, fundamental principles of common law), statute, code, ordinance, rule, regulation, Permit or other requirement relating to protection of the environment, natural resources, or public and employee health and safety (to the extent such health and safety relate to exposure to Hazardous Substances) and includes, but is not limited to, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601, et seq., the Hazardous Materials Transportation Law, 49 U.S.C. § 5101, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. § 6901, et seq., the Clean Water Act, 33 U.S.C. § 1251 et seq., the Clean Air Act, 33 U.S.C. § 2601, et seq., the Toxic Substances Control Act, 15 U.S.C. § 2601, et seq.,, the Oil Pollution Act of 1990, 33 U.S.C. § 2701, et seq., the Safe Drinking Water Act, 42 U.S.C. § 300f, et seq., and the Occupational Safety and Health Act, 29 U.S.C. §651, et seq., and the regulations promulgated pursuant thereto, and all analogous state or local Law “Environmental Permit” means any permit, approvals, consents, licenses, exemptions and other authorizations, consents and approvals of or from any Governmental Bodies and required under any Environmental Law. “Environmental Remedial Action” means any action required or voluntarily taken to (i) cleanup, remove, treat, or in any other way address any Hazardous Substance or other substance posing a risk to the environment; (ii) prevent the Release or threat of Release, or minimize the DB1/ 97944280.7 EXHIBIT B further Release, of any Hazardous Substance so it does not migrate or endanger or threaten to endanger public health and welfare or the indoor or outdoor environment; (iii) perform pre- remedial studies and investigations or post-remedial monitoring and care with respect to environmental contamination; or (iv) bring any property owned, operated or leased by the Company and the facilities located and operations conducted thereon into compliance with applicable Environmental Laws and Environmental Permits. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder. “ERISA Affiliate” means, with respect to any entity, trade or business, any other entity, trade or business that is, or was at the relevant time, a member of a group described in Sections 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA. “Exchange Act” means the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder. “Execution Date” is defined in the preamble to this Agreement. “Existing Letters of Credit” means those certain letters of credit identified on Section 1.1(a) of the Company Disclosure Letter. “Expense Reimbursement” is defined in Section 9.3(g). “Financing” means the debt financing provided pursuant to the Commitment Letters, the Parent New Credit Agreement and the Parent New Term Loan Agreement, or any replacement financing therefor (including any Alternative Financing) in accordance with the provisions of this Agreement. “Financing Agreements” is defined in Section 7.21(d). “Financing Sources” means the Persons providing all or any portion of the Financing, any of their respective Affiliates, any Person that directly or indirectly is controlled by, controls, or is under common control with such Person, and any principal, member, director, partner, stockholder, officer employee, manager, direct or indirect owner or other representative of any of the foregoing. “FLSA” means the Fair Labor Standards Act, as amended. “Fraud” means actual fraud involving a knowing and intentional misrepresentation of a material fact. For the avoidance of doubt, “Fraud” expressly excludes constructive fraud, equitable fraud and promissory fraud. “GAAP” means generally accepted accounting principles in the United States of America consistently applied. “Governmental Body” means any executive, legislative, judicial, regulatory or administrative agency, body, commission, department, board, court, tribunal, arbitrating body or DB1/ 97944280.7 EXHIBIT B authority of the United States, any country, territory or jurisdiction outside of the United States or any state, local or other governmental subdivision thereof. “Hazardous Substances” means any substance, material, or waste which is regulated by any Governmental Body pursuant to Environmental Law, including, without limitation, any material, substance or waste that is defined as a “hazardous waste,” “hazardous material,” “hazardous substance,” “extremely hazardous substance,” “restricted hazardous waste,” “contaminant,” “toxic waste” or “toxic substance” under any provision of Environmental Law, which includes petroleum, petroleum products (including, without limitation, crude oil and any fraction thereof), asbestos, asbestos-containing materials, lead, radon, ionizing and non-ionizing radioactive materials and substances, urea formaldehyde and polychlorinated biphenyls. “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. “HSR Expenses” is defined in Section 9.3(a)(i). “Indebtedness” means (a) any of the following types of obligations (whether or not then due and payable) of, or guaranteed by, the Company: (i) all outstanding indebtedness for borrowed money or with respect to deposits or advances of any kind; (ii) accrued interest payable with respect to Indebtedness referred to in clause (i); (iii) all obligations evidenced by notes, bonds, debentures or other similar instruments (whether or not convertible); (iv) all obligations upon which interest charges are customarily paid (excluding current accounts payable in the ordinary course of business consistent with past practices); (v) all obligations under indentures or arising out of any financial hedging arrangements, (vi) for the deferred purchase price of property or services; (vii) all Capitalized Lease obligations; (viii) all other indebtedness of the types described herein of Persons secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by the Company, whether or not such indebtedness secured thereby has been assumed; and (ix) all obligations in respect of letters of credit (to the extent drawn). “Intellectual Property Rights” means all industrial and intellectual property rights, under the Law of any jurisdiction, both statutory and common law rights, including, without limitation, (a) patents, patent applications, patent disclosures and extensions, divisions, continuations, continuations-in-part, reexaminations and reissues thereof, (b) Internet domain names, trademarks, Social Media, trade names, service marks, trade dress, trade names, logos, corporate names and other identifiers of source and registration and applications for registration of any item listed in clause (b), together with all of the goodwill associated therewith, (c) copyrights (registered or unregistered), works of authorship and copyrightable works, and registrations and applications for registration of any item in this clause (c), (d) computer software (whether in source code, object code or other form), data, databases and any documentation related to any item listed in this clause, (e) trade secrets and other confidential information (including confidential and proprietary know how, ideas, formulas, compositions, recipes, inventions (whether patentable or unpatentable and whether or not reduced to practice), manufacturing and production processes, procedures and techniques, research and development information, drawings, blueprints, specifications, designs, plans, proposals, technical data, financial and marketing plans and customer and supplier lists and information), all rights of DB1/ 97944280.7 EXHIBIT B privacy and publicity, (g) other intellectual property rights and (h) copies and tangible embodiments thereof (in whatever form or medium). “Interim Financial Statements” is defined in Section 7.15(c). “IT Systems” shall mean: (a) all computing and/or communications systems and equipment, including any internet, intranet, extranet, e mail, or voice mail systems and the hardware associated with such systems; (b) all software, the tangible media on which it is recorded (in any form) and all supporting documentation, data and databases; and (c) all peripheral equipment related to the foregoing, including printers, scanners, switches, routers, network equipment, and removable media. “Knowledge” means (a) with respect to the Company, the actual knowledge after reasonable inquiry of J. Anthony Gallegos, Jr.,; and (b) with respect to the Parent, the actual knowledge after reasonable inquiry of Philip A. Choyce. “Law” means any law (including common law), statute, code, ordinance, order, rule, fundamental principle of common law, regulation, judgment, decree, injunction, franchise, permit, certificate, license or authorization of any Governmental Body. “Leases” is defined in Section 5.8(a). “Lien” means, with respect to any property or asset, (i) any mortgage, pledge, security interest, lien (statutory or otherwise), deed of trust, option, right of first refusal, right of first offer, preferential agreement or other similar property interest or encumbrance in respect of such property or asset, and (ii) any easement, right-of-way, restriction, restrictive covenant, servitude, proxy, voting trustor agreement, right, lease and other encumbrance on title to real or personal property. “LTIP” is defined in Section 6.5(a). “Material Contracts” is defined in Section 5.13(b). “Material Loss” with respect to any Person means, without duplication: the cost of restoring any damage to or destruction of any portion of the properties or assets of such Person or any of such Person’s Subsidiaries incurred after the date hereof to a condition reasonably comparable to its prior condition as determined by a qualified firm; provided that the calculation of Material Loss shall (A) not include any liabilities reflected on the balance sheet and any losses for which adequate reserves have been established on either the Company Financial Statements or the Parent Financial Statements, (B) not include any losses of the type and the amounts set forth in the Company Disclosure Letter or the Parent Disclosure Letter (as applicable), (C) be reduced by any insurance proceeds actually received (or reasonably expected to be received) pursuant to the terms of any insurance policy of such Person or any of its Subsidiaries, (D) be reduced by any Tax benefits related thereto, (E) not include any loss subject to a valid indemnification claim by such Person or any of its Subsidiaries against any third Person so long as such third Person has sufficient assets or insurance coverage to satisfy such indemnification claim with respect to any such loss, and (F) include all lost revenue related thereto (net of any variable costs that such Person will not incur as a result of such damage or destruction). DB1/ 97944280.7 EXHIBIT B

“Mechanical Rigs” means the equipment owned by the Company and expressly set forth on Section 1.1(b) of the Company Disclosure Letter; provided, the foregoing shall not include any spares, inventory or other equipment relating to the same unless expressly and specifically set forth on such schedule. “Mechanical Rig Net Proceeds” means the cash received by the Company or the Parent from the sale of any Mechanical Rigs after the date of this Agreement and on or prior to the Specified Date pursuant to an “as-is, where is” transaction without any warranties by the Company as seller, net of any bona fide costs and expenses related to such sale or any improvements to, or maintenance or other dispositions of, such equipment made on or after March 31, 2018, including (a) any broker or sales commissions or fees, (b) any transportation or delivery fees or expenses, (c) any maintenance expenditures incurred relating to such equipment, (d) any capital expenditures incurred relating to such equipment, (e) any property taxes, (f) any insurance premiums, and (g) solely to the extent incurred following the Closing Date, an agreed fixed amount of $30,000 per month until the Specified Date relating to assumed general and administrative expense associated with such sales and equipment. “Members” means the members of the Company holding Company Units, including each of the Members as listed on Section 1.1(c) of the Company Disclosure Letter. “Members’ Representative” is defined in the preamble to this Agreement. “Merger” is defined in the recitals to this Agreement “Merger Consideration” is defined in Section 3.1(b). “Merger Sub” is defined in the preamble to this Agreement. “MSD” means MSD Partners, L.P., MSD Energy Investments, L.P., MSD Credit Opportunity Master Fund, L.P. and MSD Credit Opportunity Fund X, LLC. “MSD Lender” means MSD Partners, L.P., MSD Energy Investments, L.P., MSD Credit Opportunity Master Fund, L.P. and MSD Credit Opportunity Fund X, LLC “Multiemployer Plan” is defined in Section 5.17(e). “New Term Loan Commitment Letter” means the Commitment Letter, dated as of the date of this Agreement, between MSD Partners, L.P. and Parent, pursuant to which MSD Partners, L.P., acting through such of its affiliates as it deems appropriate, has agreed to enter into the Parent New Term Loan Agreement as lender, and the Parent and its Subsidiaries have agreed to enter into the Parent New Term Loan Agreement, as borrowers. “Note Conversion Agreement” means the Contribution, Exchange and Restructuring Agreement, dated as of the date of this Agreement, by and among the Company, certain Members and the Company Noteholders. “NYSE” means the New York Stock Exchange. DB1/ 97944280.7 EXHIBIT B

“Offering Documents” is defined in Section 7.21(a). “Organizational Documents” means, with respect to any Entity, the articles of incorporation, certificate of incorporation, certificate of formation, certificate of limited partnership, bylaws, limited liability company agreement, operating agreement, partnership agreement, stockholders’ agreement and all other similar documents, instruments or certificates executed, adopted or filed in connection with the creation, formation or organization of such Person, including any amendments thereto. “Parent” is defined in the preamble to this Agreement. “Parent Acquisition Proposal” is defined in Section 7.11(a). “Parent Acquisition Transaction” is defined in Section 7.11(a). “Parent Benefit Program” is defined in Section 6.18(a). “Parent Board” is defined in the recitals to this Agreement. “Parent Board Recommendation” is defined in Section 7.17(a). “Parent Change in Recommendation” is defined in Section 7.17(b). “Parent Charter Amendment” means the amendment to the Parent certificate of incorporation at or following Closing to increase, subject to the approval of this Agreement and share issuance pursuant to the terms of this Agreement, the authorized shares of Parent Common Stock from 100,000,000 shares to 200,000,000 shares, which amendment shall be submitted for Parent stockholder approval at the Parent Special Meeting; provided, however, that the approval of the transactions contemplated under this Agreement shall not be contingent in any way upon the outcome of the stockholder vote on such amendment. “Parent Common Stock” means the common stock, par value $0.01 per share, of the Parent. “Parent Credit Facility” means, collectively, the Second Amended and Restated Credit Agreement, dated as of July 14, 2017, among the Parent, as Borrowers, the Lenders named therein and CIT Finance LLC, as Administrative Agent, Collateral Agent and Swingline Lender, as amended. “Parent Data” shall mean all information and data, whether in printed or electronic form and whether contained in a database or otherwise, of the Parent used or held for use in the business of the Parent. “Parent Disclosure Letter” means the disclosure letter to this Agreement prepared by the Parent and delivered to the Company on the Execution Date. “Parent Employee Benefit Plan” is defined in Section 6.18(a). DB1/ 97944280.7 EXHIBIT B

“Parent Environmental Information” is defined in Section 6.13(b). “Parent Financial Statements” means the financial statements (including all related notes and schedules) of Parent included in the Parent SEC Reports. “Parent Fundamental Representations” means the representations and warranties of the Parent set forth in Sections 6.1, 6.2, 6.3(a), 6.5, 6.6, and 6.18. “Parent Leased Real Property” is defined in Section 6.8(a). “Parent Material Adverse Effect” means any circumstance, development, change, event or occurrence, state of affairs, or effect that individually or in the aggregate with any other circumstance, development, change, event, effect, occurrence, state of affairs, or effect (a) has had or would reasonably be expected to have a material adverse effect on the financial conditions, results of operations, properties, assets or liabilities of Parent and Merger Sub, taken as a whole, or (b) would reasonably be expected to prevent, or materially impair or delay, the ability of the Parent to consummate the Transactions or otherwise perform in all material respects its obligations under this Agreement; provided, however, none of the following shall be deemed (either alone or in combination) to constitute, and none of the following shall be taken into account in determining whether there has been, a Parent Material Adverse Effect under the foregoing clause (a): (a) any change in economic, political or business conditions (including, without limitation, changes or developments in commodity prices or other factors generally affecting the oilfield services industry); (b) changes resulting from the outbreak or escalation of hostilities involving the United States, the declaration by the United States of a national emergency or war or the occurrence of any natural disasters and acts of terrorism (but not any such event resulting in any damage or destruction to or loss of the Parent or Merger Sub’s physical properties to the extent such change or effect would otherwise constitute a Parent Material Adverse Effect); (c) a decline in market price, or a change in trading volume, of the Parent stock (it being understood that any underlying cause of any such decline or change, not otherwise excluded by the exceptions set forth in this definition, may be taken into consideration when determining whether a Parent Material Adverse Effect has occurred or is reasonably expected to occur); (d) the entry into this Agreement or the announcement or consummation of the Transactions (solely as it relates to the identity of the Company or its Affiliates); (e) changes in accounting requirements or principles imposed by GAAP after the Execution Date; (f) changes in applicable Laws; DB1/ 97944280.7 EXHIBIT B

(g) any act or omission to act by the Company or any Member or any of its Affiliates; (h) any act or omission to act by Parent or Merger Sub, or any of their respective Affiliates, to the extent contemplated by this Agreement or necessary to consummate the Transactions, or taken (or omitted to be taken) at the request of, or with the prior written consent or waiver of, the Company, Members’ Representative, or any of their respective Affiliates; and (i) any failure to meet any internal or public projections, forecasts, guidance, estimates, milestones, budgets or internal or published financial or operating predictions of revenue, earnings or cash position (it being understood that any underlying cause of any such failure, not otherwise excluded by the exceptions set forth in this definition, may be taken into consideration when determining whether a Parent Material Adverse Effect has occurred or is reasonably expected to occur); provided that the incremental extent of any disproportionate change, event, occurrence, development, effect, condition, circumstance or matter described in clauses (a) through (i) with respect to the Parent and Merger Sub, taken as a whole, relative to other Persons operating in such industry in the same regions and segments as the Parent and Merger Sub, may be considered and taken into account in determining whether there has been a Parent Material Adverse Effect. “Parent Material Contracts” is defined in Section 6.14(a). “Parent New Credit Agreement” means, a senior secured revolving loan facility, to be dated on or about the Closing Date, among the Parent and certain of its Subsidiaries, as borrowers, the Lenders named therein and Wells Fargo Bank, National Association, as administrative agent and collateral agent, as contemplated by the Commitment Letter, dated as of the date of this Agreement, between Wells Fargo Bank, National Association and Parent. “Parent New Term Loan Agreement” means the Credit Agreement, to be dated as of the Closing Date, among the Parent and Merger Sub, each as an initial borrower, and following the consummation of the Merger, Parent and ICD Operating LLC, each as a borrower, and the Lenders named therein and U.S. Bank National Association, as Agent, pursuant to the New Term Loan Commitment Letter. “Parent Owned Intellectual Property” means any Intellectual Property Rights owned or purported to be owned by the Parent. “Parent Owned Real Property” means each item of real property owned by the Company. “Parent Preferred Stock” is defined in Section 6.5(a). “Parent Real Property” is defined in Section 6.8(a). “Parent Registered IP” is defined in Section 6.21(a). DB1/ 97944280.7 EXHIBIT B

“Parent Scheduled Permits” is defined in Section 6.16. “Parent SEC Reports” is defined in Section 6.10(b). “Parent Special Meeting” is defined in Section 7.17(a). “Parent Termination Fee” is defined in Section 9.3(c). “Parent Tangible Personal Property” shall mean all office equipment, machinery, equipment, supplies, vehicles, tractors, trailers, tools, spare parts, production supplies, furniture and fixtures and other items of tangible personal property owned by any of the Parent used primarily in connection with ownership, maintenance or operation of the Business. “Parent Voting Agreement” is defined in the recitals of this Agreement. “Party” and “Parties” are defined in the preamble of this Agreement. “Payoff Letters” means the letters provided by any Person to whom or which any Indebtedness are owed setting forth the amount of, or the formula for the determination of, such Indebtedness and the instructions for the payment of such Indebtedness and acknowledging that upon payment of the amount set forth in such letter at the Closing, (i) such Person will have received all amounts due to such Person from the Company in respect of the Indebtedness owed to such Person and (ii) all Liens and guarantees relating to such underlying Indebtedness will be automatically released and all actions reasonably necessary to evidence such release will be promptly taken by such Person. “Permits” means all permits, approvals, consents, licenses, franchises, exemptions and other authorizations, consents and approvals of or from Governmental Bodies. “Permitted Liens” means (a) statutory Liens for current period Taxes applicable to the assets of the Company not yet due and payable or that are being contested in good faith and for which adequate reserves have been established on the Company Financial Statements in accordance with GAAP; (b) mechanics’, carriers’, workers’, repairers’, landlords’ and other similar liens arising or incurred in the ordinary course of business of the Company; (c) Liens as may have arisen in the ordinary course of business of the Company, none of which are material to the ownership, use or operation of the assets of the Company, so long as such matters do not and would not reasonably be likely to materially impair the continued use and/or occupancy of such asset or property in connection with the operations of the Company; (d) any validly existing easements, rights-of-way, restrictions, restrictive covenants, rights, leases, and other encumbrances on title to real or personal property filed of record that do not materially impair the continued use and/or occupancy of such asset or property in connection with the operations of the Company; (e) zoning and building laws, ordinances and regulations that do not materially impair the continued use and/or occupancy of such asset or property in connection with the operations of the Company; (f) required third-party consents to assignment that are not applicable to the Transactions; and Liens which will be and are discharged or released either prior to, or simultaneously with, the Closing. DB1/ 97944280.7 EXHIBIT B

“Person” means any natural person, corporation, limited partnership, general partnership, limited liability company, joint stock company, joint venture, association, company, estate, trust, bank trust company, land trust, business trust, or other organization, whether or not a legal entity, custodian, trustee-executor, administrator, nominee or entity in a representative capacity and any Governmental Body. “Policies” is defined in Section 5.20. “Pre-Closing Taxable Period” means any taxable period ending on or before the Closing Date. “Proceeding” means any civil, criminal or administrative actions, suits, grievances, audits, notices of violation, investigations, arbitrations, mediations, claims, investigations or other proceedings. “Proxy Statement” is defined in Section 5.24. “Q2 Interim Financial Statements” is defined in Section 7.15(b). “Q3 Interim Financial Statements” is defined in Section 7.15(b). “Qualified Plan” is defined in Section 5.17(j). “R&W Policy” means the representations and warranties insurance policy to be issued by AIG Specialty Insurance Company to Parent as the Named Insured. “Real Property” is defined in Section 5.12(a)(iv). “Release” means any depositing, spilling, leaking, pumping, pouring, placing, emitting, discarding, abandoning, emptying, discharging, dispersal, migrating, injecting, escaping, leaching, dumping, or disposing on or into the indoor or outdoor environment. “Remedial Action” is defined in Section 7.5(b). “Representatives” means the Affiliates, directors, officers, employees, investment bankers, financial advisors, representatives or agents. “Required Information” means all customary financial and other pertinent information regarding the Company as Parent shall reasonably request in order to consummate the Financing, including: (a) any information necessary for the preparation of the Offering Documents to be used for the Financing; and (b) financial statements prepared in accordance with GAAP, audit reports and opinions and other historical financial information and financial and other data regarding the Company, in each case of the type and form required by Regulation S-X and Regulation S-K under the Securities Act for registered offerings of securities on Form S-1 (or any successor forms thereto) under the Securities Act and, in each case, of the type and form, and for the historical periods required or customarily included or incorporated by reference in Offering Documents being used for the Financing or used to syndicate credit facilities or used in registered offerings of debt or equity securities. DB1/ 97944280.7 EXHIBIT B

“Required Parent Vote” is defined in Section 6.2(a). “Responsible Officer” means, with respect to any Person, any vice-president or more senior officer of such Person. “Rig Contract” means a contract for drilling services with respect to any drilling rigs. “SEC” means Securities and Exchange Commission. “SEC Filing” is defined in Section 7.15(c). “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder. “Series A Company Units” is defined in Section 3.1(b). “Series C Company Units” is defined in Section 3.1(c). “Social Media” means all proprietary social media identifiers for any social media sites, along with all other account and profile information and all administrator rights (including login information and passwords) for all third party social media sites, channels, pages, groups, blogs and lists, as well as all content uploaded or posted to such sites, and all follower, subscriber, and contact lists, together with all goodwill associated with any of the foregoing. “Specified Date” is defined in Section 7.22. “Specified Parent Common Stock” means 36,752,657 shares of the Parent Common Stock. “Stockholders’ Agreement” has the meaning set forth in the recitals. “Straddle Period” means any taxable period beginning on or before and ending after the Closing Date. “Subsidiary” means an Entity of which another Person directly or indirectly owns, beneficially or of record, (a) an amount of voting securities or other interests in such Entity that is sufficient to enable such Person to elect at least a majority of the members of such Entity’s board of directors or other governing body, or (b) at least 50% of the outstanding equity or financial interests of such Entity. “Surviving Company” is defined in Section 2.1. “Tax” means any tax, charge, fee, levy, penalty, custom, duty or other governmental charge of any kind imposed by any Governmental Body, including any excise, property, income, net receipts, profit, severance, production, use, license, employment, alternative or add-on minimum, ad valorem, stamp, sales, transfer, margin, franchise, payroll, escheat, unclaimed property, withholding, social security or other tax, including any interest, fine, addition to tax, penalties or additional amount attributable thereto. DB1/ 97944280.7 EXHIBIT B

“Tax Proceeding” is defined in Section 7.14(a). “Tax Refund” is defined in Section 7.14(b). “Tax Return” means any return, report, information return, declaration, claim for refund or other document (including any related or supporting information or schedules) supplied or required to be supplied to any Governmental Body in connection with the determination, assessment, collection or administration of any Taxes or the administration of any laws, regulations or administrative requirements relating to any Taxes, and including any supplement or amendment thereof. “Termination Date” is defined in Section 9.1(c). “Transactions” means the transactions contemplated by the Transaction Documents. “Transaction Documents” means this Agreement, the Parent Voting Agreement, the Stockholders’ Agreement, the Note Conversion Agreement, the New Term Loan Commitment Letter, the Parent New Term Loan Agreement, and any other document entered in connection with the Transactions. “Transaction Litigation” is defined in Section 7.23. “Transactions” is defined in the recitals to this Agreement. “Transaction Expenses” means, with respect to the Company or to Parent: (a) all amounts owing (whether or not then due and payable) by such Party as out-of-pocket advisory, broker, accounting, legal, investment banking and other professional fees incurred with respect to periods before the Closing in connection with the Transactions; and (b) any bonus, change-in- control, severance, retention or other transaction-related payments, including but not limited to the change in control Payments, payable by such Party as of or after the Closing to any employee of such Party or any employee of any Affiliate of such Party resulting solely from the consummation of the Transactions (regardless of whether subject to a “single trigger” or “double trigger” provision), other than any severance or retention payments payable by the Company arranged by the Parent and made effective at or after Closing. “Treasury Regulations” means the regulations promulgated by the U.S. Department of the Treasury pursuant to and in respect of provisions of the Code. All references herein to sections of the Treasury Regulations shall include any corresponding provision or provisions of succeeding, similar, substitute, temporary or final Treasury Regulations. DB1/ 97944280.7 EXHIBIT B